    As filed with the Securities and Exchange Commission on March 19, 1999

                                                       Registration No. 333-


-------------------------------------------------------------------------------
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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                ---------------
                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                ---------------
                                DOMINO'S, INC.
            (Exact name of registrant as specified in its charter)

         Delaware                    5812                    38-3025165
     (State or other     (Primary Standard Industrial     (I.R.S. Employer
       jurisdiction       Classification Code Number)  Identification Number)
   of incorporation or
      organization)

                                ---------------
                          30 Frank Lloyd Wright Drive
                           Ann Arbor, Michigan 48106
                                (734) 930-3030
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                ---------------
                              Harry J. Silverman
                                Domino's, Inc.
                          30 Frank Lloyd Wright Drive
                           Ann Arbor, Michigan 48106
                                (734) 930-3030
              (Address, including zip code, and telephone number,
                  including area code, of agent for service)

                                ---------------
                                   copy to:
                              Mary E. Weber, Esq.
                                 Ropes & Gray
                            One International Place
                          Boston, Massachusetts 02110
                                (617) 951-7000

                                ---------------
       Approximate date of commencement of proposed sale to the public:
  As soon as practicable after this Registration Statement becomes effective.

  If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [_]

                                ---------------

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
                                          Proposed      Proposed
                                           Maximum       Maximum
 Title of each Class of      Amount       Offering      Aggregate     Amount of
    Securities to be          to be         Price       Offering    Registration
       Registered          Registered    Per Unit(1)      Price          Fee
--------------------------------------------------------------------------------
 10 3/8% Series B Senior
  Subordinated Notes due
  2009 ................   $275,000,000      100%      $275,000,000   $76,450.00
--------------------------------------------------------------------------------
 Guarantees of 10 3/8%
  Series B Senior
  Subordinated
  Notes  due 2009(2)...        N/A           N/A           N/A           N/A

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(1) Estimated solely for the purpose of calculating the Registration Fee in accordance with Rule 457(f)(2) under the Securities Act of 1933, as amended, based upon the book value of the Notes as of March 19, 1999.
(2) The Guarantee by each of Domino's Pizza, Inc., Domino's Franchise Holding Co., Metro Detroit Pizza, Inc., Domino's Pizza International, Inc., Domino's Pizza International Payroll Services, Inc. and Domino's Pizza-Government Services Division, Inc. of the principal and interest on the Notes is also being registered hereby. No separate consideration will be received for the Guarantees. Pursuant to Rule 457(n) under the Securities Act of 1933, as amended, no separate Registration Fee is payable with respect to the Guarantees.

                                ---------------
  The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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

                          CONTINUED FROM PREVIOUS PAGE

                              DOMINO'S PIZZA, INC.
             (Exact name of registrant as specified in its charter)

        Michigan                     5812                    38-1741243
                               (Primary Standard          (I.R.S. Employer
     (State or other              Industrial           Identification Number)
      jurisdiction            Classification Code
   of incorporation or              Number)
      organization)

                         DOMINO'S FRANCHISE HOLDING CO.
             (Exact name of registrant as specified in its charter)

        Michigan                     5812                    38-3401169
                               (Primary Standard          (I.R.S. Employer
     (State or other              Industrial           Identification Number)
      jurisdiction            Classification Code
   of incorporation or              Number)
      organization)

                           METRO DETROIT PIZZA, INC.
             (Exact name of registrant as specified in its charter)

        Michigan                     5812                    38-3068735
                               (Primary Standard          (I.R.S. Employer
     (State or other              Industrial           Identification Number)
      jurisdiction            Classification Code
   of incorporation or              Number)
      organization)

                       DOMINO'S PIZZA INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

        Delaware                     5812                    52-1291464
                               (Primary Standard          (I.R.S. Employer
     (State or other              Industrial           Identification Number)
      jurisdiction            Classification Code
   of incorporation or              Number)
      organization)

              DOMINO'S PIZZA INTERNATIONAL PAYROLL SERVICES, INC.
             (Exact name of registrant as specified in its charter)

         Florida                     5812                    38-2978908
                               (Primary Standard          (I.R.S. Employer
     (State or other              Industrial           Identification Number)
      jurisdiction            Classification Code
   of incorporation or              Number)
      organization)

               DOMINO'S PIZZA--GOVERNMENT SERVICES DIVISION, INC.
             (Exact name of registrant as specified in its charter)

          Texas                      5812                    38-3105323
     (State or other           (Primary Standard          (I.R.S. Employer
      jurisdiction                Industrial           Identification Number)
   of incorporation or        Classification Code
      organization)                 Number)

PROSPECTUS                                                                [LOGO]

                                 Domino's, Inc.

                       Offer to Exchange All Outstanding
                   10 3/8% Senior Subordinated Notes Due 2009
             ($275,000,000 Aggregate Principal Amount Outstanding)
                                      for
              10 3/8% Series B Senior Subordinated Notes Due 2009

We are offering to exchange $1,000 principal amount of our 10 3/8% Series B Senior Subordinated Notes due 2009 (the "Exchange Notes") for each $1,000 principal amount of our outstanding 10 3/8% Senior Subordinated Notes due 2009 (the "Notes"). We are making this offer on the terms and conditions set forth in this Prospectus and the accompanying Letter of Transmittal. The Exchange Notes have been registered under the Securities Act of 1933, as amended, while the Notes have not been registered. An aggregate principal amount of $275,000,000 of the Notes is outstanding. The form and terms of the Exchange Notes and the Notes are identical in all material respects, except for certain transfer restrictions and registration rights relating to the Notes.

We will accept for exchange any and all outstanding Notes validly tendered and
not withdrawn prior to 5:00 p.m., New York City time, on   , 1999, unless we
decide to extend the time for tendering the Notes. You may withdraw the tender of your Notes at any time prior to such date and time. Although our offer is subject to certain customary conditions, it is not conditioned upon any minimum principal amount of Notes being tendered for exchange.

Neither we nor our subsidiary guarantors will receive any proceeds from the issuance of the Exchange Notes. We will pay all the expenses incurred by us or our subsidiary guarantors in connection with the offer and issuance of the Exchange Notes.

See "Risk Factors" beginning on page 15 for a discussion of certain matters that should be considered in connection with our offer and an investment in the Exchange Notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of our offer or the Exchange Notes or determined that this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                  The date of this Prospectus is       , 1999

This offer is not being made to, and we will not accept surrenders for exchange from, holders of the outstanding Notes in any jurisdiction in which this offer or its acceptance would not comply with the securities or blue sky laws of such jurisdiction.

All resales must be made in compliance with state securities or "blue sky" laws. Such compliance may require that the Exchange Notes be registered or qualified in a state or that the resales be made by or through a licensed broker-dealer, unless exemptions from these requirements are available. The Company assumes no responsibility with regard to compliance with these requirements.

This Prospectus and the accompanying Letter of Transmittal contain important information. You should carefully read this Prospectus and the Letter of Transmittal before deciding whether to tender your Notes.

This Prospectus incorporates important business and financial information about us and our subsidiary guarantors that is not included in or delivered with this Prospectus. We will provide without charge to each person to whom a copy of this Prospectus is delivered, upon written or oral request of any such person, a copy of any and all of such information. Requests for such copies should be directed to the Chief Financial Officer, Domino's, Inc., 30 Frank Lloyd Wright Drive, Ann Arbor, Michigan 48106 (Telephone Number (734) 930-3030). You should request any such information at least five days in advance of the date on which you expect to make your decision with respect to this offer. In any event, you
must request such information prior to     , 1999.

                                   TRADEMARKS

The Domino's(R) trademark referred to in this Prospectus is federally registered in the United States under applicable intellectual property laws and the Domino's HeatWave(TM) trademark referred to in this Prospectus is subject to a pending application for registration. These trademarks are the property of Domino's or its parent or subsidiaries. Other registered trademarks used in this Prospectus are the property of their respective owners.

                                ---------------

                                 INDUSTRY DATA

In this Prospectus, we rely on and refer to information regarding the pizza market and its segments and our competitors from the 1997 NPD Food Service Information Group's Crest Survey, market research reports, analyst reports and other publicly available information. Information regarding brand recognition and market perception is from the Brand Equity Study we commissioned in 1998. Although we believe this information is reliable, we cannot guarantee the accuracy and completeness of the information and have not independently verified it.

                                ---------------

                           FORWARD-LOOKING STATEMENTS

This Prospectus includes various forward-looking statements about Domino's that are subject to risks and uncertainties. Forward-looking statements include information concerning future results of operations, cost savings and business strategy. Also, statements that contain words such as "believes," "expects," "anticipates," "intends," "estimated" or similar expressions are forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. While we believe these expectations and projections are reasonable, such forward-looking statements are inherently subject to risks, uncertainties and assumptions about us, including, among other things:

  .Our ability to grow and implement cost-saving strategies;

  .Increases in our operating costs, including commodity costs and the minimum wage;

  .Our ability to compete domestically and internationally;

  .Our ability to retain or replace our executive officers and other key members of management;

  .Our ability to pay principal and interest on our substantial debt;

  .Our ability to borrow in the future;

  . Our ability and the ability of our franchisees, suppliers and vendors to implement an effective Year 2000 readiness program;

  .Adverse legislation or regulation;

  .Our ability to sustain or increase historical revenues and profit margins;
  and

  .Continuation of certain trends and general economic conditions in our industry.

Accordingly, actual results may differ materially from those expressed or implied by such forward-looking statements contained in this Prospectus. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this Prospectus might not occur.

                             AVAILABLE INFORMATION

We and our subsidiary guarantors have filed a Registration Statement on Form S-4 under the Securities Act with respect to the Exchange Notes. This Prospectus, which forms a part of the Registration Statement, does not contain all of the information included in the Registration Statement. Certain parts of this Registration Statement are omitted in accordance with the rules and regulations of the Securities and Exchange Commission. For further information with respect to us, our subsidiary guarantors and the Exchange Notes, we refer you to the Registration Statement. You should be aware that statements made in this Prospectus as to the contents of any agreement or other document filed as an exhibit to the Registration Statement are not necessarily complete. We refer you to the copy of such documents filed as exhibits to the Registration Statement. Each such statement is qualified in all respects by such reference.

We are not currently subject to the periodic reporting and other informational requirements of the Securities Exchange Act of 1934, as amended. We have agreed that, whether or not we are required to do so by the rules and regulations of the Commission, for so long as any of the Exchange Notes remain outstanding, we will furnish to the holders of the Exchange Notes and, if permitted, will file with the Commission (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if we were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by our certified independent accountants, and (ii) all reports that would be required to be filed with the Commission on Form 8-K if we were required to file such reports, in each case within the time periods specified in the rules and regulations of the Commission.

Any reports or documents we file with the Commission, including the Registration Statement, may be inspected and copied at the Public Reference Section of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Regional Offices of the Commission at 7 World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 14th Floor, 500 West Madison Street, Chicago, Illinois 60661. Copies of such reports or other documents may be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, the Commission maintains a Web site that contains reports and other information that is filed through the Commission's Electronic Data Gathering Analysis and Retrieval System. The Web site can be accessed at http://www.sec.gov.

                                    Summary

The following summary contains basic information about Domino's, Inc. and this offer. It may not contain all the information that may be important to you. You should read this entire Prospectus, including the financial data and related notes, and the documents to which we have referred you before making an investment decision. The terms "the Company," "Domino's," "we," "our," and "us," as used in this Prospectus refer to Domino's, Inc. and its subsidiaries as a combined entity, except where it is clear that such terms mean only Domino's, Inc. The terms "the Parent" and "TISM" refer to our parent TISM, Inc. All references to "system-wide" sales in this Prospectus mean the net retail sales of our corporate-owned and franchise stores. Unless otherwise indicated, all information set forth in this Prospectus is as of January 3, 1999. Our fiscal year generally consists of thirteen four-week periods ending on the Sunday closest to December 31. Fiscal year 1998 included 53 weeks and ended on January 3, 1999. Investors should carefully consider the information set forth under "Risk Factors." In addition, certain statements include forward-looking information which involve risks and uncertainties. See "Forward-Looking Statements" on page (i).

                                Company Overview

Domino's is the leading pizza delivery company in the United States. We operate through a world-wide network of over 6,200 franchise and corporate-owned stores which generated system-wide sales of $3.2 billion for the fiscal year ended January 3, 1999. System-wide sales by our domestic franchise and corporate-owned stores accounted for approximately 30% of the United States pizza delivery market in 1997. This market leadership position was nearly one and a half times the market share of our nearest competitor.

Domino's offers a focused menu of high quality, value-priced pizza with three types of crust (Hand-Tossed, Thin Crust and Deep Dish), along with buffalo wings, cheesy bread and bread sticks. Our original pizza is made from fresh dough produced in our regional distribution centers. We prepare every pizza using real mozzarella cheese, pizza sauce made from fresh tomatoes and a choice of high quality meat and vegetable toppings in generous portions. Our focused menu and use of premium ingredients enables us to consistently and efficiently produce high quality pizza.

Over the 38 years since our founding, we have developed a simple, cost-efficient model. In addition to offering a limited menu, our stores are designed for delivery and do not offer eat-in service. As a result, our stores require relatively small (1,000-1,200 square feet), low rent locations and limited capital expenditures. Our simple operating model helps to ensure consistent, quality product and to reduce store expenses and capital commitments.

The Domino's brand is widely recognized and identified by consumers in the United States as the leader in pizza delivery. We have built this successful brand image and recognition through extensive national and local television, print and direct mail campaigns. Over the past four years, Domino's and its franchisees have invested an estimated $750 million on national, cooperative and local advertising in the United States. The Domino's brand name is one of Ad Age's "100 Megabrands," a list which includes other prominent brands such as Coke(R), Campbell's(R), Kodak(R) and Wrigley(R).

Domino's operates through three business segments:

  .Domestic Stores, consisting of:

    .Corporate, which operates our domestic network of 642 corporate-owned stores;

    .Franchise, which oversees our domestic network of 3,847 franchise stores;

  . Distribution, which operates our eighteen regional distribution centers and one equipment distribution center that sell food, equipment and supplies to our domestic corporate-owned and franchise stores and equipment to international stores; and

  . International, which oversees our network of 1,730 franchise stores in 64 international and off-shore markets, including Alaska, Hawaii, Puerto Rico, the U.S. Virgin Islands and Guam, and distributes food to stores in Alaska, Hawaii and Canada.

Our principal executive offices are located at 30 Frank Lloyd Wright Drive, Ann Arbor, MI 48106 (Telephone: 734-930-3030).

                               Industry Overview

The United States pizza market had sales of approximately $20.5 billion in 1997. This market has three segments: eat-in, carry-out and delivery. We focus on the delivery segment, which accounted for approximately $5.9 billion or 29% of the total United States pizza market in 1997. Pizza delivery has been the fastest growing segment of this market, with compound annual growth of 8.2% between 1995 and 1997, as compared to 4.1% for the eat-in segment and 4.3% for the carry-out segment over the same period.

Domestic pizza delivery sales have not only grown quickly, but have also shown stable growth. From 1988 through 1997, pizza delivery sales in the United States grew at a compound annual rate of 6.2%. Even in the recessionary period during 1990 and 1991, pizza delivery sales in the United States continued to grow at an annual compound rate of 2.5%.

We believe that growth and stability in the pizza delivery market will persist as a result of several continuing demographic factors. In particular, we believe that longer work schedules and the prevalence of dual career families have led to rapid growth in the demand for delivered food. We believe that delivered pizza is well positioned to capitalize on these trends as other food products have difficulty matching pizza's value, consistency and timeliness of delivery.

Domino's is the market leader in pizza delivery, with system-wide sales by our corporate-owned and domestic franchise stores constituting 30% of the United States pizza delivery market in 1997. Three national chains, Pizza Hut, Papa John's and, to a lesser extent, Little Caesar's, compete directly with us in the delivery business. In 1997, these national chain competitors had a combined 36% share of the domestic pizza delivery market. The remainder of the pizza delivery market is highly fragmented, with regional and local competitors representing approximately 34% of the delivery market in 1997. We believe that many of these competitors lack the scale, brand recognition, resources and efficiency to compete effectively with larger chains. We view fragmented competition in the pizza delivery market as an opportunity for continued growth.

                             Competitive Strengths

Leading Market Position. Domino's is the leading pizza delivery company in the United States. System-wide sales by our corporate-owned and domestic franchise stores accounted for approximately 30% of the United States pizza delivery market in 1997. This market leadership position represented nearly one and a half times the market share of our nearest competitor. Through our world-wide network of over 6,200 franchise and corporate-owned stores, we deliver consistent, high quality pizza to consumers across the contiguous United States and in 64 international and off-shore markets, including Alaska, Hawaii, Puerto Rico, the U.S. Virgin Islands and Guam. Our leadership position and geographic presence provide significant cost and marketing advantages relative to smaller delivery competitors.

Strong Brand Equity. Our brand name is widely recognized by consumers in the United States as the leader in pizza delivery. Over the past four years, Domino's and its franchisees have invested an estimated $750 million on national, cooperative and local advertising in the United States. The strength of our brand is reflected in its selection as one of Ad Age's "100 Megabrands," a list which includes other prominent brands such as Coke(R), Campbell's(R), Kodak(R) and Wrigley(R). We continue to reinforce the strength of our brand name recognition with extensive advertising through national and local television, print and direct mail. Our strong brand name in pizza delivery provides significant marketing strength.

Focused and Cost-efficient Operating System. We have focused on pizza delivery since our founding in 1960. Over this time, we have developed a simple, cost-efficient operating system for producing a streamlined menu offering. Our limited menu, efficient food production process and extensive employee training program allow us to produce our pizza in approximately ten minutes. The simplicity and efficiency of our store operations gives us significant advantages over competitors that also participate significantly in the carry-out or eat-in segments of the pizza market and, as a result, have more complex operations. Consequently, we believe these competitors have a difficult time matching Domino's value, quality and consistency in the delivery segment.

Limited Capital Requirements. We have limited capital expenditure and working capital requirements. Our capital expenditures are minimal because we focus on delivery and because our franchisees fund all capital expenditures for their stores. Since our stores do not offer eat-in service, they do not require expensive locations, are relatively small

(1,000-1,200 square feet) and are inexpensive to build and furnish as compared to other fast food establishments. A new Domino's store typically requires only $125,000 to $175,000 in initial capital and minimal annual maintenance, far less than typical establishments of many of our major competitors. Because over 85% of our domestic stores are franchised, our share of system-wide capital expenditures is small. In addition, Domino's requires minimal working capital as we collect approximately 98% of our royalties from domestic franchisees within three weeks of when the royalty is generated and achieve more than 50 inventory turns per year in our regional distribution centers. We believe these minimal working capital requirements are advantageous for funding our continued growth.

Strong Franchise Relationships. We believe our strong relationships with franchisees are a critical component of our success. We support our franchisees by providing the training, infrastructure and financial incentives that have resulted in very low failure rates. We employ an owner-operator model that results in our franchisees owning an average of three stores, considerably fewer than most franchise models. We also believe that our franchise owners enjoy some of the most attractive economics within the fast food industry. The average payback on a new franchise store investment is less than three years. Our strong cooperation with our franchisees is demonstrated by an over 96% voluntary participation rate in our U.S. distribution system and strong franchisee participation in co-operative advertising programs. Because we experience a contract renewal rate of over 99% and currently maintain a list of over 120 pending or approved new franchise applications, we believe our franchise system will continue to be a stable and growing component of our business.

Efficient National Distribution System. We operate a nationwide network of eighteen regional distribution centers. Each is generally located within a 300-mile radius of the stores it serves. Our distribution system takes advantage of volume purchasing of food and supplies, and provides consistency and efficiencies of scale in food production. We serve all corporate-owned stores and over 96% of our domestic franchise stores with an on-time accuracy rate of over 98%. Our low-cost distribution system allows our store managers to focus on food production and customer service.

Experienced Management Team. Domino's is managed by an experienced team that averages nearly 13 years of service with the Company. Domino's founder, Thomas Monaghan, recruited and promoted this team in the mid-1990s. This team possesses strong leadership skills in marketing, corporate, franchise, international, distribution, and finance and has driven our strong financial performance over the past four years. In connection with the recapitalization of our parent corporation, TISM, Inc., by Bain Capital, Inc., Thomas Monaghan retired as Chief Executive Officer and now serves as a director of TISM and Domino's.

                               Business Strategy

Our business strategy has been to grow revenues and profitability by focusing on prompt delivery of high quality product, operational excellence and brand recognition through strong promotional advertising. This strategy has resulted in our leading market position and track record of profitable growth. We intend to achieve further growth and strengthen our competitive position through the continued implementation of this strategy and the following initiatives:

Capitalize on Strong Industry Dynamics. We believe that the pizza delivery market will continue to show strong growth and stability as a result of several positive demographic trends. These trends include more dual career families, longer work weeks and increased consumer emphasis on convenience. In addition, we believe that the low cost and high value of pizza will support continued industry growth even during an economic slowdown. Domino's is well positioned to take advantage of these dynamics, given our market leadership position, strong brand name and cost-efficient operating model.

Leverage Market Leadership Position and High Brand Awareness. Domino's is the leading pizza delivery company in the United States. System-wide sales by our corporate-owned and domestic franchise stores accounted for approximately 30% of the United States pizza delivery market in 1997. This market leadership position represented nearly one and a half times the market share of our nearest competitor. Our market leadership position and strong brand give us significant marketing strength relative to our smaller competitors. We believe strong brand recognition is important in the pizza delivery industry because consumer decisions are strongly influenced by brand awareness. We intend to continue investments that promote our brand name and enhance our recognition as the pizza delivery leader.

Implement Cost Reduction Opportunities. Historically, the profitability of a typical corporate-owned store has lagged the profitability of a typical franchise store. We are implementing the following cost reduction programs to increase the profitability of our corporate-owned stores:

  . Corporate Store Rationalization. We sold to franchisees or closed 142 of our under-performing corporate-owned stores prior to December 31, 1998.

  . Corporate Store Labor Reductions. We are reducing the labor costs at our corporate-owned stores by improving shift schedules, adjusting incentive programs and minimizing overtime.

  . Distribution Profit Sharing. At the beginning of fiscal year 1999, corporate-owned stores began participating in the profit sharing program of our Distribution division. This profit sharing plan was recently amended to increase our rebates to participating stores from approximately 45% to approximately 50% of their regional distribution center's pre-tax profits. Although corporate-owned stores had the right to participate in the program, historically only domestic franchise stores participated.

Expand Store Base. We plan to continue expanding our base of traditional domestic stores, increase our network of international stores and enter new markets with non-traditional stores. From 1995 to 1998, we increased our domestic store base by approximately 1.9% per year. We plan to grow our traditional domestic store base primarily by franchising new stores to existing franchisees. We also believe that a significant opportunity exists to open new franchise stores in under-penetrated international markets. We have also successfully tested a new venue concept for non-traditional stores called Domino's Delivery Express which provide both delivery and carry-out services from locations in convenience stores and are designed for lightly populated markets.

                              Recent Developments

On December 21, 1998, investors, including funds associated with Bain Capital, management and others, acquired a controlling interest in Domino's through a series of transactions, including a merger of a special purpose corporation organized by Bain Capital into TISM, Inc., the parent corporation of Domino's.
Specifically:

  . Investors, including the Bain Capital funds, management and others, invested $229.7 million to acquire common stock of TISM, which represented approximately 93% of its outstanding common stock immediately following the recapitalization, and $101.1 million to acquire cumulative preferred stock of TISM.

  . The prior stockholders of TISM retained a portion of their voting common stock in TISM equal to $17.5 million, or approximately 7% of the outstanding common stock of TISM immediately following the recapitalization. In the merger, these stockholders received $903.2 million for their remaining common stock and TISM contingent notes payable for up to an aggregate of $15 million in certain circumstances upon the sale or transfer to non-affiliates by the Bain Capital funds of more than 50% of their initial common stock ownership in TISM.

The recapitalization and related expenses were financed in part through the sale of the equity securities and the retention of the common stock discussed above. The remaining financing was obtained through:

  . Borrowings under our new senior credit facilities in the aggregate principal amount of $545 million, consisting of $445 million in term loans and a revolving credit facility of up to $100 million, and

  .  The sale of the Notes.

In connection with the sale of the outstanding Notes, we agreed to register the Exchange Notes under the Securities Act and offer them in exchange for the Notes.

                                Sources and Uses

The following table sets forth the sources and uses of funds in connection with the recapitalization as of December 21, 1998.

Dollars in Millions
Sources:                                                              ---------
Senior Credit Facilities
  Revolving Credit Facility(1)....................................... $     2.1
  Term Loan Facilities(2)............................................     445.0
Notes................................................................     275.0
Equity Investment in TISM(3).........................................     330.8
Rollover of Equity by Existing Stockholders..........................      17.5
                                                                      ---------
    Total Sources.................................................... $ 1,070.4
                                                                      =========
Uses:
Redemption of Capital Stock of TISM(4)............................... $   903.2
Repayment of Existing Liabilities(5).................................      49.9
Rollover of Equity by Existing Stockholders..........................      17.5
Noncompete Agreement.................................................      50.0
Transaction Fees and Expenses(6).....................................      49.8
                                                                      ---------
    Total Uses....................................................... $ 1,070.4
                                                                      =========

---------
(1) As of March 16, 1999, we had $92.5 million available under our new revolving credit facility.
(2) Includes a syndicated senior secured Tranche A term loan facility of $175 million, a syndicated senior secured Tranche B term loan facility of $135 million and a syndicated senior secured Tranche C term loan facility of $135 million. See "Description of Senior Credit Facilities".
(3) Includes (i) investments in the aggregate amount of $229.7 million in the common stock of TISM by funds associated with Bain Capital, Inc., Chase Equity Associates, L.P., CIBC WG Argosy Merchant Fund 2, LLC, Caravelle Investment Fund, LLC and J.P. Morgan Capital and management and (ii) investments in the aggregate amount of $101.1 million in cumulative preferred stock of TISM by funds associated with Bain Capital, Inc., Chase Equity Associates, L.P., CIBC WG Argosy Merchant Fund 2, LLC, Caravelle Investment Fund, LLC and J.P. Morgan Capital. The cumulative preferred stock has a liquidation preference of $104.8 million.
(4) Excludes contingent notes of TISM issued to existing stockholders in the merger which are payable in certain circumstances upon the sale or other transfers to non-affiliates by the Bain Capital funds of more than fifty percent (50%) of their initial common stock ownership in TISM.
(5) Includes the repayment of bank indebtedness as well as other obligations paid in connection with the recapitalization.
(6) Includes commitment, placement, financial advisory and other fees, and legal, accounting and other professional fees. See "Certain Relationships and Related Transactions."

                               The Exchange Offer

The Exchange Offer relates to the exchange of up to $275,000,000 aggregate principal amount of our outstanding 10 3/8% Senior Subordinated Notes due 2009 for an equal aggregate principal amount of our new 10 3/8% Series B Senior Subordinated Notes due 2009. The Exchange Notes will be obligations of the Company entitled to the benefits of the indenture governing the outstanding Notes.

Registration Rights Agreement......  You are entitled to exchange your outstanding Notes for registered notes
                                     with terms that are identical in all
                                     material respects. This offer is intended to satisfy these rights. After this offer is complete, you will no longer be entitled to the benefits of the exchange or registration rights granted under the registration rights agreement which we entered into as part of the offering of the Notes.

The Exchange Offer.................  We are offering to exchange $1,000 principal amount of 10 3/8% Series B
                                     Senior Subordinated Notes due 2009 which have been registered under the Securities Act for each $1,000 principal amount of our outstanding 10 3/8% Senior Subordinated Notes due 2009 which were issued on December 21, 1998 in a transaction exempt from registration under the Securities Act in accordance with Rule 144A. Your outstanding Note must be properly tendered and accepted in order to be exchanged. All outstanding Notes that are validly tendered and not validly withdrawn will be exchanged.

                                     As of this date, there are $275,000,000
                                     in aggregate principal amount of our
                                     Notes outstanding.

                                     We will issue the Exchange Notes, which
                                     have been registered under the Securities
                                     Act, on or promptly after the expiration of this offer.

Expiration Date....................  This offer will expire at 5:00 p.m., New
                                     York City time, on       , 1999, unless
                                     we decide to extend the expiration date.

Conditions to the Offer............  This offer is subject to the condition that it does not violate applicable law
                                     or staff interpretations of the
                                     Commission. If we determine that this
                                     offer is not permitted by applicable
                                     federal law, we may terminate the offer.
                                     This offer is not conditioned upon any
                                     minimum principal amount of our
                                     outstanding Notes being tendered. The
                                     holders of our outstanding Notes have
                                     certain rights against us under the
                                     registration rights agreement should we
                                     fail to consummate this offer.

Resale of the Exchange Notes.......  Based on an interpretation by the staff of the Commission set forth in no-action letters issued to third parties, we believe that the Exchange Notes issued pursuant to this offer in exchange for our outstanding Notes may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:

                                       . you are acquiring the Exchange Notes
                                         in the ordinary course of business;

                                       . you are not participating, do not
                                         intend to participate, and have no
                                         arrangement or understanding with any
                                         person to participate, in the
                                         distribution of the Exchange Notes
                                         issued to you pursuant to this offer;

                                       . you are not a broker-dealer who
                                         purchased your outstanding Notes
                                         directly from us for resale pursuant
                                         to Rule 144A or any other available
                                         exemption under the Securities Act;
                                         and

                                       . you are not an "affiliate" of ours
                                         within the meaning of Rule 405 under
                                         the Securities Act.

                                     If our belief is inaccurate and you
                                     transfer any Exchange Note issued to you in pursuant to this offer in violation of the prospectus delivery provisions of the Securities Act or without an exemption from registration thereunder, you may incur liability under the Securities Act. We do not assume or indemnify you against any such liability.

                                     Each broker-dealer that is issued
                                     Exchange Notes pursuant to this offer for its own account in exchange for outstanding Notes which were acquired by such broker-dealer as a result of market-making or other trading activities must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. The Letter of Transmittal states that a broker-dealer who makes this acknowledgement and delivers such a prospectus will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. A broker-dealer may use this Prospectus for an offer to resell, resale or other retransfer of the Exchange Notes issued to it pursuant to this offer. We have agreed that, for a period of 180 days after the date this offer is completed, we will make this Prospectus and any amendment or supplement to this Prospectus available to any such broker-dealer for use in connection with any such resales. We believe that no registered holder of the outstanding Notes is an affiliate of Domino's within the meaning of Rule 405 under Securities Act.

                                     This offer is not being made to, nor will we accept surrenders for exchange from, holders of outstanding Notes in any jurisdiction in which this offer or its acceptance would not comply with the securities or blue sky laws of such jurisdiction. Furthermore, persons who acquire the Exchange Notes are responsible for compliance with these securities or blue sky laws regarding resales. We assume no responsibility for compliance with these requirements.

Accrued Interest on the Exchange
 Notes and the Outstanding Notes...
                                     Each Exchange Note will bear interest
                                     from its issuance date. The holders of
                                     Notes that are accepted for exchange will receive, in cash, accrued interest on such Notes to, but not including, the issuance date of the Exchange Notes. Such interest will be paid with the first interest payment on the Exchange Notes. Interest on the Notes accepted for exchange will cease to accrue upon issuance of the Exchange Notes.

                                     Consequently, those holders who exchange their outstanding Notes for Exchange Notes will receive the same interest payment on July 15, 1999 (the first interest payment date with respect to the outstanding Notes and the Exchange Notes to be issued pursuant to this offer) that they would have received had they not accepted this offer.

Procedures for Tendering Notes.....  If you wish to tender your Notes for exchange pursuant to this offer, you must transmit to IBJ Whitehall Bank & Trust Company, as Exchange Agent, on or prior to the Expiration Date either:

                                       . a properly completed and duly
                                         executed copy of the Letter of
                                         Transmittal accompanying this
                                         Prospectus, or a facsimile of such
                                         Letter of Transmittal, together with
                                         your outstanding Notes and any other
                                         documentation required by such Letter
                                         of Transmittal, at the address set
                                         forth on the cover page of the Letter
                                         of Transmittal; or

                                       . if you are effecting delivery by
                                         book-entry transfer, a computer-
                                         generated message transmitted by
                                         means of the Automated Tender Offer
                                         Program System of the Depository
                                         Trust Company in which you
                                         acknowledge and agree to be bound by
                                         the terms of the Letter of
                                         Transmittal and which, when received
                                         by the Exchange Agent, forms a part
                                         of a confirmation of book-entry
                                         transfer;

                                     In addition, you must deliver to the
                                     Exchange Agent on or prior to the
                                     Expiration Date:

                                       . if you are effecting delivery by
                                         book-entry transfer, a timely
                                         confirmation of book-entry transfer
                                         of your outstanding Notes into the
                                         account of the Exchange Agent at The
                                         Depository Trust Company pursuant to
                                         the procedures for book-entry
                                         transfers described in this
                                         Prospectus under the heading "The
                                         Exchange Offer--Procedures for
                                         Tendering;" or

                                       . if necessary, the documents required
                                         for compliance with the guaranteed
                                         delivery procedures described in this
                                         Prospectus under the heading "The
                                         Exchange Offer--Guaranteed Delivery
                                         Procedure".

                                     By executing and delivering the
                                     accompanying Letter of Transmittal or
                                     effecting delivery by book-entry
                                     transfer, you are representing to us
                                     that, among other things, (i) the person receiving the Exchange Notes pursuant to this offer, whether or not such person is the holder, is receiving them in the ordinary course of business, (ii) neither the holder nor any such other person has an arrangement or understanding with any person to participate in the distribution of such Exchange Notes and that such holder is not engaged in, and does not intend to engage in, a distribution of the Exchange Notes and (iii) neither the holder nor any such other person is an "affiliate" of ours within the meaning of Rule 405 under the Securities Act.

Special Procedures for Beneficial    If you are a beneficial owner of the
 Owners............................  Notes and your name does not appear on a security listing of the Depository Trust
                                     Company as the holder of such Notes or if you are a beneficial owner of Notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender such Notes in this offer, you should promptly contact the person in whose name your Notes are registered and instruct such person to tender on your behalf. If you, as a beneficial holder, wish to tender on your own behalf you must, prior to completing and executing the Letter of Transmittal and delivering your outstanding Notes, either make appropriate arrangements to register ownership of the outstanding Notes in your name or obtain a properly completed bond power from the registered holder.
                                     The transfer of record ownership may take considerable time.

Guaranteed Delivery Procedures.....  If you wish to tender your outstanding
                                     Notes and time will not permit the Letter of Transmittal or any of the documents required by the Letter of Transmittal to reach the Exchange Agent by the Expiration Date, or the procedure for book-entry transfer cannot be completed on time or certificates for your Notes cannot be delivered on time, you may tender your Notes pursuant to the guaranteed delivery procedures described in this Prospectus under the heading "The Exchange Offer--Guaranteed Delivery
                                     Procedures."

Shelf Registration Statement.......  If any changes in law or of the applicable interpretation of the staff of the Commission do not permit us to effect this offer or upon the request of any holder of our outstanding Notes under certain circumstances, we have agreed to register the Notes on a shelf registration statement and use our best efforts to cause such shelf registration statement to be declared effective by the Commission. We have agreed to maintain the effectiveness of the shelf registration statement for, under certain circumstances, at least two years from the date of the original issuance of the outstanding Notes to cover resales of such Notes held by such holders.

Withdrawal Rights..................  You may withdraw the tender of your outstanding Notes at any time prior to
                                     5:00 p.m., New York City time, on the
                                     Expiration Date.

Acceptance of Outstanding Notes
 and Delivery of Exchange Notes....
                                     Subject to certain conditions, we will
                                     accept for exchange any and all
                                     outstanding Notes which are properly
                                     tendered and not validly withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date. The Exchange Notes issued pursuant to this offer will be delivered promptly following the Expiration Date.

Certain U.S. Federal Income Tax      The exchange of your outstanding Notes
 Consequences......................  for the Exchange Notes should not be a taxable exchange for United States
                                     federal income tax purposes. See "Certain
                                     Federal Tax Considerations."

Use of Proceeds....................  We will not receive any proceeds from the issuance of the Exchange Notes pursuant
                                     to this offer. We will pay all of our and our subsidiary guarantors' expenses relating to this offer.

Exchange Agent.....................  IBJ Whitehall Bank & Trust Company is
                                     serving as Exchange Agent in connection
                                     with this offer. The Exchange Agent can
                                     be reached at One State Street, New York,
                                     New York 10004. For more information with respect to this offer, please contact the Exchange Agent at (212) 858-2103 or send your questions by facsimile to the Exchange Agent at (212) 858-2611.

                               The Exchange Notes

General............................  The form and terms of the Exchange Notes are identical in all material respects to the form and terms of the outstanding Notes except that (i) the Exchange Notes will bear a Series B designation, (ii) the Exchange Notes have been registered under the Securities Act and, therefore, will generally not bear legends restricting their transfer and (iii) the holders of Exchange Notes will not be entitled to rights under the registration rights agreement. The Exchange Notes will evidence the same debt as the outstanding Notes and will be entitled to the benefits of the indenture under which the Notes were issued.

Issuer.............................  Domino's, Inc.

Securities Offered.................  $275,000,000 in aggregate principal amount of 10 3/8% Series B Senior
                                     Subordinated Notes due 2009.

Maturity...........................  January 15, 2009.

Interest...........................  Annual fixed rate of 10 3/8%, payable every six months, beginning July 15,
                                     1999.

Subsidiary Guarantors..............  Each of our domestic subsidiaries will be a guarantor of the Exchange Notes. Our
                                     foreign subsidiaries are not guarantors
                                     of the Exchange Notes. If we cannot make payments on the Exchange Notes when they are due, our guarantor subsidiaries must make them instead.

Ranking............................  The Exchange Notes and the subsidiary guarantees are senior subordinated debts.
                                     They rank behind substantially all
                                     current and future indebtedness of
                                     Domino's and its guarantor subsidiaries, except for trade payables and indebtedness that expressly provides that it is not senior to the Exchange Notes and the subsidiary guarantees. They also effectively rank behind all current and future indebtedness of our foreign subsidiaries. As of January 3, 1999, the Exchange Notes and the subsidiary guarantees would have been subordinated to $446.7 million of senior debt.

Optional Redemption................  We may redeem some or all of the Exchange
                                     Notes at any time after January 15, 2004, at the redemption prices listed in the section entitled "Description of Exchange Notes" under the heading "Optional Redemption."

                                     Before January 15, 2002, we may redeem up to 35% of the Exchange Notes with the proceeds of certain offerings of equity of Domino's or its parent corporation at the price listed in the section entitled "Description of Exchange Notes" under the heading "Optional Redemption."

                                     In addition, before January 15, 2004, if we experience specific kinds of changes in control, we may also redeem all, but not part, of the Exchange Notes at the redemption prices listed in the section entitled "Description of Exchange Notes" under the heading "Optional Redemption."

Mandatory Offer to Repurchase......  If we sell certain assets or experience specific kinds of changes of control, we must offer to repurchase the Exchange Notes at the price listed in the section entitled "Description of Exchange Notes."

Basic Covenants of Indenture.......  We will issue the Exchange Notes under the indenture with IBJ Whitehall Bank &
                                     Trust Company. The indenture restricts,
                                     among other things, our ability and the
                                     ability of our subsidiaries to:

                                       .borrow money;

                                       . pay dividends on, redeem or
                                         repurchase our capital stock;

                                       .make investments;

                                       .use assets as security in other
                                       transactions; and

                                       . sell certain assets or merge with or
                                         into other companies.
                                     These covenants are subject to important exceptions and qualifications which are described in the section entitled "Description of Exchange Notes" under the heading "Certain Covenants."

                                  Risk Factors

See "Risk Factors" for a discussion of certain factors that should be considered in connection with our offer and an investment in the Exchange Notes.

          Summary Historical and Pro Forma Consolidated Financial Data

Set forth below are summary historical and pro forma consolidated financial data of Domino's, Inc. and subsidiaries at the dates and for the periods indicated. The summary historical consolidated statements of income data for the fiscal years ended December 29, 1996, December 28, 1997 and January 3, 1999 and the summary historical balance sheet data as of December 28, 1997 and January 3, 1999 were derived from historical financial statements that were audited by Arthur Andersen LLP, whose report appears elsewhere in this Prospectus. The summary historical balance sheet data as of December 29, 1996 was derived from unaudited consolidated financial statements which, in the opinion of management, include all adjustments necessary for a fair presentation. The summary unaudited pro forma consolidated financial data set forth below give effect in the manner described under "Unaudited Pro Forma Consolidated Financial Data" and the notes thereto to the recapitalization as if it occurred on December 29, 1997 in the case of the pro forma statements of income data, and as of January 3, 1999 in the case of the unaudited pro forma balance sheet data. The unaudited pro forma consolidated statements of income do not purport to represent what our results of operations would have been if the recapitalization had occurred as of the date indicated or what such results will be for future periods. The information presented below should be read in conjunction with, and is qualified by reference to, "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Unaudited Pro Forma Consolidated Financial Data," "Selected Historical Consolidated Financial Data" and the audited consolidated financial statements and accompanying notes thereto included elsewhere in this Prospectus.

                                 ---------------------------------------------
                                                                        Pro
                                          Fiscal Year(a)              Forma(b)
                                 ---------------------------------   ---------
                                       1996        1997        1998        1998
Dollars in Millions              ---------   ---------   ---------   ---------
System-wide Sales (unaudited):
Domestic.......................  $ 2,110.3   $ 2,294.2   $ 2,506.0   $ 2,498.8
International..................      524.5       633.9       717.7       717.7
                                 ---------   ---------   ---------   ---------
Total..........................  $ 2,634.8   $ 2,928.1   $ 3,223.7   $ 3,216.5
                                 =========   =========   =========   =========
Statement of Income Data:
Corporate stores...............  $   336.6   $   376.8   $   409.4   $   369.7
Domestic franchise royalties...       93.4       102.4       112.3       113.6
Domestic distribution..........      494.2       513.1       599.1       599.1
International..................       45.7        52.5        56.0        56.0
                                 ---------   ---------   ---------   ---------
Revenues.......................      969.9     1,044.8     1,176.8     1,138.4
Cost of sales..................      717.2       757.6       858.4       826.1
                                 ---------   ---------   ---------   ---------
Gross profit...................      252.7       287.2       318.4       312.3
General and administrative.....      196.2       222.2       248.1       237.4
                                 ---------   ---------   ---------   ---------
Income from operations.........       56.5        65.0        70.3        74.9
Interest income................       (0.4)       (0.4)       (0.7)       (0.7)
Interest expense...............        6.3         3.9         7.0        72.6
                                 ---------   ---------   ---------   ---------
Income before provision
 (benefit) for income taxes....       50.6        61.5        64.0         3.0
Provision (benefit) for income
 taxes(c)......................       30.9         0.4       (12.9)        1.2
                                 ---------   ---------   ---------   ---------
Net income.....................  $    19.7   $    61.1   $    76.9   $     1.8
                                 =========   =========   =========   =========
Other Financial Data
 (unaudited):
EBITDA(d)......................  $    72.3   $    83.1   $    95.0   $   130.6
Depreciation and other non-cash
 items.........................       15.8        18.1        24.7        55.7
Capital expenditures...........       19.9        45.4        50.0        50.0
Ratio of earnings to fixed
 charges(e)....................        4.3x        5.7x        4.9x        1.0x
Ratio of Pro Forma EBITDA to
 cash interest expense.........        --          --          --          2.0x
Store Operating Data
 (unaudited):
Same Store Sales Growth:
  Corporate....................        2.6%        4.5%        4.0%        --
  Franchise....................        7.6         7.3         4.6         --
  International(f).............        5.2        11.1         3.4         3.4%
Stores (end of period):
  Corporate....................        704         767         642         642
  Franchise....................      3,612       3,664       3,847       3,847
  International................      1,250       1,520       1,730       1,730
Balance Sheet Data (unaudited):
Total assets...................  $   155.5   $   213.0   $   387.9   $   387.9
Long-term debt.................       46.2        36.4       720.5       720.5
Total debt.....................       70.1        44.4       728.1       728.1
Stockholder's equity (deficit).      (34.9)       26.1      (483.8)     (483.8)

          See Notes to Summary Historical Consolidated Financial Data

     Notes to Summary Historical and Pro Forma Consolidated Financial Data

(a) Our fiscal year generally consists of thirteen four-week periods and ends on the Sunday closest to December 31. The 1996 fiscal year ended December 29, 1996; the 1997 fiscal year ended December 28, 1997; and the 1998 fiscal year, which consisted of fifty-three weeks, ended January 3, 1999.

(b) See "Unaudited Pro Forma Consolidated Financial Data."

(c) Subsequent to December 1996, the Company elected to be an "S" Corporation for federal income tax purposes. The Company reverted to "C" Corporation status on December 21, 1998. On a pro forma basis had the Company been a "C" Corporation throughout this period, income tax expense would have been higher by the following amounts: fiscal year ended December 28, 1997--$18 million; fiscal year ended January 3, 1999--$18.9 million.

(d) EBITDA represents earnings before interest, taxes, depreciation, amortization, and loss on sale of assets (net). EBITDA is presented because we believe it is frequently used by security analysts in the evaluation of companies and is an important financial measure in our indenture and credit agreements. However, EBITDA should not be considered as an alternative to cash flow from operating activities as a measure of liquidity or as an alternative to net income as an indicator of our operating performance or any other measure of performance in accordance with generally accepted accounting principles.

The following table sets forth a reconciliation of Historical EBITDA to Pro Forma EBITDA (see Notes to "Unaudited Pro Forma Consolidated Statement of Income" for additional detail):

                                                                 ---------------
                                                                      Year Ended
                                                                 January 3, 1999
                                                                 ---------------
Dollars in Millions

Historical EBITDA...............................................    $   95.0
Related party transactions......................................        20.9
Store rationalization program...................................         4.0
Recapitalization-related non-recurring charges .................        12.6
Shareholder advisory fee........................................        (1.9)
                                                                    --------
Pro Forma EBITDA................................................    $  130.6
                                                                    ========

(e) For purposes of calculating the ratio of earnings to fixed charges, earnings consist of earnings before income taxes, plus fixed charges. Fixed charges consist of interest expense, including amortization of financing costs and the portion of operating rental expense which management believes is representative of the interest component of rent expense.

(f) Based on constant dollar. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                                  Risk Factors

You should carefully consider the following factors in addition to the other information set forth in this Prospectus before making an investment in the Exchange Notes.

Our substantial indebtedness could adversely affect our financial health and severely limit our ability to plan for or respond to changes in our business. In addition, we are permitted to incur substantially more debt in the future, which could aggravate the risks described below.

To finance the recapitalization, we have incurred a significant amount of indebtedness, including the Notes. As of January 3, 1999, our consolidated indebtedness was $728.1 million, of which $446.7 million was senior indebtedness. After giving pro forma effect to the recapitalization as if it had been completed on December 29, 1997, our ratio of earnings to fixed charges for the fiscal year ended January 3, 1999 would have been 1.0. Further, the terms of the indenture permit us to incur substantial indebtedness in the future, including up to an additional $98.3 million under our new revolving credit facility.

Our ability to make payments on and to refinance our indebtedness, including the Exchange Notes, will depend on our ability to generate cash in the future. This, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control. Based on our current level of operations and anticipated cost savings and operating improvements, we believe our cash flow from operations and available borrowings under our new revolving credit facility will be adequate to meet our liquidity needs over the next several years.

We cannot assure you, however, that our business will generate sufficient cash flow from operations, that currently anticipated cost savings and operating improvements will be realized on schedule, in the amounts projected or at all, or that future borrowings will be available to us under our new revolving credit facility in amounts sufficient to enable us to pay our indebtedness, including the Exchange Notes, or to fund our other liquidity needs. If we cannot generate sufficient cash flow from operations to make scheduled payments on the Exchange Notes in the future, we may need to refinance all or a portion of our indebtedness, including the Exchange Notes, on or before maturity, sell assets, delay capital expenditures, or seek additional equity. We cannot assure you that we will be able to refinance any of our indebtedness, including the Exchange Notes, on commercially reasonable terms or at all or that any other action can be effected on satisfactory terms, if at all.

Our substantial indebtedness could have other important consequences to you. For example, it could:

  .make it more difficult for us to satisfy our obligations with respect to the Exchange Notes;

  .increase our vulnerability to general adverse economic and industry conditions;

  . require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flow for other purposes;

  . limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate, thereby placing us at a competitive disadvantage compared to our competitors that may have less debt;

  . limit, by the financial and other restrictive covenants in the Exchange Notes and the outstanding Notes, together with those in the senior credit facilities, among other things, our ability to borrow additional funds; and

  . have a material adverse effect on us if we fail to comply with the covenants in the Exchange Notes, the outstanding Notes and senior credit facilities, because such failure could result in an event of default which, if not cured or waived, could result in a substantial amount of our indebtedness becoming immediately due and payable.

See "Description of Senior Credit Facilities" and "Description of Exchange
Notes."

Your right to receive payments on the Exchange Notes will be junior to our existing indebtedness and possibly all of our future borrowings. The guarantees of the Exchange Notes will also be junior to all of our and our subsidiary guarantors' existing indebtedness and possibly to all of our and their future borrowings.

The Exchange Notes and the subsidiary guarantees rank behind substantially all of our and our subsidiary guarantors' existing indebtedness and all of our and their future borrowings, except for trade payables, any future indebtedness that expressly provides that it ranks equal with, or is subordinated in right of payment to, the Exchange Notes and the subsidiary guarantees, and any Notes that are not exchanged which will rank equal with the Exchange Notes. As a result, upon any distribution to our creditors or the creditors of our subsidiary guarantors in a bankruptcy, liquidation or reorganization or similar proceeding relating to us or our subsidiaries or our or their property, the holders of our and our subsidiary guarantors' senior debt will be entitled to be paid in full in cash before any payment may be made with respect to the Exchange Notes or the subsidiary guarantees. As of January 3, 1999, the Exchange Notes and the subsidiary guarantees would have been subordinated to approximately $446.7 million of senior debt. Up to $98.3 million was available for borrowing as additional senior debt under our new revolving credit facility. All payments on the Exchange Notes and the guarantees will be blocked in the event of a payment default on our or our subsidiary guarantors' senior debt and may be blocked for up to 179 of 360 consecutive days in the event of certain non-payment defaults on such senior debt.

In the event of a bankruptcy, liquidation or reorganization or similar proceeding relating to us or our subsidiary guarantors, the holders of the Exchange Notes will participate with trade creditors and all other holders of subordinated indebtedness of us and of our subsidiary guarantors in the assets remaining after we and the subsidiary guarantors have paid all of the senior debt. Because the indenture requires that amounts otherwise payable to holders of the Exchange Notes in a bankruptcy or similar proceeding be paid to holders of senior debt instead, holders of the Exchange Notes may receive less, ratably, than holders of trade payables in any such proceeding. In any of these cases, we and our subsidiary guarantors may not have sufficient assets or funds to pay all of our creditors and holders of Exchange Notes may receive less, ratably, than the holders of senior debt.

Our foreign subsidiaries will not guarantee the Exchange Notes. In the event of a bankruptcy, liquidation or reorganization of any of our non-guarantor subsidiaries, holders of their indebtedness and their trade creditors will be entitled to payment of their claims from the assets of those subsidiaries before any assets are made available for distribution to us. The non-guarantor subsidiaries generated less than 1% of our consolidated revenues for the fiscal year ended January 3, 1999 and held less than 1% of our consolidated assets as of January 3, 1999.

The Exchange Notes will not be secured by any of our assets or those of our subsidiaries. We have granted a security interest to the senior credit facilities lenders in all of the capital stock of our domestic subsidiaries and in 65% of the capital stock of our foreign subsidiaries, as well as in all of our tangible and intangible assets and those of our domestic subsidiaries. If we become insolvent or are liquidated, or if the senior credit facilities lenders accelerate payment under any of the senior credit facilities, they will have a prior claim with respect to these assets.

The pizza delivery market is highly competitive, and increased competition could adversely affect our operating results.

We believe we compete on the basis of product quality, delivery time, service and price. We compete in the United States against three national chains, Pizza Hut, Papa John's and, to a lesser extent, Little Caesar's, along with regional and local concerns. Although we believe we are well positioned to compete because of our leading market position, focus and expertise in the pizza delivery business and strong national brand name recognition, we could experience increased competition from existing or new companies and loss of market share, which could have an adverse effect on our operating results.

We also compete on a broader scale with other international, national, regional and local restaurants and quick-service eating establishments. No reasonable estimate can be made of the number of competitors on this scale. The overall food service industry and the quick service eating establishment segment are intensely competitive with respect to food quality, price, service, convenience and concept, and are often affected by changes in: consumer tastes; national, regional or local economic conditions; currency fluctuations to the extent international operations are involved; demographic trends; and disposable purchasing power. We compete within the food service industry and the quick service eating establishment segment not only for customers, but also for management and hourly personnel, suitable real estate sites and qualified franchisees.

We do not have written contracts with most of our suppliers, and as a result they could seek to significantly increase prices or fail to deliver as required.

We have historically had long-lasting relationships with our suppliers. More than half of our major suppliers have been with us for over 14 years. As a result, we typically rely on oral rather than written contracts with our suppliers. In the case of cheese, where we have only one supplier, we have a written agreement. Although we have not experienced significant problems with our suppliers, there can be no assurance that our suppliers will not implement significant price increases or that suppliers will meet our requirements in a timely fashion, if at all. The occurrence of any of the foregoing could have a material adverse effect on our operating results.

Increases in food, labor and other costs could adversely affect our profitability and operating results.

An increase in our operating costs could adversely affect our profitability. Factors such as inflation, increased food costs, increased labor and employee benefit costs and the availability of qualified management and hourly employees may adversely affect our operating costs. Most of the factors affecting costs are beyond our control. Most products used in our pizza, particularly cheese, are subject to price fluctuations, seasonality, weather, demand and other factors. Labor costs are primarily a function of minimum wage and availability of labor. Cheese and labor costs of a typical store represent 9.0% and 30.2% of store sales, although we only bear such costs at our corporate-owned stores.

If we fail to successfully implement our growth strategy, our ability to increase our revenues and operating profit could be adversely affected.

We have grown rapidly in recent periods. We intend to continue our growth strategy primarily by increasing the number of our domestic and international stores. We and our franchisees face many challenges in opening new stores, including, among others:

  .  selection and availability of suitable store locations;

  .  negotiation of acceptable lease or financing terms;

  . securing of required domestic or foreign governmental permits and approvals; and

  .  employment and training of qualified personnel.

The opening of additional franchises also depends, in part, upon the availability of prospective franchisees who meet our criteria. Our failure to add a significant number of new stores would adversely effect our ability to increase revenue and operating income. In addition, although we have successfully tested the Delivery Express concept, we have not yet opened a significant number of Delivery Express stores and cannot predict with certainty the success of the concept on a widespread basis.

Our international operations subject us to additional risks which may differ in each country in which we do business.

Our financial condition and results of operation may be adversely affected when global markets in which our franchised stores compete are affected by changes in political, economic or other factors. These factors over which neither we nor our franchisees have control may include changes in exchange rates, inflation rates, recessionary or expansive trends, tax changes, legal and regulatory changes or other external factors. We are currently planning to expand our international operations which may increase the effect of these factors.

A third party has filed a patent infringement claim against us relating to the Domino's HeatWave Hot Bag.

On September 10, 1998, Vesture Corporation and R.G. Barry Corporation, its corporate parent, brought suit in the United States District Court for the Middle District of North Carolina against Domino's and Phase Change Laboratories, Inc., the exclusive supplier of the heat retention cores inside the Domino's HeatWave Hot Bag, our pizza delivery warming device. The plaintiffs asserted that the heat retention cores inside the Domino's HeatWave Hot Bag infringe a patent owned by Vesture. Our agreement with Phase Change Laboratories gives us exclusive marketing, sales, use and distribution rights in the pizza delivery market to the heat retention cores inside the Domino's HeatWave Hot Bag. In addition to damages, the plaintiffs are seeking an injunction to enjoin the manufacture, sale or use of the heat retention cores inside the Domino's HeatWave Hot Bag. Although we intend to vigorously defend against the claim, we cannot predict the ultimate outcome of the claim.

Our relationships with franchisees are regulated at the federal and state levels.

We are subject to various federal, state and local laws affecting the operation of our business, as are our franchisees. Each store is subject to licensing and regulation by a number of governmental authorities, which include zoning, health, safety, sanitation, building and fire agencies in the jurisdiction in which the store is located. Difficulties in obtaining, or the failure to obtain, required licenses or approvals can delay or prevent the opening of a new store in any particular area. Our store operations are also subject to federal and state laws governing such matters as wages, working conditions, citizenship requirements and overtime. Some states have set minimum wage requirements higher than the federal level.

We are also subject to the rules and regulations of the Federal Trade Commission and various state laws regulating the offer and sale of franchises. The FTC and various state laws require us to furnish to prospective franchisees a franchise offering circular containing prescribed information. A number of states in which we are currently franchising or may consider franchising regulate the sale of franchises and require registration of the franchise offering circular with state authorities and the delivery of a franchise offering circular to prospective franchisees. We are operating under exemptions from registration in several of these states based upon our net worth and experience. Substantive state laws that regulate the franchisor-franchisee relationship presently exist in a substantial number of states, and bills have been introduced in Congress from time to time which provide for federal regulation of the franchisor-franchisee relationship in certain respects. The state laws often limit, among other things, the duration and scope of non-competition provisions, the ability of a franchisor to terminate or refuse to renew a franchise and the ability of a franchisor to designate sources of supply.

Internationally, our franchise stores are subject to national and local laws and regulations which are similar to those affecting our domestic stores, including laws and regulations concerning franchises, labor, health, sanitation and safety. Our international franchise stores are also subject to tariffs and regulations on imported commodities and equipment and laws regulating foreign investment.

Our business depends on retention of our current senior executives and key personnel and the success of a new chief executive officer.

Our success will continue to depend to a significant extent on our executive team and other key management personnel. We have entered into employment agreements with certain of our executive officers. There can be no assurance that we will be able to retain our executive officers and key personnel or attract additional qualified management. In connection with the completion of the recapitalization, Mr. Monaghan, our founder and chief executive officer, retired and became a director. Although we are currently recruiting a new chief executive officer, we can not assure you of the success of a new chief executive officer.

The ability of the Company to take major corporate actions is limited by the TISM stockholders agreement.

In connection with the recapitalization, all of the stockholders of TISM entered into a stockholders agreement which provides, among other things, that the approval of the holders of a majority of the voting stock of TISM subject to the stockholders agreement will be required for TISM or its subsidiaries, including the Company, to take various specified actions, including among others, major corporate transactions such as a sale or initial public offering, acquisitions and divestitures, financings, recapitalizations and mergers, as well as other actions such as hiring and firing senior managers, setting management compensation and establishing capital and operating budgets and business plans. Pursuant to the stockholders agreement and the Articles of Incorporation of TISM, the Bain Capital funds will have the power to block any such transaction or action and to elect up to half of the Board of Directors of TISM. The Bain Capital funds may have different interests as equity holders than those of holders of the Exchange Notes. See "Certain Relationships and Related Transactions."

Our business may be adversely affected if our critical computer systems, or those of our suppliers and vendors, do not properly handle date information in Year 2000.

Upon completion of the implementation of certain new computer systems by September 30, 1999, we believe that all of our critical internal information systems will operate correctly with regard to the import, export, and processing of date information, including correct handling of leap years, in connection with the change in the calendar year from 1999 to 2000. We also plan to inventory and address other less critical equipment and machinery, such as facility equipment, that may contain embedded technology with Year 2000 compliance problems. We expect to complete this effort no later than June 30, 1999. We also have material relationships with franchisees, suppliers and vendors that may not have adequately addressed the Year 2000 issue with respect to their equipment or information systems. Although we are attempting to assess the extent of their compliance efforts, we have not received any written assurances and, accordingly, cannot determine the risk to our business. In the event that we are unable to complete planned upgrades or implement replacements systems prior to December 31, 1999 or in the event our franchisees, suppliers and vendors do not adequately address the Year 2000 issue before such date, we may experience significant disruption or delays in our operations, which in turn could have a material adverse effect on our business.

We may not have the ability to raise the funds necessary to finance the change of control offer required by our indenture.

Upon the occurrence of certain specific kinds of change of control events, we must offer to repurchase all outstanding Exchange Notes. It is possible, however, that we will not have sufficient funds at the time of the change of control to make the required repurchase of the Exchange Notes or that restrictions in our senior credit facilities will not allow such repurchases. In addition, certain important corporate events, such as leveraged recapitalizations that would increase the level of our indebtedness, would not constitute a change of control under the indenture. See "Repurchase at the Option of Holders" under the heading "Description of Exchange Notes."

The occurrence of certain of the events that would constitute a change of control under the indenture would constitute a default under the senior credit facilities. Our senior indebtedness and the senior indebtedness of our subsidiaries may also contain prohibitions of certain events that would constitute a change of control. Moreover, the exercise by the holders of the Exchange Notes of their right to require us to repurchase the Exchange Notes could cause a default under such senior indebtedness, even if the change of control itself does not, due to the financial effect on us of such repurchase. The terms of the senior credit facilities will, and other senior debt may, prohibit the prepayment of the Notes by us prior to their scheduled maturity. Consequently, if we are not able to prepay the indebtedness under the senior credit facilities and any other senior indebtedness containing similar restrictions, we will be unable to fulfill our repurchase obligations if holders of the Notes exercise their repurchase rights following a change of control, thereby resulting in a default under the indenture.

Under federal and state laws, the Exchange Notes and the guarantees might, under special circumstances, be voided and the holders of the Exchange Notes might be required to return any payments received from us or our subsidiary guarantors.

Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, the Exchange Notes and the subsidiary guarantees could be voided, or claims in respect of the Exchange Notes or the subsidiary guarantees could be subordinated to all other debts of us or any subsidiary guarantor if, among other things, Domino's or any of its subsidiary guarantors, at the time the indebtedness evidenced by the Notes or the guarantee was incurred:

  . received less than reasonably equivalent value or fair consideration for the incurrence of such indebtedness;

  .  was insolvent or rendered insolvent by reason of such incurrence;

  . was engaged in a business or transaction for which we or such guarantor's remaining assets constituted unreasonably small capital; or

  . intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.

In addition, any payment by Domino's or a subsidiary guarantor pursuant to the Exchange Notes or any subsidiary guarantee could be voided and required to be returned to Domino's or such subsidiary guarantor or to a fund for the benefit of the creditors of Domino's or such subsidiary guarantor.

The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, we or a subsidiary guarantor would be considered insolvent if:

  . the sum of our or such subsidiary guarantor's debts, including contingent liabilities, were greater than the fair saleable value of all of our or such subsidiary's assets;

  . the present fair saleable value of our or such subsidiary guarantor's assets were less than the amount that would be required to pay our or such subsidiary guarantor's probable liability on existing debts, including contingent liabilities, as they become absolute and mature; or

  .  we or any subsidiary guarantor could not pay debts as they become due.

Based on historical financial information, recent operating history and other factors, neither Domino's nor any of its subsidiary guarantors believes that, after giving effect to the indebtedness incurred in connection with the recapitalization, it was insolvent, had unreasonably small capital for the business in which it is engaged or had incurred debts beyond its ability to pay such debts as they mature. There can be no assurance, however, as to what standard a court would apply in making such determinations or that a court would agree with Domino's or its subsidiary guarantors' conclusions in this regard.

We cannot assure you that an active trading market for the Exchange Notes will develop.

The Exchange Notes are new securities for which there currently is no market. Although J.P. Morgan & Co. and Goldman, Sachs & Co., the initial purchasers of the outstanding Notes, have informed us that they intend to make a market in the

Exchange Notes, they are not obligated to do so and any such market making may be discontinued at any time without notice. Accordingly, there can be no assurance as to the development or liquidity of any market for the Exchange Notes. The Exchange Notes are expected to be eligible for trading by qualified buyers in the PORTAL market. We do not intend to apply for listing of the Exchange Notes on any securities exchange or for quotation through The Nasdaq National Market.

In addition, the liquidity of, and trading market for, the Exchange Notes also may be adversely affected by general declines in the market for similar securities. Such a decline may adversely affect such liquidity and trading markets independent of our financial performance and prospects.

Your ability to resell your Notes will remain restricted if you fail to exchange them in this offer.

Untendered outstanding Notes that are not exchanged for the registered Exchange Notes pursuant to this offer will remain restricted securities, subject to the following restrictions on transfer:

  . the Notes may be resold only if registered pursuant to the Securities Act or if an exemption from registration is available;

  . the Notes will bear a legend restricting transfer in the absence of registration or an exemption; and

  . a holder of the Notes who wants to sell or otherwise dispose of all or any part of its Notes under an exemption from registration under the Securities Act, if requested by us, must deliver to us an opinion of independent counsel experienced in Securities Act matters, reasonably satisfactory in form and substance to us, that such exemption is available.

                              Recent Developments

On December 21, 1998, investors, including funds associated with Bain Capital, management and others, acquired a controlling interest in Domino's through a series of transactions, including a merger of a special purpose corporation organized by Bain Capital into TISM, Inc., the parent corporation of Domino's.
Specifically:

  . Investors, including the Bain Capital funds, management and others, invested $229.7 million to acquire common stock of TISM, which represented approximately 93% of its outstanding common stock immediately following the recapitalization, and $101.1 million to acquire cumulative preferred stock of TISM.

  . The prior stockholders of TISM retained a portion of their voting common stock in TISM equal to $17.5 million, or approximately 7% of the outstanding common stock of TISM immediately following the recapitalization. In the merger, these stockholders received
     $903.2 million for their remaining common stock and TISM contingent notes payable for up to an aggregate of $15 million in certain circumstances upon the sale or transfer to non-affiliates by the Bain Capital funds of more than 50% of their initial common stock ownership in TISM.

The recapitalization and related expenses were financed in part through the sale of the equity securities and retention of the common stock discussed above. The remaining financing was obtained through:

  . Borrowings under our new senior credit facilities in the aggregate principal amount of $545 million, consisting of $445 million in term loans and a revolving credit facility of up to $100 million, and

  .  The sale of the Notes.

In connection with the sale of the outstanding Notes, we agreed to register the Exchange Notes under the Securities Act and offer them in exchange for the Notes.

                                Use of Proceeds

There will be no proceeds from the issuance of the Exchange Notes.

The gross proceeds of $330.8 million from the investment in the common stock and cumulative preferred stock of TISM, $275 million from the sale of the outstanding Notes and borrowings under the senior credit facilities were used to complete the merger, repay certain existing indebtedness, pay $50 million in connection with a non-compete agreement with Thomas S. Monaghan and pay approximately $49.8 million in fees and expenses related to the recapitalization.

                                 Capitalization

The following table sets forth cash and cash equivalents and capitalization of Domino's as of January 3, 1999. The information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the audited consolidated financial statements and accompanying notes thereto appearing elsewhere in this Prospectus.

                                                                 ---------------
Dollars in Thousands                                             January 3, 1999
Cash and cash equivalents.......................................    $        115
                                                                    ============
Long-term debt (including current portion)
  Revolving Credit Facility(a)..................................           1,700
  Senior Term A.................................................         175,000
  Senior Term B.................................................         135,000
  Senior Term C.................................................         135,000
  Notes.........................................................         275,000
  Existing debt and other obligations...........................           6,426
                                                                    ============
    Total long-term debt (including current portion)............         728,126
                                                                    ------------
Stockholder's deficit...........................................        (483,775)
                                                                    ------------
Total capitalization............................................    $    244,351
                                                                    ============

---------
(a) The revolving credit facility has total availability of $100 million, with $1.7 million drawn at January 3, 1999 and letters of credit issued for a total of $10.8 million.

                Unaudited Pro Forma Consolidated Financial Data


The unaudited pro forma consolidated financial data are based on the historical consolidated financial statements of Domino's and its subsidiaries and adjustments described in the accompanying notes. See Notes to "Unaudited Pro Forma Consolidated Balance Sheet."

The following unaudited pro forma consolidated statement of income for the fiscal year ended January 3, 1999 gives effect to the recapitalization as if it had occurred on December 29, 1997. See "Recent Developments." The pro forma adjustments are based upon available data and certain assumptions that our management believes are reasonable. The unaudited pro forma consolidated statement of income does not purport to represent what our results of operations would have been if the recapitalization had occurred as of the date indicated or what such results will be for any future periods. The unaudited pro forma consolidated financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operation" and the consolidated financial statements and notes thereto included elsewhere in this Prospectus.

              Unaudited Pro Forma Consolidated Statement of Income

                  For the Fiscal Year Ended January 3, 1999(a)

                         --------------------------------------------------------
                                      Reorganization,    Adjustments
                                     Acquisitions and        for the
                         Historical      Divestitures   Transactions     Pro Forma
Dollars in Thousands     ----------  ----------------   ------------    ---------
Revenues:
Corporate stores........ $ 409,413     $   (39,750)(c)      $  --        $369,663
Domestic franchise
 royalties..............   112,222            (367)(b)         --         113,582
                                             1,727 (c)
Domestic distribution...   599,121             --              --         599,121
International...........    56,022             --              --          56,022
                         ---------     -----------       ---------      ---------
Revenues................ 1,176,778         (38,390)            --       1,138,388
Cost of sales...........   858,411            (141)(b)         --         826,129
                                           (32,141)(c)
                         ---------     -----------       ---------      ---------
Gross profit............   318,367          (6,108)            --         312,259
General and
 administrative.........   248,098         (21,089)(b)       1,923 (d)    237,341
                                           (11,032)(c)      32,051 (e)
                                                           (12,610)(f)
                         ---------     -----------       ---------      ---------
Income from operations..    70,269          26,013         (21,364)        74,918
Interest income.........      (730)            --              --            (730)
Interest expense........     7,051             --           65,518 (g)     72,569
                         ---------     -----------       ---------      ---------
Income before provision
 (benefit) for income
 taxes..................    63,948          26,013         (86,882)         3,079
Provision (benefit) for
 income taxes...........   (12,928)         48,913 (h)     (34,753)(h)      1,232
                         ---------     -----------       ---------      ---------
Net income..............  $ 76,876     $   (22,900)       $(52,129)       $ 1,847
                         =========     ===========       =========      =========
Other Data:
Pro Forma EBITDA(i)..............................................        $130,629
Depreciation and other non-cash items............................          55,711
Capital expenditures.............................................          49,976
Ratio of Pro Forma EBITDA to cash interest expense...............             2.0x
Ratio of earnings to fixed charges(j)............................             1.0x


       See Notes to Unaudited Pro Forma Consolidated Statement of Income

         Notes to Unaudited Pro Forma Consolidated Statement of Income

                       Fiscal Year ended January 3, 1999

(a) Our fiscal year ended January 3, 1999 and consisted of fifty-three weeks.

(b) Reflects the elimination of income and expenses related to the following transactions between related parties and reflects the accounting on an ongoing basis.

  Domino's Farms Office Park (DFOP)--In connection with the recapitalization, the Company entered into a five-year lease agreement with DFOP for warehouse and office space occupied by the Company (approximately 185,000 feet). Historically, the Company leased the entire complex (approximately 520,000 square feet) from DFOP and subleased unused space to third parties. This adjustment reflects the exclusion of general and administrative expenses related to DFOP which historically were borne by us and are now being replaced by the lease agreement.

  Mater Christi Foundation--Reflects the elimination of discretionary charitable contributions made at the direction of the former principal stockholder of TISM to the Mater Christi Foundation, a charitable organization founded and managed by the former principal stockholder of TISM which will not be part of the ongoing operations, in addition to certain expenses incurred by us on behalf of the Foundation. The Company is under no obligation and does not intend to establish a similar foundation.

  CEO Retirement--Reflects the net effect of the retirement of the Company's former chief executive officer ($3,396), who was also the principal stockholder of TISM from the Company's inception through the completion of the recapitalization, and the estimated base compensation for a new chief executive officer ($600).

  Domino's Farms Land Development Limited Partnership (DFLD)--Reflects the elimination of equity income and rent expense related to the Company's investment in DFLD. The DFLD investment was distributed to the former principal stockholder of TISM in December 1998 and accordingly, will not be part of the ongoing operations of the Company. DFLD owns various properties in Ann Arbor, Michigan and the surrounding area. Historically, the Company leased various parcels of land from DFLD even though such properties were non-income producing.

  Advisory Boards--Reflects the elimination of the estimated net effect of the termination of the Company's finance and marketing advisory boards ($229) and the estimated costs necessary to compensate a new board of directors ($50).

  Food Distribution Center Acquisitions--Reflects the elimination of historical rent expense associated with two distribution centers that were purchased by the Company in August 1998 from the former principal stockholder of TISM and members of his family. This adjustment also records depreciation expense to reflect the costs of owning the purchased distribution center facilities.

  The following table summarizes the impact on income from operations of the elimination of transactions between related parties:

                                                                     ----------
                                                                     Year Ended
                                                                     January 3,
                                                                           1999
                                                                     ----------
  Dollars in Thousands
  DFOP.............................................................. $    8,551
  Mater Christi Foundation..........................................      8,204
  CEO Retirement....................................................      2,796
  DFLD..............................................................        992
  Advisory Boards...................................................        179
  Food Distribution Center Acquisitions.............................        141
                                                                     ----------
  Impact on income from operations (includes depreciation)..........     20,863
  Depreciation impact included in above adjustments.................        109
                                                                     ----------
  Impact excluding depreciation..................................... $   20,972
                                                                     ==========

         Notes to Unaudited Pro Forma Consolidated Statement of Income

                       Fiscal Year ended January 3, 1999

(c) In anticipation of the recapitalization, management instituted the following formal program:

  Store Rationalization Program--Reflects the elimination of net sales, cost of goods sold and general and administrative expenses related to the store rationalization program introduced in July, 1998. These adjustments reflect the impact of the store rationalization program as if it were fully implemented on December 29, 1997. The store rationalization program involved the sale of 103 corporate-owned stores to franchisees and the closure of 39 additional corporate-owned stores. As of January 3, 1999, the entire program had been completed. The impact of the sale of corporate-owned stores to franchisees will result in ongoing royalties at the standard franchise rate from the new franchisees where previously corporate-owned store revenues and the related costs of operations were recorded.


  The following table summarizes the impact on income from operations of the store rationalization program:

                                                                    ----------
                                                                    January 3,
                                                                          1999
  Dollars in Thousands                                              ----------
  Impact on income from operations (includes depreciation)......... $    5,150
  Depreciation impact included in the above adjustment.............     (1,142)
                                                                    ----------
  Impact excluding depreciation.................................... $    4,008
                                                                    ==========

(d) Reflects the net adjustment necessary to reflect the $2,000 shareholder advisory fee for consulting and financial services provided to the Company. See "Certain Relationships and Related Transactions--Management Services Agreement."

(e) Reflects the amortization expense associated with the non-compete agreement entered into between TISM and the former principal stockholder of TISM in conjunction with the recapitalization. The covenant not to compete payment of $50,000 is being amortized using an accelerated method over the term of the agreement of three years.

(f) Represents the reduction in general and administrative expenses as a result of the following non-recurring charges recorded in connection with the recapitalization: (i) $12.1 million of incentive compensation granted to certain executives in connection with the recapitalization and (ii) $0.5 million of principal stockholder expenses.

(g) The increase in pro forma interest expense as a result of the recapitalization is as follows:

                                                                    ----------
                                                                    January 3,
                                                                          1999
   Dollars in Thousands                                             ----------
   Elimination of historical interest expense.....................  $   (7,051)
                                                                    ----------
   Interest on new borrowings
   Cash interest expense at a weighted average interest rate of
    9.21% (1).....................................................      66,476
   Amortization of deferred financing costs (2)...................       6,093
                                                                    ----------
   Total interest from the debt requirements of the
    recapitalization..............................................      72,569
                                                                    ----------
   Net increase in interest expense...............................  $   65,518
                                                                    ==========

  ---------
  (1) A 0.125% increase or decrease in the assumed weighted average interest rate on the senior credit facilities would change pro forma interest expense by $559 for the fiscal year ended January 3, 1999.

  (2) Represents annual amortization expense utilizing the effective interest rate method over the terms of the respective borrowings.

         Notes to Unaudited Pro Forma Consolidated Statement of Income

                       Fiscal Year ended January 3, 1999

(h) Represents the income tax adjustment required to result in a pro forma income tax provision based on: (i) the Company's historical tax provision using historical amounts, (ii) the tax effects of the reversion to "C" Corporation status and (iii) the tax effects of the pro forma adjustments described above at an estimated 40% effective tax rate.

(i) EBITDA represents earnings before interest, taxes, depreciation, amortization and loss on sale of assets (net). EBITDA is presented because the Company believes it is frequently used by security analysts in the evaluation of companies and is an important financial measure in our indenture and credit agreements. However, EBITDA should not be considered as an alternative to cash flow from operating activities as a measure of liquidity or as an alternative to net income as an indicator of our operating performance or any other measure of performance in accordance with generally accepted accounting principles.

The following table sets forth a reconciliation of Historical EBITDA to Pro Forma EBITDA:

                                                                 ---------------
                                                                      Year Ended
                                                                 January 3, 1999
                                                                 ---------------
Dollars in Thousands
Historical EBITDA...............................................    $ 94,962
Related-party transactions......................................      20,972
Store rationalization program...................................       4,008
Non-recurring charges...........................................      12,610
Shareholder advisory fee........................................      (1,923)
                                                                    --------
Pro Forma EBITDA................................................    $130,629
                                                                    ========

(j) For purposes of calculating the ratio of earnings to fixed charges, earnings consist of earnings before income taxes, plus fixed charges. Fixed charges consist of interest expense, including amortization of financing costs and the portion of operating rental expense which management believes is representative of the interest component of rent expense.

                Selected Historical Consolidated Financial Data

Set forth below are selected historical consolidated financial data of Domino's, Inc. and subsidiaries at the dates and for the periods indicated. The selected historical consolidated statements of income data of Domino's, Inc. and subsidiaries for the fiscal years ended December 29, 1996, December 28, 1997 and January 3, 1999 and the selected historical balance sheet data as of December 28, 1997 and January 3, 1999 were derived from the historical consolidated financial statements of Domino's, Inc. and subsidiaries that were audited by Arthur Andersen LLP, whose report appears elsewhere in this Prospectus. The selected historical consolidated financial data of Domino's, Inc. and subsidiaries as of and for the fiscal years ended January 1, 1995 and December 31, 1995 and the historical balance sheet data as of December 29, 1996 are derived from unaudited consolidated financial statements of Domino's, Inc. and subsidiaries which, in the opinion of management, include all adjustments necessary for a fair presentation. The selected historical consolidated financial data set forth below should be read in conjunction with, and is qualified by reference to, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the audited consolidated financial statements and accompanying notes thereto included elsewhere in this Prospectus.

                                            -----------------------------------

                                              Fiscal Year(a)
                          -----------------------------------------------------------
                                1994        1995        1996        1997         1998
Dollars in Thousands      ----------  ----------  ----------  ----------  -----------
                               (unaudited)
System-wide Sales (unau-
 dited):
Domestic................  $1,910,465  $1,952,398  $2,110,324  $2,294,224  $ 2,505,991
International...........     383,758     441,108     524,496     633,857      717,694
                          ----------  ----------  ----------  ----------  -----------
Total...................  $2,294,223  $2,393,506  $2,634,820  $2,928,081  $ 3,223,685
                          ==========  ==========  ==========  ==========  ===========
Statement of Income Da-
 ta:
Corporate stores........  $  326,890  $  324,181  $  336,585  $  376,837    $ 409,413
Domestic franchise roy-
 alties.................      80,333      85,495      93,404     102,360      112,222
Domestic distribution...     423,406     452,151     494,173     513,097      599,121
International...........      44,124      43,392      45,775      52,496       56,022
                          ----------  ----------  ----------  ----------  -----------
Revenues................     874,753     905,219     969,937   1,044,790    1,176,778
Cost of sales...........     666,066     677,644     717,214     757,604      858,411
                          ----------  ----------  ----------  ----------  -----------
Gross profit............     208,687     227,575     252,723     287,186      318,367
General and administra-
 tive...................     184,325     177,771     196,222     222,182      248,098
                          ----------  ----------  ----------  ----------  -----------
Income from operations..      24,362      49,804      56,501      65,004       70,269
Interest income.........        (999)       (606)       (411)       (447)        (730)
Interest expense........      15,851      13,166       6,301       3,980        7,051
                          ----------  ----------  ----------  ----------  -----------
Income before provision
 (benefit) for income
 taxes, minority
 interest and
 extraordinary loss.....       9,510      37,244      50,611      61,471       63,948
Provision (benefit) for
 income taxes(b)........       6,713       9,353      30,884         366      (12,928)
Minority interest in net
 loss of subsidiary.....          (6)        --          --          --           --
                          ----------  ----------  ----------  ----------  -----------
Income before extraordi-
 nary loss..............       2,803      27,891      19,727      61,105       76,876
Extraordinary loss due
 to refinancing of debt,
 net of applicable in-
 come taxes.............       2,661       2,576         --          --           --
                          ----------  ----------  ----------  ----------  -----------
Net income..............  $      142  $   25,315  $   19,727  $   61,105  $    76,876
                          ==========  ==========  ==========  ==========  ===========
Other Financial Data
 (unaudited):
EBITDA(c)...............  $   45,187  $   67,367  $   72,340  $   83,140  $    94,962
Net cash provided by op-
 erating activities.....      27,795      37,012      53,225      73,081       64,343
Depreciation and other
 non-cash items.........      20,825      17,563      15,839      18,136       24,693
Capital expenditures....      13,979      14,770      19,887      45,412       49,976
Ratio of earnings to
 fixed charges(d).......         1.4x        2.6x        4.3x        5.7x         4.9x
Balance Sheet Data (un-
 audited):
Total assets............  $  169,772  $  164,041  $  155,454  $  212,978    $ 387,891
Long-term debt..........     114,529      84,146      46,224      36,438      720,480
Total debt..............     141,836     110,018      70,067      44,408      728,126
Stockholder's equity
 (deficit)..............     (79,571)    (54,199)    (34,868)     26,118     (483,775)

          See Notes to Selected Historical Consolidated Financial Data

            Notes to Selected Historical Consolidated Financial Data

(a) Domino's, Inc.'s fiscal year generally consists of thirteen four-week periods and ends on the Sunday closest to December 31. The 1994 fiscal year ended January 1, 1995; the 1995 fiscal year ended December 31, 1995; the 1996 fiscal year ended December 29, 1996; the 1997 fiscal year ended December 28, 1997; and the 1998 fiscal year, which consisted of fifty-three weeks, ended January 3, 1999.

(b) Subsequent to December 1996, the Company elected to be an "S" Corporation for federal income tax purposes. The Company reverted to "C" Corporation status on December 21, 1998. On a pro forma basis had the Company been a "C" Corporation throughout this period, income tax expense would have been higher by the following amounts: fiscal year ended December 28, 1997 -- $18 million; fiscal year ended January 3, 1999 -- $18.9 million.

(c) EBITDA represents earnings before interest, taxes, depreciation, amortization and loss on sale of assets (net). EBITDA is presented because we believe it is frequently used by security analysts in the evaluation of companies and is an important financial measure in our indenture and credit agreements. However, EBITDA should not be considered as an alternative to cash flow from operating activities as a measure of liquidity or as an alternative to net income as an indicator of our operating performance or any other measure of performance in accordance with generally accepted accounting principles.

  The following table sets forth a reconciliation of income from operations to EBITDA:

                                     ------------------------------------------
                                                   Fiscal Year
                                     ------------------------------------------
                                        1994     1995     1996     1997    1998
   Dollars in Thousands              -------  -------  -------  ------- -------
   Income from operations..........  $24,362  $49,804  $56,501  $65,004 $70,269
   Loss on sale of assets (net)....    2,083      104      353    1,197   1,570
   Depreciation and amortization...   18,742   17,459   15,486   16,939  23,123
                                     -------  -------  -------  ------- -------
   EBITDA..........................   45,187   67,367   72,340   83,140  94,962
                                     =======  =======  =======  ======= =======

(d) For purposes of calculating the ratio of earnings to fixed charges, earnings represent income before income tax plus fixed charges. Fixed charges consist of interest expense, including amortization of financing costs and the portion of operating rental expense which management believes is representative of the interest component of rent expense.

                    Management's Discussion and Analysis of
                 Financial Condition and Results of Operations

The following discussion and analysis of the financial condition and results of operations relates substantially to periods prior to completion of the recapitalization. As a result of the recapitalization, the Company entered into financing arrangements and, accordingly, has a different capital structure. Accordingly, the results of operations for periods subsequent to the consummation of the recapitalization will not necessarily be comparable to prior periods. See "Recent Developments," "Capitalization," "Description of Senior Credit Facilities," "Selected Historical Consolidated Financial Data," "Unaudited Pro Forma Consolidated Financial Data," and the audited consolidated financial statements and notes thereto included elsewhere in this Prospectus.

Overview

Domino's is the leading pizza delivery company in the United States. We operate through a world-wide network of over 6,200 franchise and corporate-owned stores. Our Distribution division's eighteen regional food distribution centers and one equipment distribution center supply food, store equipment and supplies to corporate-owned and domestic franchise stores and equipment to international stores.

Year Ended January 3, 1999 Compared to Year Ended December 28, 1997

Revenues
General. Revenues include sales by corporate-owned stores, royalty fees from domestic and international franchises and sales by our Distribution commissaries to domestic and international franchises. Total revenues increased $132.0 million, or 12.6%, to $1,176.8 million for the year ended January 3, 1999 from $1,044.8 million for the year ended December 28, 1997. The increase in total revenues is principally attributed to increases in domestic and international same store sales, a net increase in the average number of domestic and international stores and one additional week in the year ended January 3, 1999 as compared to the year ended December 28, 1997.

Corporate. Revenues from Corporate Store operations increased $32.6 million, or 8.7%, to $409.4 million for the year ended January 3, 1999 from $376.8 million for the year ended December 28, 1997. The increase is principally attributed to a 4.0% increase in same store sales as well as a slight increase in the average number of corporate-owned stores. Ending corporate-owned stores, however, decreased by 125 to 642 as of January 3, 1999 from 767 as of December 28, 1997 as a result of significant store rationalization program activity that occurred between September 1998 and December 1998.

Franchise. Revenues from Domestic Franchise operations are derived primarily from royalty income. Revenues from Franchise operations increased $9.8 million, or 9.6%, to $112.2 million for the year ended January 3, 1999 from $102.4 million for the year ended December 28, 1997. This increase in revenues resulted mainly from a 4.6 % increase in same store sales and an increase in the average number of franchise stores. Ending franchise stores increased by 183 to 3,847 as of January 3, 1999 from 3,664 as of December 28, 1997.

Distribution. Revenues from Domestic Distribution operations are derived primarily from the sale of food, equipment and supplies to domestic franchise stores and, to a lesser extent, the sale of equipment to international stores, and excludes sales to corporate-owned stores. Revenues from Distribution operations increased $86.0 million, or 16.8%, to $599.1 million for the year ended January 3, 1999 from $513.1 million for the year ended December 28, 1997. The increase in revenues is principally due to the increase in franchise stores sales noted above, an increase in cheese prices, and an increase in equipment and supply sales to franchisees to roll out the Domino's HeatWave Hot Bag technology in Spring 1998, partially offset by increases in Distribution's profit sharing, profit capitation and volume discount programs which are netted against revenues.

International. Revenues from International operations, which are derived mainly from food sales to international franchises, master franchise agreement royalties and, to a lesser extent, franchise and development fees, increased $3.5 million, or 6.7%, to $56.0 million for the year ended January 3, 1999 from $52.5 million for the year ended December 28, 1997. The increase was partially driven by a 12.6% increase in international franchise royalty revenues that was caused by an increase in the ending number of international franchise stores to 1,730 at January 3, 1999 from 1,520 at December 28, 1997, partially offset by a decrease in average store sales caused by unfavorable changes in foreign currency exchange rates, primarily in Asian markets and Mexico. On a constant dollar basis, same store sales for the year ended January 3, 1999 increased 3.4% from the year ended December 28, 1997. Sales of commissary products to international franchisees increased $1.1 million, or 3.3%, to $34.2 million for the year ended January 3, 1999 from $33.1 million for the year ended December 28, 1997.

Gross Profit. Gross profit increased $31.2 million, or 10.9%, to $318.4 million for the year ended January 3, 1999 from $287.2 million for the year ended December 28, 1997. This increase was driven primarily by the increase in revenues. As a percentage of revenues, gross profit decreased 0.4% to 27.1% for the year ended January 3, 1999 from 27.5% for the year ended December 28, 1997. This decrease resulted primarily from lower margin distribution revenues growing faster than revenues of other divisions and higher Corporate operations costs due to increases in the price of cheese and the minimum wage, partially offset by a $6.7 million credit to insurance expense due to a reduction in the actuarial calculation of our required insurance reserves.

General and Administrative. General and administrative expenses consists primarily of regional support offices, corporate administrative functions, corporate store and distribution facility management costs and advertising and promotional expenses. General and administrative expenses increased $25.9 million, or 11.7%, to $248.1 million for the year ended January 3, 1999 from $222.2 million for the year ended December 28, 1997. This increase is due primarily to incentive compensation to certain executives in connection with the recapitalization and an increase in costs that coincide with increased business volume, including administrative and corporate store manager compensation, computer expenses, advertising and professional service fees, partially offset by a decrease in bad debt expenses. As a percentage of net revenues, general and administrative expenses decreased to 21.1% for the year ended January 3, 1999 compared to 21.3% for the year ended December 28, 1997, due primarily to economies of scale created by an increase in overall business volume and the decrease in bad debt expenses, partially offset by the recapitalization incentive compensation.

Interest Expense. Interest expense increased $3.1 million, or 77.5%, to $7.1 million for the year ended January 3, 1999 from $4 million for the year ended December 28, 1997 primarily as a result of a December 1998 increase in debt to fund the recapitalization.

Provision (Benefit) for Income Taxes. The provision (benefit) for income taxes decreased to a benefit of $12.9 million for the year ended January 3, 1999 from a provision of $0.4 million for the year ended December 28, 1997 driven primarily by establishment of a $27.9 million deferred tax asset upon the conversion of the Company to "C" Corporation status from "S" Corporation status for federal income tax reporting purposes partially offset by the establishment of tax reserves.

Net Income. Net income increased $15.8 million, or 25.9%, to $76.9 million for the year ended January 3, 1999 from $61.1 million for the year ended December 28, 1997. This increase was due primarily to the factors described above.

Year Ended December 28, 1997 Compared to Year Ended December 29, 1996

Revenues.
General. Total revenues increased $74.9 million, or 7.7%, to $1,044.8 million for the year ended December 28, 1997 from $969.9 for the year ended December 29, 1996.

Corporate. Revenues from Corporate Store operations increased $40.2 million, or 11.9%, to $376.8 million for the year ended December 28, 1997 from $336.6 million for the year ended December 29, 1996. The increase is principally attributed to a 4.5% increase in same store sales as well as an increase in the average number of corporate-owned stores. Ending corporate-owned stores increased by 63 to 767 as of December 28, 1997 from 704 as of December 29, 1996.

Franchise. Revenues from Domestic Franchise operations increased $9 million, or 9.6%, to $102.4 million for the year ended December 28, 1997 from $93.4 million for the year ended December 29, 1996. The increase in revenues resulted mainly from a 7.3% increase in same store sales and an increase in the average number of franchise stores. Ending franchise stores increased by 52 to 3,664 as of December 28, 1997 from 3,612 as of December 29, 1996.

Distribution. Revenues from Domestic Distribution operations increased $18.9 million, or 3.8%, to $513.1 million for the year ended December 28, 1997 from $494.2 million for the year December 29, 1996. The increase in revenues is principally attributed to the increase in franchise store sales noted above and an increase in equipment and supply sales to franchisees, partially offset by a decrease in cheese prices during the year ended December 28, 1997 and increases in profit sharing, profit capitation and volume discount programs which are netted against revenues.

International. Revenues from International operations increased $6.7 million, or 14.6%, to $52.5 million for the year ended December 28, 1997 from $45.8 million for the year ended December 29, 1996. The increase was partially driven by a 16.6% increase in international franchise royalty revenues that was caused by an increase in the ending number of international franchise stores to 1,520 at December 28, 1997 from 1,250 at December 29, 1996, partially offset by a decrease in average store sales caused by unfavorable changes in foreign currency exchange rates, primarily in Japan and Mexico, and a slight decrease in the overall effective royalty rate due to discounted royalties programs intended to stimulate franchise store growth. On a constant dollar basis, same store sales for the year ended December 28, 1997 increased 11.1% from the year ended December 29, 1996. Sales of commissary products to international franchisees increased $4.8 million, or 17%, to $33.1 million for the year ended December 28, 1997 from $28.3 million for the year December 29, 1996.

Gross Profit. Gross profit increased $34.5 million, or 13.7%, to $287.2 million for the year ended December 28, 1997 from $252.7 million for the year ended December 29, 1996. This increase was driven primarily by the increase in revenues. As a percentage of net revenues, gross profit increased 1.4% to 27.5% for the year ended December 28, 1997 from 26.1% for the year ended December 29, 1996. This increase resulted primarily from decreases in insurance costs and the price of cheese and lower margin distribution revenues growing at a slower rate than revenues of other divisions, partially offset by an increase in the minimum wage.

General and Administrative Expense. General and administrative expenses increased $26.0 million, or 13.3%, to $222.2 million for the year ended December 28, 1997 from $196.2 million for the year ended December 29, 1996. This increase was due primarily to cost increases that coincide with increased business volume, including administrative and corporate store manager compensation, advertising and promotional expenses, travel, awards and incentives, research and development and professional service fees. As a percentage of net revenues, general and administrative expenses increased to 21.3% for the year ended December 28, 1997 compared to 20.2% for the year ended December 29, 1996, due primarily to (i) an increase in Corporate and Franchise revenues as a percentage of total revenues which demonstrate relatively higher general and administrative expenses as a percentage of revenues than our other divisions, (ii) increased litigation costs and (iii) an increase in charitable contributions.

Interest Expense. Interest expense decreased $2.3 million, or 36.5%, to $4 million for the year ended December 28, 1997 from $6.3 million for the year ended December 29, 1996 as a result of decreased average debt levels.

Net Income. Net income increased $41.4 million, or 210.2%, to $61.1 million for the year ended December 28, 1997 from $19.7 million for the year ended December 29, 1996. This increase was due primarily to the factors described above and a $30.5 million decrease in our provision for income taxes to $0.4 million for the year ended December 28, 1997 from $30.9 million for the year ended December 29, 1996, due mainly to our "S" Corporation election effective December 30, 1996. Also due to our "S" Corporation election, we recorded an $8.2 million charge to provision for income taxes in 1996 to fully reserve against our remaining deferred tax asset.

Liquidity and Capital Resources

Historical
Historically, we have required limited levels of working capital to fund growth. As of January 3, 1999, our working capital balance was negative. In addition, our sales are not typically seasonal, which further limits our working capital requirements.

Net cash provided by operating activities was $64.3 million, $73.1 million and $53.2 million for the years ended January 3, 1999, December 28, 1997 and December 29, 1996, respectively. The decrease in cash flows from operations for the year ended January 3, 1999 was primarily due to the impact of a $27.6 million benefit for deferred federal income taxes, partially offset by an increase in net income. The improvement in cash flows from operating activities for the year ended December 28, 1997 was primarily attributable to an increase in net income, partially offset by a net increase in working capital that resulted from a $10.2 million increase in the Domino's HeatWave Hot Bag inventories in anticipation of the domestic roll-out of that product to franchisees in early 1998.

Net cash used in investing activities consists primarily of capital expenditures and investments in marketable securities, partially offset by proceeds from asset sales and collections on notes receivable from franchisees. Net cash used in investing activities was $38.8 million, $46.5 million and $15.0 million for the years ended January 3, 1999, December 28, 1997 and December 29, 1996, respectively. The decrease in cash used in investing activities for the year ended January 3, 1999 is primarily attributable to increased proceeds from asset sales that resulted from our store rationalization program and liquidation of our investments in marketable securities that had been placed in trusts to fund our executive and managerial deferred compensation plans, which were terminated in December 1998, partially offset by an increase in capital expenditures. The increase in cash used in investing activities for the year ended December 28, 1997 was primarily attributable to an increase in capital expenditures.

Capital expenditures were $50.0 million, $45.4 million and $19.9 million for the years ended January 3, 1999, December 28, 1997 and December 29, 1996, respectively. The higher capital expenditures for the years ended January 3, 1999 and December 28, 1997 as compared to the year ended December 29, 1996 were primarily attributable to significant acquisitions of franchise stores and commissary businesses, spending related to the Domino's 2000 reimaging and relocation program and purchase and development costs associated with our new financial and supply chain systems. Capital expenditures for the year ended January 3, 1999 included $10.5 million of development costs for our financial and supply chain systems, $10.1 million for the Domino's 2000 reimaging and relocation program, $4.2 million for the acquisition of distribution centers in Georgia and Northern California and $2.6 million to implement the Domino's HeatWave Hot Bags in corporate-owned stores. Capital expenditures for the year ended December 28, 1997 included $13.8 million for acquisitions of franchise store and commissary businesses, primarily in the Salt Lake City, Utah and Arlington, Texas areas, $8.8 million for the Domino's 2000 reimaging and relocation program and $3.3 million for purchase and development of our financial and supply chain systems modules. Capital expenditures for the year ended December 29, 1996 included $3.5 million for the Domino's 2000 reimaging and relocation program and $4.4 million for acquisitions of franchise store and commissary businesses.

Net cash used in financing activities was $25.6 million, $26.5 million and $40.4 million for the years ended January 3, 1999, December 28, 1997 and December 29, 1996, respectively. Net cash used in financing activities for the year ended January 3, 1999 included borrowings of $722.1 million to provide funding for transactions pursuant to the recapitalization, which primarily included $629.8 million of shareholder distributions pursuant to the recapitalization, retirement of $39.9 million of debt under our previous credit facilities and payment of $43.3 million of deferred financing costs. Also included in cash used in financing activities for the year ended January 3, 1999 was $36.2 million in distributions to pay our stockholders' "S" Corporation income taxes for both the year ended December 28, 1997 and a portion of the year ended January 3, 1999. Net cash used in financing activities for the years ended December 28, 1997 and December 29, 1996 was comprised mainly of net repayment of long-term debt.

After the Recapitalization
Following the recapitalization, our primary sources of liquidity continue to be cash flow from operations and borrowings under our new revolving credit facility. We expect that ongoing requirements for debt service and capital expenditures will be funded from these sources.

We incurred substantial indebtedness in connection with the recapitalization. As of January 3, 1999, we had $728.1 million of indebtedness outstanding as compared to $46.3 million of indebtedness outstanding immediately prior to the recapitalization. In addition, we have a stockholders' deficit of $483.8 million as of January 3, 1999, as compared to stockholders' equity of $41.8 million immediately prior to the recapitalization. Our significant debt service obligations following the recapitalization could, under certain circumstances, have material consequences to our security holders, including holders of the Exchange Notes. See "Risk Factors."

Concurrent with the recapitalization, we issued the Notes and entered into the senior credit facilities. The term loan facilities provide for multiple tranche term loans in the aggregate principal amount of $445 million. The revolving credit facility provides revolving loans in an aggregate amount of up to $100 million. Upon closing of the recapitalization, we borrowed the full amount available under the term loan facility and approximately $2.1 million under the revolving credit facility. As of January 3, 1999, borrowings under the revolving credit facility were $1.7 million and letters of credit issued thereunder were $10.8 million. The borrowings under the revolving credit facility will be available to fund our working capital requirements, capital expenditures and other general corporate purposes. Amortization on the term loans begins on December 31, 1999. The Tranche A facility matures in quarterly installments from March 31, 2000 through 2004. The Tranche B facility matures in quarterly installments from December 31, 1999 through 2006. The Tranche C facility matures in quarterly installments from December 31, 1999 through 2007. See "Description of Senior Credit Facilities."

We recently implemented a store reimaging and relocation campaign called Domino's 2000. The reimaging program involves a variety of store improvements including upgrading store interiors, adding new signage to draw attention to the store and providing contemporary uniforms for our employees. We believe that the per store capital expenditures for the reimaging campaign will not exceed an average of $30,000. The cost of relocating a corporate store is not expected to exceed an average of $160,000 per store. Domino's will incur these capital expenditures on a discretionary basis and only with respect to its corporate-owned stores. Capital expenditures are expected to be funded from internally generated cash flows and by borrowings under our revolving credit facility.

Effective February 1, 1999, we terminated the Distribution profit capitation program. Under this program, our Distribution division had rebated to participating franchisees all Distribution pre-tax profits in excess of 2% of gross revenues from sales to corporate-owned and domestic franchise stores. In addition, at the beginning of fiscal year 1999 corporate-owned stores began participating in the profit sharing program of our Distribution division. This profit sharing plan was recently amended to increase rebates to participating stores from approximately 45% to approximately 50% of their regional distribution center's pre-tax profits. Although corporate-owned stores had the right to participate in the program, historically only domestic franchise stores participated. We agreed that the aggregate funds available for rebate to participating franchisees in 1999 under the profit sharing plan would be at least $1 million more than the aggregate payments made to franchisees under the profit sharing and profit capitation programs in fiscal year 1998. We agreed to pay any deficiency to participating franchisees on a pro rata basis.

Based upon the current level of operations and anticipated growth, we believe that cash generated from operations and amounts available under the revolving credit facility will be adequate to meet our anticipated debt services requirements, capital expenditures and working capital needs for the next several years. There can be no assurance, however, that our business will generate sufficient cash flow from operations or that future borrowings will be available under the senior credit facilities or otherwise to enable us to service our indebtedness, including the senior credit facilities and the Notes, to redeem or refinance the Cumulative Preferred Stock when required or to make anticipated capital expenditures. Our future operating performance and our ability to service or refinance the Notes, to service, extend or refinance the senior credit facilities and to redeem or refinance the Cumulative Preferred Stock will be subject to future economic conditions and to financial, business and other factors, many of which are beyond our control.

Impact of Inflation

We believe that our results of operations are not dependent upon moderate changes in the inflation rate. Inflation and changing prices did not have a material impact on our operations in 1996, 1997 and 1998. Severe increases in inflation, however, could affect the global and United States economy and could have an impact on our business, financial condition and results of operations.

Year 2000 Readiness Disclosure

We have recently either replaced or upgraded a majority of our core information systems, including the franchise royalties system, franchise legal system, information warehouse system and ULTRA store system which is the point-of-sale and operating system for corporate-owned stores. In addition, we are in the process of implementing a full suite of financial and distribution supply chain systems, which we expect will be completed no later than September 30, 1999. Upon completion of this project, we believe that all of our critical internal information systems will operate correctly with regard to the import, export, and processing of date information, including correct handling of leap years, in connection with the change in the calendar year from 1999 to 2000. Each of these upgrades were part of our budgeted expenses for upgrading our computer infrastructure and were not primarily part of an attempt to address the Year 2000 issue. We have, however, complemented our system upgrades with an internal compliance team responsible for testing all of our information systems for Year 2000 compliance.

We are also planning to inventory and address other less critical equipment and machinery, such as facility equipment, that may contain embedded technology with Year 2000 compliance problems. We expect to complete this effort no later than June 30, 1999. We also have material relationships with franchisees, suppliers and vendors and other significant entities, such as public utilities, that may not have adequately addressed the Year 2000 issue with respect to their equipment or information systems. Although we are attempting to assess the extent of their compliance efforts, we have not received any written assurances and, accordingly, can not determine the risk to our business.

For the fiscal year ended January 3, 1999, we spent approximately $256,000 addressing the Year 2000 issue. For the year ending January 2, 2000, we estimate spending approximately $520,000 addressing the Year 2000 issue. These amounts do not reflect the cost of our internal compliance team or the cost of planned replacement systems, such as the financial and distribution supply chain system software, which may have a positive impact on resolving the Year 2000 Issue. We do not expect that additional costs required to address the Year 2000 issue will have a significant impact on our business or operating results. In the event, however, that we are unable to complete planned upgrades or implement replacements systems prior to December 31, 1999 or in the event our franchisees, suppliers and vendors do not adequately address the Year 2000 issue before such date, we may experience significant disruption or delays in our operations, which in turn could have a material adverse effect on our business.

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

Changes in Accounting Principles

The Financial Accounting Standards Board ("FASB") has issued SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information," which requires financial and descriptive information about an enterprise's reportable operating segments. Operating segments are components of an enterprise about which separate financial information is available and evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance. As required, we adopted this statement in the fiscal year ended January 3, 1999. This adoption did not affect our results of operations or financial position but did affect the disclosure of segment information.

FASB has also issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," which requires that an entity recognize all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value. This statement is effective for all fiscal quarters of fiscal years beginning after June 15, 1999. We have not determined the reporting impact, if any, of the adoption of this statement.

                                    Business

General

Domino's is the leading pizza delivery company in the United States. We operate through a world-wide network of over 6,200 franchise and corporate-owned stores which generated system-wide sales of $3.2 billion for the fiscal year ended January 3, 1999. System-wide sales by our domestic franchise and corporate-owned stores accounted for approximately 30% of the United States pizza delivery market in 1997. This market leadership position was nearly one and a half times the market share of our nearest competitor.

Domino's offers a focused menu of high quality, value-priced pizza with three types of crust (Hand-Tossed, Thin Crust and Deep Dish), along with buffalo wings, cheesy bread and bread sticks. Our original pizza is made from fresh dough produced in our regional distribution centers. We prepare every pizza using real mozzarella cheese, pizza sauce made from fresh tomatoes and a choice of high quality meat and vegetable toppings in generous portions. Our focused menu and use of premium ingredients enables us to consistently and efficiently produce high quality pizza.

Over the 38 years since our founding, we have developed a simple, cost-efficient model. In addition to offering a limited menu, our stores are designed for delivery and do not offer eat-in service. As a result, our stores require relatively small (1,000-1,200 square feet), low rent locations and limited capital expenditures. Our simple operating model helps to ensure consistent, quality product and to reduce store expenses and capital commitments.

The Domino's brand is widely recognized and identified by consumers in the United States as the leader in pizza delivery. We have built this successful brand image and recognition through extensive national and local television, print and direct mail campaigns. Over the past four years, Domino's and its franchisees have invested an estimated $750 million on national, cooperative and local advertising in the United States. The Domino's brand name is one of Ad Age's "100 Megabrands," a list which includes other prominent brands such as Coke(R), Campbell's(R), Kodak(R) and Wrigley(R).

Domino's operates through three business segments:

  .Domestic Stores, consisting of:

    .Corporate, which operates our domestic network of 642 corporate-owned stores;

    .Franchise, which oversees our domestic network of 3,847 franchise stores;

  . Distribution, which operates our eighteen regional distribution centers and one equipment distribution center that sell food, equipment and supplies to our domestic corporate-owned and franchise stores and equipment to international stores; and

  . International, which oversees our network of 1,730 franchise stores in 64 international and off-shore markets, including Alaska, Hawaii, Puerto Rico, the U.S. Virgin Islands and Guam, and distributes food to stores in Alaska, Hawaii and Canada.

Industry Overview

The United States pizza market had sales of approximately $20.5 billion in 1997. This market has three segments: eat-in, carry-out and delivery. We focus on the delivery segment, which accounted for approximately $5.9 billion or 29% of the total United States pizza market in 1997. Pizza delivery has been the fastest growing segment of this market, with compound annual growth of 8.2% between 1995 and 1997, as compared to 4.1% for the eat-in segment and 4.3% for the carry-out segment over the same period.

Domestic pizza delivery sales have not only grown quickly, but have also shown stable growth. From 1988 through 1997, pizza delivery sales in the United States grew at a compound annual rate of 6.2%. Even in the recessionary period during 1990 and 1991, pizza delivery sales in the United States continued to grow at an annual compound rate of 2.5%.

We believe that growth and stability in the pizza delivery market will persist as a result of several continuing demographic factors. In particular, we believe that longer work schedules and the prevalence of dual career families have led to rapid growth in the demand for delivered food. We believe that delivered pizza is well positioned to capitalize on these trends as other food products have difficulty matching pizza's value, consistency and timeliness of delivery.


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

Competitive Strengths

Leading Market Position. Domino's is the leading pizza delivery company in the United States. System-wide sales by our corporate-owned and domestic franchise stores accounted for approximately 30% of the United States pizza delivery market in 1997. This market leadership position represented nearly one and a half times the market share of our nearest competitor. Through our world-wide network of over 6,200 franchise and corporate-owned stores, we deliver consistent, high quality pizza to consumers across the contiguous United States and in 64 international and off-shore markets, including Alaska, Hawaii, Puerto Rico, the U.S. Virgin Islands and Guam. Our leadership position and geographic presence provide significant cost and marketing advantages relative to smaller delivery competitors.

Strong Brand Equity. Our brand name is widely recognized by consumers in the United States as the leader in pizza delivery. Over the past four years, Domino's and its franchisees have invested an estimated $750 million on national, cooperative and local advertising in the United States. The strength of our brand is reflected in its selection as one of Ad Age's "100 Megabrands," a list which includes other prominent brands such as Coke(R), Campbell's(R), Kodak(R) and Wrigley(R). We continue to reinforce the strength of our brand name recognition with extensive advertising through national and local television, print and direct mail. Our strong brand name in pizza delivery provides significant marketing strength.

Focused and Cost-efficient Operating System. We have focused on pizza delivery since our founding in 1960. Over this time, we have developed a simple, cost-efficient operating system for producing a streamlined menu offering. Our limited menu, efficient food production process and extensive employee training program allow us to produce our pizza in approximately ten minutes. The simplicity and efficiency of our store operations gives us significant advantages over competitors that also participate significantly in the carry-out or eat-in segments of the pizza market and, as a result, have more complex operations. Consequently, we believe these competitors have a difficult time matching Domino's value, quality and consistency in the delivery segment.

Limited Capital Requirements. We have limited capital expenditure and working capital requirements. Our capital expenditures are minimal because we focus on delivery and because our franchisees fund all capital expenditures for their stores. Since our stores do not offer eat-in service, they do not require expensive locations, are relatively small (1,000-1,200 square feet) and are inexpensive to build and furnish as compared to other fast food establishments. A new Domino's store typically requires only $125,000 to $175,000 in initial capital and minimal annual maintenance, far less than typical establishments of many of our major competitors. Because over 85% of our domestic stores are franchised, our share of system-wide capital expenditures is small. In addition, Domino's requires minimal working capital as we collect approximately 98% of our royalties from domestic franchisees within three weeks of when the royalty is generated and achieve more than 50 inventory turns per year in our regional distribution centers. We believe these minimal working capital requirements are advantageous for funding our continued growth.

Strong Franchise Relationships. We believe our strong relationships with franchisees are a critical component of our success. We support our franchisees by providing the training, infrastructure and financial incentives that have resulted in very low failure rates. We employ an owner-operator model that results in our franchisees owning an average of three stores, considerably fewer than most franchise models. We also believe that our franchise owners enjoy some of the most attractive economics within the fast food industry. The average payback on a new franchise store investment is less than three years. Our strong cooperation with our franchisees is demonstrated by an over 96% voluntary participation rate in our U.S. distribution system and strong franchisee participation in co-operative advertising programs. Because we experience a contract renewal rate of over 99% and currently maintain a list of over 120 pending or approved new franchise applications, we believe our franchise system will continue to be a stable and growing component of our business.

Efficient National Distribution System. We operate a nationwide network of eighteen regional distribution centers. Each is generally located within a 300-mile radius of the stores it serves. Our distribution system takes advantage of volume purchasing of food and supplies, and provides consistency and efficiencies of scale in food production. We serve all corporate-owned stores and over 96% of our domestic franchise stores with an on-time accuracy rate of over 98%. Our low-cost distribution system allows our store managers to focus on food production and customer service.

Experienced Management Team. Domino's is managed by an experienced team that averages nearly 13 years of service with the Company. Domino's founder, Thomas Monaghan, recruited and promoted this team in the mid-1990s. This team possesses strong leadership skills in marketing, corporate, franchise, international, distribution, and finance and has driven our strong financial performance over the past four years. In connection with the recapitalization of our parent company, TISM, Inc., by Bain Capital, Inc., Thomas Monaghan retired as Chief Executive Officer and now serves as a director of TISM and Domino's.

Business Strategy

Our business strategy has been to grow revenues and profitability by focusing on prompt delivery of high quality product, operational excellence and brand recognition through strong promotional advertising. This strategy has resulted in our leading market position and track record of profitable growth. We intend to achieve further growth and strengthen our competitive position through the continued implementation of this strategy and the following initiatives:

Capitalize on Strong Industry Dynamics. We believe that the pizza delivery market will continue to show strong growth and stability as a result of several positive demographic trends. These trends include more dual career families, longer work weeks and increased consumer emphasis on convenience. In addition, we believe that the low cost and high value of pizza will support continued industry growth even during an economic slowdown. Domino's is well positioned to take advantage of these dynamics, given our market leadership position, strong brand name and cost-efficient operating model.

Leverage Market Leadership Position and High Brand Awareness. Domino's is the leading pizza delivery company in the United States. System-wide sales by our corporate-owned and domestic franchise stores accounted for approximately 30% of the United States pizza delivery market in 1997. This market leadership position represented nearly one and a half times the market share of our nearest competitor. Our market leadership position and strong brand give us significant marketing strength relative to our smaller competitors. We believe strong brand recognition is important in the pizza delivery industry because consumer decisions are strongly influenced by brand awareness. We intend to continue investments that promote our brand name and enhance our recognition as the pizza delivery leader.

Implement Cost Reduction Opportunities. Historically, the profitability of a typical corporate-owned store has lagged the profitability of a typical franchise store. We are implementing the following cost reduction programs to increase the profitability of our corporate-owned stores:

  . Corporate Store Rationalization. We sold to franchisees or closed 142 of our under-performing corporate-owned stores prior to December 31, 1998.

  . Corporate Store Labor Reductions. We are reducing the labor costs at our corporate-owned stores by improving shift schedules, adjusting incentive programs and minimizing overtime.

  . Distribution Profit Sharing. At the beginning of fiscal year 1999, corporate-owned stores began participating in the profit sharing program of our Distribution division. This profit sharing plan was recently amended to increase our rebates to participating stores from approximately 45% to approximately 50% of their regional distribution center's pre-tax profits. Although corporate-owned stores had the right to participate in the program, historically only domestic franchise stores participated.

Expand Store Base. We plan to continue expanding our base of traditional domestic stores, increase our network of international stores and enter new markets with non-traditional stores. From 1995 to 1998, we increased our domestic store base by approximately 1.9% per year. We plan to grow our traditional domestic store base primarily by franchising new stores to existing franchisees. We also believe that a significant opportunity exists to open new franchise stores in under-penetrated international markets. We have also successfully tested a new venue concept for non-traditional stores called Domino's Delivery Express which provide both delivery and carry-out services from locations in convenience stores and are designed for lightly populated markets.

Operations

General. We believe our operating model is differentiated from other pizza competitors that are not focused primarily on the delivery business. Our business model has certain competitive advantages, including production-oriented store design, efficient and consistent operational processes, strategic location to minimize delivery time, favorable store economics and a focused menu. We have also identified a number of cost reduction opportunities to enhance profitability at our corporate-owned stores.

Production-Oriented Store Design. Our typical store is small, occupying approximately 1,000 to 1,200 square feet, and is designed with a focus on efficient and timely production of consistent, high-quality pizza for delivery. Our stores are production facilities and, accordingly, do not have an eat-in section.

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

Efficient Processes. Each store executes an operational process which includes order taking, pizza preparation, cooking (via automated, conveyor-driven ovens), boxing, and delivery. The entire pizza production process is designed for completion in less than ten minutes to allow sufficient time for safe delivery within 25 to 30 minutes of ordering. This simple and focused operational process has been achieved through years of continuous improvement, resulting in a high level of efficiency.

Strategic Store Locations. We locate our stores strategically to facilitate quality delivery service to our customers. The majority of our stores are located in urban areas, suburban areas adjacent to large or mid-size cities, or on or near college campuses or military bases. The majority of our stores serve from 5,000 to 15,000 addresses. In order to facilitate expansion into smaller markets, we have recently developed Delivery Express outlets, which provide both delivery and carry-out from internal locations at convenience stores and are designed for markets that are lightly populated.

Favorable Store Economics. Because our stores do not offer eat-in service or rely heavily on carry-out, the stores typically do not require expensive real estate, are relatively small, and are inexpensive to build-out and furnish. A new Domino's store typically requires only $125,000 to $175,000 in initial capital, far less than typical establishments of many of our major competitors. Our stores also benefit from lower maintenance costs as store assets are long-lived and updates are not frequently required.

Focused Menu. We maintain a focused menu that is designed to present an attractive, high quality offering to customers, while expediting delivery and avoiding unnecessary errors in the order process. The menu has three simple components: pizza size, pizza type and pizza toppings. Most stores carry two sizes of traditional Hand-Tossed, Deep Dish and Thin Crust pizza. The typical store also offers bread sticks, cheesy bread and buffalo wings. We believe that our focused menu creates a strong identity among consumers, improves operating efficiency and maintains food quality and consistency.

Cost Reduction Opportunities. Our management has identified a number of cost reduction opportunities to enhance the profitability of our corporate-owned stores. Traditionally, the profitability of our typical corporate-owned store has lagged that of a typical franchise store. We are currently implementing our corporate store rationalization program, corporate store labor reduction plan, and Distribution profit sharing program for corporate stores.

Divisional Overview

General. We operate through four main divisions: (i) Corporate, which operates our network of 642 corporate-owned stores; (ii) Franchise, which oversees our domestic network of 3,847 franchise stores; (iii) Distribution, whose eighteen regional food distribution centers and one equipment distribution center supply food, store equipment and supplies to corporate-owned and domestic franchise stores and equipment to international stores; and (iv) International, which oversees our network of 1,730 international franchise stores in 64 international and off-shore markets including Alaska, Hawaii, Puerto Rico, the U.S. Virgin Islands and Guam, and includes distribution operations for Alaska, Hawaii and Canada.

Corporate. Our network of corporate-owned stores plays an important strategic role in our predominately franchised system. In particular, we utilize our corporate-owned stores as a forum for training new store managers and prospective franchisees, and as a test site for new products and store operational improvements. We also believe that our corporate-owned stores add economies of scale for advertising, marketing and other fixed costs traditionally borne by franchisees. Corporate is divided into three geographic regions and is managed through fifteen field offices in the contiguous United States.

Franchise. Our domestic franchisees own and operate a network of 3,847 stores in the contiguous United States. Our domestic franchises are operated by highly qualified entrepreneurs who own and operate an average of three stores. Our principal sources of revenue from domestic franchise store operations are royalty payments and, to a much lesser extent, fees for store openings and transfers.

Our domestic franchises are managed through five regional offices located in Dallas, Texas; Atlanta, Georgia; Santa Ana, California; Linthicum, Maryland; and Ann Arbor, Michigan. The regional offices provide training, financial analysis, store development, store operational audits and marketing strategy services for the franchisees. We maintain a close relationship and direct link with the franchise stores through regional franchise executive teams, an array of computer-based training materials that ensure franchise stores operate in compliance with specified standards, and franchise advisory groups that facilitate communications between us and our franchisees.

Distribution. Distribution operates one equipment distribution center and eighteen regional food distribution centers located throughout the United States that order, receive, store and deliver uniform, high-quality pizza-related supplies to both domestic franchise and corporate-owned stores. Each regional food distribution center serves an average of 250 stores, generally located within a 300-mile radius.

Distribution services all of the corporate-owned stores and over 96% of the domestic franchise stores, even though we give our domestic franchisees the option of satisfying their food and equipment needs through approved independent suppliers. Distribution supplies products ranging from fresh dough and basic food items to pizza boxes and cleaning supplies. Distribution drivers also unload supplies and stock store shelves after hours, thereby minimizing disruption of store operations during the day. We believe that franchisees choose to obtain supplies from us because we provide the most efficient and cost-effective alternative.

At the beginning of fiscal year 1999, Distribution implemented new profit sharing arrangements with our corporate stores and nearly all of our eligible franchisees. We believe these arrangements strengthen our ties with these franchisees, secure a stable source of revenue and provide incentives for franchisees to work closely with us to reduce costs. These profit sharing arrangements provide corporate stores and participating franchisees with approximately 50% of their regional distribution center's pre-tax profits. Previously, Distribution had a profit capitation program whereby our Distribution division rebated all Distribution pre-tax profits in excess of 2% of gross revenues from sales to corporate-owned and domestic franchise stores to participating franchisees.

Distribution's information systems are an integral part of its superior customer service. Distribution employs routing strategies to reduce the frequency of late deliveries, utilizing software to determine store routes on a daily basis for optimal efficiency. Through our strategic distribution center locations and proven routing systems, we have achieved on-time delivery rates of over 98%. Our food distribution centers currently achieve inventory turns in excess of 50 per year.

International. International oversees our network of over 1,730 stores in 64 international and off-shore markets, including Alaska, Hawaii, Puerto Rico, the U.S. Virgin Islands and Guam. We have over 100 franchise stores in each of Mexico, Canada, Japan, Australia, the United Kingdom, and Taiwan. The principal sources of revenues from international operations are royalty payments by franchisees, food sales to franchisees, and fees from master franchise agreements and store openings.

We grant international franchises through master franchise agreements to well-capitalized entities who have knowledge of the local market. These master franchise agreements generally grant the franchisee exclusive rights to develop or sub-franchise stores in a particular geographic area and contain growth clauses requiring franchisees to open a minimum number of stores within a specified period. We also seek to expand internationally by selectively converting regional and local competitors' stores to Domino's franchises and have completed such conversions successfully in Australia and the United Kingdom.

Franchise Program

General. The success of our unique franchise formula, together with the relatively low initial capital investment required to open a franchise store, has enabled us to attract a large number of highly motivated entrepreneurs as franchisees. We consider franchisees to be a vital part of our continued growth and believe our relationships with franchisees are excellent. The franchise program consists of a network of domestic and international franchise stores. As of January 3, 1999, there were 1,308 franchisees operating 3,847 franchise stores in the contiguous United States and 440 franchisees operating 1,730 stores in 64 international and off-shore markets, including Alaska, Hawaii, Puerto Rico, the U.S. Virgin Islands and Guam.

Franchisee Selection. We maintain the strength of our franchise store base by seeking franchisees who are willing to commit themselves full-time to operating franchise stores and by applying rigorous standards to prospective franchisees. Specifically, we require all prospective domestic franchisees to manage a store for at least one year before being granted a franchise. This enables us to observe the operational and financial performance of domestic franchisees prior to entering into a long-term contract. We also restrict the ability of domestic franchisees to become involved in outside business investments, which focuses the franchisees on operating their franchise stores. We believe these standards are unique to the franchise industry and result in highly qualified and focused store operators, while helping to maintain the strength of the Domino's brand.

Standard Domestic Franchise Agreements. We enter into franchise agreements with domestic franchisees under which the franchisee is granted the right to operate a store for a term of ten years, with an option to renew for an additional ten years. We are currently experiencing franchise renewal rates in excess of 99%. Under the current standard franchise agreement, we assign an exclusive Area of Primary Responsibility to each franchise store. During the term of the franchise agreement, the franchisee is generally required to pay a 5.5% royalty fee, subject in certain instances to lower rates based on area development agreements, sales initiatives and new store incentives. The current standard franchise agreement permits us to electronically debit the franchisee's bank account for the payment of royalty fees and advertising contributions. We have the contractual right, subject to state law, to terminate a franchise agreement for a variety of reasons, including a franchisee's failure to make payments when due or failure to adhere to specified policies and standards.

Standard International Franchise Agreements. We enter into master franchise agreements with our international franchisees under which the master franchisee may open and operate a franchise or enter into sub-franchise agreements for a term of ten to twenty years, with an option to renew for an additional ten year term. The master franchisee is required to pay an initial, one-time franchisee fee, as well as a store franchise fee upon the opening of each store. These fees vary by contract. In addition, the master franchisee is required to pay a continuing royalty fee as a percentage of sales, which also varies.

Franchisee Store Development. We furnish each domestic franchisee with assistance in selecting sites, developing stores and conforming to the physical specifications for typical stores. Each domestic franchisee is responsible for selecting the location for a store but must obtain approval for store design and location based on accessibility and visibility of the site and targeted demographic factors, including population density, income, age and traffic. We provide design plans, fixtures and equipment for most franchisee locations at competitive prices.

Franchisee Loan Programs. We have an established financing program to assist domestic franchisees in opening stores. We generally provide financing of up to $100,000 for the purpose of opening new stores to domestic franchisees who are creditworthy and have a minimum of $10,000 of working capital. The franchisees may use the funds to purchase equipment, supplies, store fixtures or leasehold improvements, with the condition that store fixtures and leasehold improvements cannot exceed $35,000. We have also historically financed the sale of corporate stores to domestic franchisees and the implementation of new products and programs, such as the Domino's HeatWave Hot Bag. At January 3, 1999, loans outstanding under the franchisee loan programs totaled $20.4 million.

Franchise Training and Support. We consider training of our store managers and employees to be a critical component of our success. We require all domestic franchisees to complete initial and ongoing training programs that we provide. In addition, under the current standard domestic franchise agreement, domestic franchisees are required to implement training programs for their store employees. We assist our franchisees by providing training services for store managers and employees, including CD-ROM based training materials, comprehensive operations manuals and franchise development classes.

Franchise Operations. We maintain strict control over franchise operations to protect our brand name and image. All franchisees are required to operate their stores in compliance with written policies, standards and specifications, including matters such as menu items, ingredients, materials, supplies, services, fixtures, furnishings, decor and signs. Each franchisee has full discretion to determine the prices to be charged to its customers. We also provide support to our franchisees, including training, marketing assistance and consultation to franchisees who experience financial or operational difficulties. We have established several advisory boards through which franchisees can contribute to corporate level initiatives.

Domino's 2000 Campaign

We recently implemented a reimaging and relocation campaign called Domino's 2000. This new strategy is aimed at increasing store sales through greater brand awareness. The reimaging program involves a variety of store improvements, including upgrading store interiors, adding new signage to draw attention to the store and providing contemporary uniforms for its employees. We believe that the per store capital expenditures for the reimaging campaign will not exceed an average of $30,000. The relocation program is also designed to increase store sales by choosing store sites that are in more accessible locations. The cost of relocating a corporate store is not expected to exceed an average of $160,000 per store. We will incur these capital expenditures on a discretionary basis and only with respect to our corporate-owned stores.

Marketing Operations

We coordinate the domestic advertising and marketing efforts at the national and cooperative market levels. We require corporate and domestic franchise stores to contribute 3% of their net sales to fund national marketing and advertising campaigns. The national advertising fund is used primarily to purchase television advertising, but also supports market research, field communications, commercial production, talent payments and other activities supporting the brand. We can require stores to contribute a minimum of 1% of net sales to cooperative media campaigns. Store contributions to cooperative media campaigns currently average 2.4% of net sales in our top 40 markets.

Our management estimates that corporate and domestic franchise stores also spend an additional 3% to 5% of their net sales on local store marketing, including targeted database mailings, saturation print mailings to households in a given area and community involvement through school and civic organizations. The National Print Program offers subsidized print materials as an incentive for franchisees to use the marketing material that we recommend, helping ensure that our national advertising strategy is reflected at the local level.

By communicating common themes at the national, cooperative and local market levels, we create a consistent marketing message to our customers. Over the past four years, we estimate that we and our domestic franchisees have invested over $750 million in system-wide advertising at the national, cooperative and local levels.

We also create business plans for new or improved products, price promotions, and tie-in events with leading brands. For example, we recently entered into a partnership with General Mills, Inc. whereby coupons for Domino's pizza were distributed on the back of Cheerios brand cereal packages. We estimate that at least 20% of the coupon redemptions from this campaign came from new customers.

Suppliers

We believe that the length and quality of our relationships with suppliers provides us with priority service at competitive prices. We have maintained active relationships of over 14 years with more than half of our major suppliers. As a result, we have typically relied on oral rather than written contracts with our suppliers, except where we maintain only one supplier for a product, such as cheese. In addition, we believe that two factors have been critical to maintaining long- lasting relationships and keeping our purchasing costs low. First, we are one of the largest volume purchasers of pizza-related products such as flour, cheese, sauce, and pizza boxes, which enables us to maximize leverage with our suppliers. Second, in four of our five key product categories (which include cheese, meats, dough and parbaked shells, boxes and sauce), we generally retain active purchasing relationships with at least three suppliers. This purchasing strategy allows us to shift purchases among suppliers based on quality, price and timeliness of delivery. For the year ended January 3, 1999, no single supplier represented more than 10% of cost of sales, except for our cheese supplier which accounted for 25.7% of cost of sales.

Government Regulation

We are subject to various federal, state and local laws affecting the operation of our business, as are our franchisees. Each store is subject to licensing and regulation by a number of governmental authorities, which include zoning, health, safety, sanitation, building and fire agencies in the jurisdiction in which the store is located. Difficulties in obtaining, or the failure to obtain, required licenses or approvals can delay or prevent the opening of a new store in a particular area. Our commissary and distribution facilities are licensed and subject to regulation by federal, state and local health and fire codes. The operation of our trucks is subject to Department of Transportation regulations. From time to time, we and our franchisees also encounter issues relating to the presence of pollutants or hazardous substances at owned or leased property. We do not believe that any such issues will result in a material impact to our business.

We are subject to the rules and regulations of the FTC and various state laws regulating the offer and sale of franchises. The FTC and various state laws require that we furnish to prospective franchisees a franchise offering circular containing prescribed information. A number of states in which we are currently franchising or may consider franchising regulate the sale of franchises and require registration of the franchise offering circular with state authorities and the delivery of a franchise offering circular to prospective franchisees. We are operating under exemptions from registration in several of these states based upon our net worth and experience. Substantive state laws that regulate the franchisor-franchisee relationship presently exist in a substantial number of states, and bills have been introduced in Congress from time to time which would provide for federal regulation of the franchisor-franchisee relationship in certain respects. The state laws often limit, among other things, the duration and scope of non-competition provisions, the ability of a franchisor to terminate or refuse to renew a franchise and the ability of a franchisor to designate sources of supply.

Our store operations and our relationships with franchisees are subject to the federal and state antitrust laws. Our store operations are also subject to federal and state laws governing such matters as wages, working conditions, citizenship requirements and overtime. Some states have set minimum wage requirements higher than the federal level.

Internationally, our franchise stores are subject to national and local laws and regulations which are similar to those affecting our domestic stores, including laws and regulations concerning franchises, labor, health, sanitation and safety. Our international franchise stores are also subject to tariffs and regulations on imported commodities and equipment and laws regulating foreign investment.

Trademarks

Domino's has several trademarks and service marks and believes that many of these marks have significant value and are materially important to our business. Our policy is to pursue registration of our important trademarks whenever possible and to vigorously oppose the infringement of any our registered or unregistered trademarks.

Facilities

We own the facilities at fourteen corporate stores and five commissary facilities. We also own and lease store facilities to seven domestic franchisees. There are no mortgages on any of these facilities other than mortgages on the commissary facilities granted in connection with our new senior credit facilities. All other corporate-owned stores and facilities are leased, typically with five-year leases with one or two five-year renewal options. The franchise stores are leased directly by the franchisee and we are generally not a party to the leases, except with respect to the seven facilities that we own and lease to the franchisees.

We lease approximately 185,000 square feet for our executive offices, world headquarters and Michigan Distribution Center located in Ann Arbor, Michigan under an operating lease with Domino's Farms Office Park Limited Partnership for a term of five years commencing December 21, 1998, with options to renew for two five-year terms. We believe that this lease is on terms no less favorable than are obtainable from unrelated third parties.

Employees

As of January 3, 1999, we had approximately 14,200 employees, excluding employees of franchise-operated stores. Approximately 10,200 of this total are store employees that work part-time and are employed on an hourly basis. None of our domestic employees are represented by unions. We have not experienced any labor problems resulting in a work stoppage and we believe we have good relations with our employees.

Insurance

Through December 19, 1998, we self-insured our commercial general liability, automobile liability, and workers' compensation liability exposures up to levels ranging from $500,000 to $1 million per occurrence, and maintained excess and umbrella insurance coverage above those levels up to amounts ranging from $60 million to $105 million per annum on our commercial general liability and automobile liability policies and up to statutory limits on our workers' compensation policies. Effective December 20, 1998, we acquired first-dollar insurance coverage for all of the above exposures, with total coverage of $105 million per occurrence on our commercial general liability and automobile liability policies and up to statutory limits on our workers' compensation policies. We also maintain commercial property liability insurance. These policies provide a variety of coverages and are subject to various limitations, exclusions and deductibles. There can be no assurance that such liability limitations will be adequate, that insurance premiums for such coverage will not increase or that in the future we will be able to obtain insurance at acceptable rates, if at all. Any such inadequacy of or inability to obtain insurance coverage could have a material adverse effect on our business, financial condition and results of operations.

Legal Proceedings

We are party to various legal actions arising in the ordinary course of our business. These legal actions cover a broad variety of claims spanning our entire business. The following is a brief description of the more significant categories of legal actions brought against us.

Franchising. We franchise a substantial number of stores to independent business people operating under arrangements with our Corporate or International divisions. Disputes with our franchisees occasionally arise in the ordinary course of the franchise relationship relating to a broad range of subjects including, without limitation, quality and service contentions regarding grants or termination of franchises, franchisee claims for additional franchises or rewrites of franchise agreements, antitrust violations and delinquent payments.

Employees. We employ thousands of persons at our corporate-owned stores, distribution facilities and corporate headquarters. In addition, thousands of persons, from time to time, seek employment with us in various capacities. Disputes occasionally arise in the ordinary course of business regarding hiring, firing, working conditions and promotion practices.

Automobile Accidents. We are and have been a party to a number of suits relating to automobile accidents involving our own or one of our franchisees' delivery drivers. The plaintiffs in these suits have sought and may seek both compensatory and punitive damages, the latter of which may, and in the past has been, significant in amount.

Intellectual Property. On September 10, 1998, Vesture Corporation and R.G. Barry Corporation, its corporate parent, brought suit in the United States District Court for the Middle District of North Carolina against Domino's and Phase Change Laboratories, Inc., the exclusive supplier of the heat retention cores inside the Domino's HeatWave Hot Bag, our pizza delivery warming device. The plaintiffs asserted that the heat retention cores inside the Domino's HeatWave Hot Bag infringe a patent owned by Vesture. Our agreement with Phase Change Laboratories gives us exclusive marketing, sales, use and distribution rights in the pizza delivery market to the heat retention cores inside the Domino's HeatWave Hot Bag. In addition to damages, the plaintiffs are seeking an injunction to enjoin the manufacture, sale or use of the heat retention cores inside the Domino's HeatWave Hot Bag. On November 4, 1998, we filed our answer, denying the material allegations of the plaintiffs. In addition, we asserted a counterclaim against Vesture Corporation and R.G. Barry Corporation seeking a declaratory judgment that we have not infringed Vesture Corporation's patent and further that Vesture Corporation's patent is invalid and unenforceable. We also brought a cross-claim against Phase Change Laboratories for indemnification and for breach of warranty. Phase Change Laboratories filed its answer and its counterclaim for a declaratory judgment on November 5, 1998. Although we intend to vigorously defend against the claim, we cannot predict the ultimate outcome of the claim.

                                   Management

Directors and Executive Officers

The following table sets forth certain information regarding each person who is a director or executive officer of TISM, Inc., Domino's, Inc. and each of our subsidiary guarantors.

--------------------------------------------------------------------------------

Name                 Age Position
------------------------------------------------------------------------------------------------------
Thomas S. Monaghan   61  Director of TISM, Inc. and Domino's, Inc.
Harry J. Silverman   40  Chief Financial Officer, Executive Vice President, Finance and Administration
                         and Director of Domino's Pizza, Inc.; Vice President of TISM, Inc. and
                         Domino's, Inc.; President and Director of each of the guarantor subsidiaries other than Domino's Pizza, Inc.
Cheryl A. Bachelder  42  Executive Vice President, Marketing and Product Development of
                         Domino's Pizza, Inc.
Patrick Kelly        46  Executive Vice President, Corporate of Domino's Pizza, Inc.
Stuart K. Mathis     43  Executive Vice President, Franchise of Domino's Pizza, Inc.
Gary M. McCausland   47  Executive Vice President, International of Domino's Pizza, Inc.
Michael D. Soignet   39  Executive Vice President, Distribution of Domino's Pizza, Inc.
Mark E. Nunnelly     40  Director of TISM, Inc. and Domino's, Inc.
Robert F. White      43  Director of TISM, Inc. and Domino's, Inc.
Jonas L. Steinman    33  Director of TISM, Inc. and Domino's, Inc.

Thomas S. Monaghan founded Domino's Pizza, Inc. in 1960 and served as its President and Chief Executive Officer through July, 1989 and from December 6, 1991 to December 21, 1998. Mr. Monaghan now serves as a Director of TISM, Inc. and Domino's, Inc. Mr. Monaghan has served as a Director of TISM, Inc. since 1960 and as a Director of Domino's, Inc. since February, 1999.

Harry J. Silverman has been Chief Financial Officer and Executive Vice President of Finance and Administration for Domino's Pizza, Inc. since 1993. Mr. Silverman has served as Vice President of TISM, Inc. and Domino's Inc., as President and Director of each of the guarantor subsidiaries other than Domino's Pizza, Inc. and as a Director of Domino's Pizza, Inc. since December, 1998. Mr. Silverman joined Domino's Pizza, Inc. in 1985 as Controller for the Chicago Regional Office. Mr. Silverman was named National Operations Controller in 1988 and later Vice President of Finance for Domino's Pizza, Inc. Prior to joining the Company, Mr. Silverman was employed by Grant Thornton.

Cheryl A. Bachelder joined Domino's Pizza, Inc. in May, 1995 as Executive Vice President of Marketing and Product Development, overseeing all marketing, public relations, product development and quality assurance programs. Prior to that time, Ms. Bachelder served as President of Bachelder & Associates, a management consulting firm founded by Ms. Bachelder in 1992. From 1984 to 1992, Ms. Bachelder served in various positions with the Nabisco Foods Group of RJR Nabisco, Inc., including Vice President and General Manager of the LifeSavers Division from 1991 to 1992. From 1981 to 1984, Ms. Bachelder worked in brand management at the PaperMate Division of The Gillette Company. From 1978 to 1981, Ms. Bachelder held training and brand management posts at the Procter & Gamble Company.

Patrick Kelly has served as Executive Vice President of Corporate of Domino's Pizza, Inc. since November, 1994. Mr. Kelly joined Domino's Pizza, Inc. in 1978 as a manager trainee and has held various positions with the Company since that time, including Vice President of Corporate and Franchise for the United States Western and Eastern Regions, Vice President of International and Vice President of Corporate in the Northern Region.

Stuart K. Mathis joined Domino's Pizza, Inc. in 1985 as Controller for the Northeastern Regional Office. Mr. Mathis has served as Executive Vice President of Franchise since August, 1992. Prior to that time, Mr. Mathis held various positions in Domino's, including Vice President of Field Administration. From 1983 to 1985, Mr. Mathis was Controller for Six Flags Over Mid-America in St. Louis.

Gary M. McCausland has been Executive Vice President of International of Domino's Pizza, Inc. since December, 1991, overseeing all store operations and development outside the contiguous United States. Mr. McCausland previously served as Vice President of Finance and Administration for International and Corporate Controller. Prior to joining Domino's, he held a number of international management positions with Unisys Corp., including Director of Finance to its subsidiary in the United Kingdom. Mr. McCausland, a Certified Public Accountant, also served six years with Price Waterhouse LLP.

Michael D. Soignet has been Executive Vice President of Distribution of Domino's Pizza, Inc., overseeing United States and international commissary operations and the Equipment & Supply Division of the Company since 1993. Mr. Soignet joined the Company in 1981 and since then has held various positions, including Distribution Center General Manager, Assistant to the DNC General Manager, Region Manager, Distribution Vice President, and most recently Vice President of Distribution Operations until his appointment to the executive team in 1993.

Mark E. Nunnelly has served as a Director of TISM, Inc. since December 21, 1998 and as a Director of Domino's, Inc. since February, 1999. Mr. Nunnelly has been a Managing Director of Bain Capital since 1990. Prior to that time, Mr. Nunnelly was a partner at Bain & Company, where he managed several relationships in the manufacturing sector, and was employed by Procter & Gamble Company Inc. in product management. Mr. Nunnelly serves on the Board of Directors of several companies, including Stream International, Inc., The Learning Company and DoubleClick, Inc.

Robert F. White has served as a Director of TISM, Inc. since December 21, 1998 and as a Director of Domino's, Inc. since February, 1999. Mr. White joined Bain Capital at its inception in 1984. He has been a Managing Director since 1985. Mr. White has served as the Chief Financial Officer and a founder of MediVision, a medical services company founded and financed by Bain Capital. Prior to joining Bain Capital, Mr. White was a Manager at Bain & Company and a Senior Accountant with Price Waterhouse LLP. Mr. White serves on the Board of Directors of Stream International, Inc., totes/Isotoner Inc., and Brookstone, Inc.

Jonas L. Steinman has served as a Director of TISM, Inc. since December 21, 1998 and as a Director of Domino's, Inc. since February, 1999. Mr. Steinman has been a principal of Chase Capital Partners since 1995 and was an associate at Chase Capital Partners from 1993 to 1995. Prior to joining Chase Capital Partners, Mr. Steinman was employed by Anthem Partners, Booz, Allen & Hamilton and Drexel Burnham Lambert. Mr. Steinman currently serves on the Board of Directors of Sealy Corporation, C.A. Muer Corporation, Cove Healthcare, UtiliMed, Inc., USHealthWorks, Inc. and WPP Holdings, Inc.

All directors of TISM, Inc. and Domino's serve until a successor is duly elected and qualified or until the earlier of his or her death, resignation or removal. There are no family relationships between any of the directors or executive officers of TISM, Inc. or Domino's, Inc. The executive officers of TISM, Inc. and Domino's, Inc. are elected by and serve at the discretion of their respective Boards of Directors. See "Certain Relationships and Related Transactions" for information on the stockholders agreement which governs composition of the Board of Directors of TISM, Inc.

Executive Compensation

The following table sets forth information concerning the compensation for the fiscal year ended January 3, 1999 of Thomas S. Monaghan, the Chief Executive Officer and President of TISM through December 21, 1998, and the four other most highly compensated executive officers of TISM and its consolidated subsidiaries (collectively, the "Named Executive Officers").

                           Summary Compensation Table

                         --------------------------------------------------------------------
                                                                    Long Term
                                                                 Compensation
                                                                 ------------
                                           Annual Compensation
                         ---------------------------------------
                                                                    Number of
                                                                   Securities
                                                    Other Annual   Underlying       All Other
Name and Position            Salary    Bonus(1)  Compensation(2)   Options(3) Compensation(4)
-----------------        ----------  ----------  --------------- ------------ ---------------
Thomas S. Monaghan(5)... $3,334,615  $      --       $2,594            --         $ 5,000
 Chief Executive Officer
  and President
Stuart K. Mathis........    366,588   1,776,597       1,169        116,710         56,333
 Executive Vice
  President, Franchise
Michael D. Soignet......    246,496   1,832,497         912       111,111          59,276
 Executive Vice
  President,
  Distribution
Harry J. Silverman......    268,578   3,076,538         866       111,111          55,656
 Chief Financial
  Officer, Executive
  Vice President,
  Finance and
  Administration
Cheryl A. Bachelder.....    287,300   1,805,657       1,103           --           49,173
 Executive Vice
  President, Marketing
  and Product
  Development

---------
(1) These amounts include bonuses of $1,637,697 for each of Ms. Bachelder and Messrs. Mathis and Soignet under bonus agreements entered into with each such person and $2,851,078 under a bonus agreement entered into with Mr. Silverman. Ms. Bachelder received her entire bonus at the closing of the recapitalization. A portion of each other bonus was paid in cash at the closing of the recapitalization, and the receipt of the remaining portion of each other bonus was deferred under the Senior Executive Deferred Bonus Plan. See "Senior Executive Deferred Bonus Plan."
(2) These amounts include reimbursements during the fiscal year for the payment of taxes related to insurance premiums paid on behalf of the Named Executive Officers.
(3) The options are options granted in connection with the recapitalization to purchase shares of common stock of TISM, Inc., except Mr. Mathis' options also include options to purchase 2,064 shares of cumulative preferred stock of TISM, Inc.
(4) These amounts represent matching funds contributed by us pursuant to our pre-recapitalization deferred compensation plan and 401(k) plan and term life insurance premiums paid by the Company for the benefit of the Named Executive Officers.
(5)Mr. Monaghan served as Chief Executive Officer through December 21, 1998.

Option Grants in Last Fiscal Year

The table below sets forth information for the Named Executive Officers with respect to grants of stock options of TISM during the fiscal year ended January 3, 1999.

                       Option Grants in Fiscal Year 1998

                         ------------------------------------------------------------------
                                                                       Potential Realizable
                                                                           Value at Assumed
                                                                               Annual Rates
                                                                            of Stock Price
                                                                               Appreciation
                                       Individual Grants                 for Option Term(5)
                         ---------------------------------            ---------------------
                          Number of
                         Securities   % of Total  Exercise
                         Underlying   Options to     Price Expiration
Name                        Options    Employees ($/share)       Date      5%($)     10%($)
----                     ----------   ---------- --------- ---------- ---------- ----------
Thomas S. Monaghan......      --          --          --         --          --         --
 Chief Executive Officer
  and President
Stuart K. Mathis........  103,181(1)      16%     $   .50   12/21/08  $   32,445 $   82,545
 Executive Vice
  President, Franchise     11,465(2)       2%       40.50   12/21/09     329,848    860,448
                            2,064(3)     100%(4)   101.33   12/21/09
Michael D. Soignet......  100,000(1)      16%         .50   12/21/08      31,000     80,000
 Executive Vice
  President,
  Distribution             11,111(2)       2%       40.50   12/21/09     319,663    833,881
Harry J. Silverman......  100,000(1)      16%         .50   12/21/08      31,000     80,000
 Chief Financial
  Officer, Executive
  Vice                     11,111(2)       2%       40.50   12/21/09     319,663    833,881
  President, Finance and
   Administration
Cheryl A. Bachelder.....      --          --          --         --          --         --
 Executive Vice
  President, Marketing
  and Product
  Development

---------
(1) These represent options to purchase shares of Class A Common Stock of TISM.
(2)These represent options to purchase shares of Class L Common Stock of TISM.
(3)These represent options to purchase cumulative preferred stock of TISM.
(4) This represents the percentage of total options granted to employees to purchase cumulative preferred stock, while the other percentages in the column represent the percentage of total options granted to purchase shares of Class A and Class L Common Stock.
(5) Amounts reported in these columns represent amounts that may be realized upon exercise of the options immediately prior to the expiration of their term assuming the specified compound rates of appreciation (5% and 10%) on the market value of the common stock or cumulative preferred stock, as the case may be, on the date of option grant over the term of the options. These numbers are calculated based on rules promulgated by the Securities and Exchange Commission and do not reflect our estimate of future stock price growth. Actual gains, if any, on stock option exercises are dependent on the timing of such exercise and the future performance of the common stock or cumulative preferred stock, as the case may be. There can be no assurance that the rates of appreciation assumed in this table can be achieved or that the amounts reflected will be received by the individuals.

Fiscal Year-End Option Values

The table below sets forth certain information concerning the number and value of unexercised stock options of TISM held by each of the Named Executive Officers as of January 3, 1999.

                                  Number of Securities
                                Underlying Unexercised      Value of Unexercised
                                Options at Fiscal Year   In-the-Money Options at
                                                   End        Fiscal Year End(1)
                             ------------------------- -------------------------
                             Exercisable Unexercisable Exercisable Unexercisable
Name                               (#)          (#)          ($)          ($)
----                         ----------- ------------- ----------- -------------
Thomas S. Monaghan..........       --         --           --           --
Stuart K. Mathis(2).........   116,710        --             0          --
Michael D. Soignet..........   111,111        --             0          --
Harry J. Silverman..........   111,111        --             0          --
Cheryl A. Bachelder.........       --         --           --           --

---------
(1) There was no public trading market for the common stock and cumulative preferred stock of TISM as of January 3, 1999. Accordingly, these values have been calculated on the basis of the fair market value of such securities on January 3, 1999, less the applicable exercise price.
(2)Includes options to purchase 2,064 shares of cumulative preferred stock of TISM.

Consulting Agreement with Thomas S. Monaghan

In connection with the closing of the recapitalization, Mr. Monaghan entered into a Consulting Agreement with Domino's Pizza, Inc. The Consulting Agreement has a term of ten years, is terminable by either Domino's Pizza, Inc. or Mr. Monaghan upon thirty days prior written notice, and may be extended or renewed by written agreement. Under the Consulting Agreement, Mr. Monaghan may be required to make himself available to Domino's Pizza, Inc. on a limited basis. Mr. Monaghan will receive a retainer of $1 million for the first twelve months of the agreement and $0.5 million per year for the remainder of the term of the agreement. If we terminate the agreement for any reason, we are required to remit to Mr. Monaghan a lump sum payment within thirty days of the termination of the agreement in the full amount of the retainer payable for the remainder of the term of the Consulting Agreement. As a consultant, Mr. Monaghan is entitled to reimbursement of travel and other expenses incurred in performance of his duties but is not entitled to participate in any of our employee benefit plans or other benefits or conditions of employment available to our employees.

Deferred Compensation Plan

Domino's Pizza, Inc. has adopted a Deferred Compensation Plan for the benefit of certain of its executive and managerial employees, including the Named Executive Officers. Under the Deferred Compensation Plan, eligible employees are permitted to defer up to 40% of their compensation. Domino's Pizza, Inc. is required to match 30% of the amount deferred by a participant under the plan with respect to the first 15%, 20% or 25% of the participant's compensation, depending on the employee. Domino's may be obligated to make a supplemental contribution, in addition to the matching contribution, of up to 20% of the first 15%, 20% or 25% of the deferred amounts. The amounts under the plan are required to be paid out upon termination of employment or a change in control of Domino's Pizza, Inc.

Senior Executive Deferred Bonus Plan

Prior to the recapitalization, Domino's Pizza, Inc. entered into bonus agreements with certain members of management, including the Named Executive Officers. The bonus agreements, as amended, provided for bonus payments, a portion of which were payable in cash upon the closing of the recapitalization and a portion of which were deferred under the Senior Executive Deferred Bonus Plan. Domino's Pizza, Inc. adopted a Senior Executive Deferred Bonus Plan, effective December 21, 1998, which established deferred bonus accounts for the benefit of executives, including the Named Executive Officers (except for Ms. Bachelder). Domino's Pizza, Inc. must pay the deferred amounts in each account to the respective executive upon the earlier of (i) a change of control, (ii) a qualified public offering, (iii) the cancellation or forfeiture of stock options held by such executive or (iv) ten years and 180 days after December 21, 1998. If the board of directors of Domino's Pizza, Inc. terminates the plan, it may pay the amounts in the deferred bonus accounts to the participating executives at that time or make the payments as if the plan had continued to be in effect.

Severance Agreements

On August 4, 1998, Domino's Pizza, Inc. entered into severance agreements with certain members of management, including the Named Executive Officers. Under the agreements with the Named Executive Officers, Domino's Pizza, Inc. will pay certain severance benefits to such executives who are terminated without cause or due to death or disability or who terminate employment for good reason within two years after the closing of the recapitalization or who resign at or within 30 days after the first anniversary of the closing of the recapitalization. The severance benefits include a severance payment that equals three times the employee's base severance amount if employment terminates prior to December 21, 1999 or two times such base severance amount if the employee's employment terminates after December 21, 1999 but prior to December 21, 2000. In addition, Domino's Pizza, Inc. is required to make monthly payments for a maximum of three years, depending upon when the employee is terminated, to the terminated executive in an amount sufficient for the executive to purchase health insurance benefits equivalent to those benefits provided to the executive by Domino's Pizza, Inc. at the time of termination. In consideration of the benefits provided under the severance agreements, the executives agreed to certain non-competition, non-solicitation and confidentiality provisions.

Compensation of Directors

TISM and Domino's reimburse members of the board of directors for any out-of-pocket expenses incurred by them in connection with services provided in such capacity. In addition, TISM and Domino's may compensate independent members of the board of directors for services provided in such capacity.

                             Principal Stockholders

All of Domino's issued and outstanding common stock is owned by TISM. The issued and outstanding capital stock of TISM consists of (i) 49,436,819 shares of Class A Common Stock, of which 9,641,874 shares are of Class A-1 Common Stock, par value $0.001 per share, 9,866,633 shares are Class A-2 Common Stock, par value $0.001 per share, and 29,928,312 shares are Class A-3 Common Stock, par value $0.001 per share, (ii) 5,492,981 shares of Class L Common Stock, par value $0.001 per share, and (iii) 997,936 shares of 11.5% Cumulative Preferred Stock. The three classes of Class A Common Stock have different rights with respect to the election of members of the Board of Directors. The shares of Class A-1 Common Stock entitle the holder to one vote per share on all matters to be voted upon by the stockholders of TISM. The shares of Class A-2 Common Stock and Class A-3 Common Stock are non-voting. The Class L Common Stock is identical to the Class A Common Stock except that the Class L Common Stock is nonvoting and is entitled to a preference over the Class A Common Stock, with respect to any distribution by TISM to holders of its capital stock, equal to the original cost of such share plus an amount which accrues at a rate of 12% per annum, compounded quarterly. The Class L Common Stock is convertible upon an initial public offering, or certain other dispositions, of TISM into Class A Common Stock upon a vote of the board of directors of TISM. The Cumulative Preferred Stock has no voting rights except as required by law.

The following table sets forth certain information as of January 3, 1999 regarding the approximate beneficial ownership of: (i) each person known to TISM to own more than five percent of the outstanding voting securities of TISM and (ii) the voting securities of TISM held by each Director of TISM, each Named Executive Officer and all of such Directors and Named Executive Officers as a group. Unless otherwise noted, to our knowledge, each of such stockholders has sole voting and investment power as to the shares shown. Unless otherwise indicated, the address of each Director and Named Executive Officer is 30 Frank Lloyd Wright Drive, Ann Arbor, MI 48106.

                                                              -----------------
                                                      Percentage of Outstanding
Name and Address                                          Voting Securities
                                                              -----------------
Principal Stockholders:
Bain Capital Funds(1)................................           49.0%
 c/o Bain Capital, Inc.
 Two Copley Place
 Boston, Massachusetts 02116
Directors and Named Executive Officers:
Thomas S. Monaghan+*(2)..............................           36.3%
Mark E. Nunnelly+(3).................................           49.0%
 c/o Bain Capital, Inc.
 Two Copley Place
 Boston, MA 02116
Harry J. Silverman*..................................             -
Cheryl A. Bachelder*.................................             -
Michael D. Soignet*..................................             -
Stuart K. Mathis*....................................             -
Robert F. White+(4)..................................           49.0%
 c/o Bain Capital, Inc.
 Two Copley Place
 Boston, MA 02116
Jonas L. Steinman+(5)................................            4.9%
 c/o Chase Capital Partners
 380 Madison Avenue, 12th Floor
 New York, NY 10017
All Directors and Named Executive
 Officers as a Group (8 Persons).....................           90.2%

---------
+  Director
*  Named Executive Officer

(1) Includes shares of Class A-1 Common Stock owned by Bain Capital Fund VI, L.P., ("Fund VI"); Bain Capital VI Coinvestment Fund, L.P. ("Coinvest Fund"); Sankaty High Yield Asset Partners, L.P. ("Sankaty"); Brookside Capital Partners Fund, L.P. ("Brookside"); PEP Investments PTY Ltd. ("PTY"); BCIP Associates II ("BCIP II"); BCIP Trust

   Associates II, L.P. ("BCIP Trust II"); BCIP Associates II-B ("BCIP II-B"); BCIP Trust Associates II-B, L.P. ("BCIP Trust II-B"); and BCIP Associates II-C ("BCIP II-C" and collectively with BCIP II, BCIP Trust II, BCIP II-B and BCIP Trust II-B, the "BCIPs" and the BCIPs, Fund VI, Coinvest Fund, Sankaty, Brookside and PTY, collectively, the "Bain Capital funds.")

(2) Includes shares of Class A-1 Common Stock owned by Mrs. Monaghan.

(3) Mr. Nunnelly is a limited partner of Bain Capital Partners VI, L.P., the sole general partner of Fund VI and the Coinvest Fund, and a Managing Director of Bain Capital Investors VI, Inc., the sole general partner of Bain Capital Partners VI, L.P. In addition, Bain Capital, Inc., of which Mr. Nunnelly is a Managing Director, is the managing general partner of all of the BCIPs and Mr. Nunnelly (or an affiliated entity) is also a general partner of BCIP II, BCIP II-C and BCIP Trust II. Accordingly, Mr. Nunnelly may be deemed to beneficially own all of the shares owned by the Bain Capital funds, and the share ownership chart reflects such possible beneficial ownership. Mr. Nunnelly disclaims beneficial ownership of any shares owned by the Bain Capital funds in which he does not have a pecuniary interest.

(4) Mr. White is a limited partner of Bain Capital Partners VI, L.P., the sole general partner of Fund VI and the Coinvest Fund and a Managing Director of Bain Capital Investors VI, Inc., the sole general partner of Bain Capital Partners VI, L.P. In addition, Bain Capital, Inc., of which Mr. White is a Managing Director, is the managing general partner of all the BCIPs and Mr. White (or an affiliated entity) is a general partner of BCIP II, BCIP II-C and BCIP Trust II. Accordingly, Mr. White may be deemed to beneficially own all of the shares owned by the Bain Capital funds, and the share ownership chart reflects such possible beneficial ownership. Mr. White disclaims beneficial ownership of any shares owned by the Bain Capital funds in which he does not have a pecuniary interest.

(5) Mr. Steinman is a principal of Chase Capital Partners, the general partner of Chase Equity Associates, L.P. Accordingly, Mr. Steinman may be deemed to beneficially own shares beneficially owned by Chase Capital Partners. Mr. Steinman disclaims beneficial ownership of any such shares in which he does not have a pecuniary interest.

                 Certain Relationships and Related Transactions

Because this is a summary, it does not contain all of the information that may be important to you. You should read the complete documents before making an investment decision.

Stockholders Agreement

In connection with the recapitalization, TISM, certain of its subsidiaries, including the Company, and all of the equity holders of TISM (including the Bain Capital funds), entered into a stockholders agreement that, among other things, provides for tag-along rights, drag-along rights, registration rights, restrictions on the transfer of shares held by parties to the stockholders agreement and certain preemptive rights for certain stockholders. Under the terms of the stockholders agreement, the approval of the Bain Capital funds will be required for TISM, its subsidiaries, including the Company, and its stockholders to take various specified actions, including major corporate transactions such as a sale or initial public offering, acquisitions, divestitures, financings, recapitalizations and mergers, as well as other actions such as hiring and firing senior managers, setting management compensation and establishing capital and operating budgets and business plans. Pursuant to the stockholders agreement and TISM's Articles of Incorporation, the Bain Capital funds have the power to elect up to half of the Board of Directors of TISM. The stockholders agreement includes customary indemnification provisions in favor of controlling persons against liabilities under the Securities Act.

Management Agreement

In connection with the recapitalization, TISM and certain of its direct and indirect subsidiaries entered into a management agreement with Bain Capital Partners VI, L.P. pursuant to which it provides financial, management and operation consulting services. In exchange for such services, Bain Capital Partners VI, L.P. is entitled to an annual management fee of $2 million plus the reasonable and out-of-pocket expenses of Bain Capital Partners VI, L.P. and its affiliates. In addition, in exchange for assisting the Company in negotiating the senior financing for any recapitalization, acquisition or other similar transaction, Bain Capital Partners VI, L.P. is entitled to a transaction fee equal to 1% of the gross purchase price, including assumed liabilities, for such transaction, irrespective of whether such senior financing is actually committed or drawn upon. In connection with the recapitalization, Bain Capital Partners VI, L.P. received a fee of $11.75 million. The management agreement will continue in full force and effect for as long as Bain Capital Partners VI, L.P. continues to provide such services. The management agreement, however, may be terminated (i) by mutual consent of the parties, (ii) by either party following a material breach of the management agreement by the other party and the failure of such other party to cure the breach within thirty days of written notice of such breach or (iii) by Bain Capital Partners VI, L.P. upon sixty days written notice. The management agreement includes customary indemnification provisions in favor of Bain Capital Partners VI, L.P. and its affiliates.

Lease Agreement

In connection with the recapitalization, Domino's entered into a new lease agreement with Domino's Farms Office Park Limited Partnership with respect to its executive offices, world headquarters and Michigan distribution center. The lease provides for lease payments of $4.3 million in the first year, increasing annually to approximately $4.7 million in the fifth year. Thomas Monaghan, who is a director of TISM and Domino's, is the ultimate general partner of Domino's Farms Office Park Limited Partnership.

Purchases by Affiliates

One or more of the Bain Capital funds have purchased $30 million in aggregate principal amount of the Tranche B and Tranche C senior credit facilities at a discount of 2%, $20 million in aggregate principal amount of the Notes at a discount of 3% and $70.2 million of the Cumulative Preferred Stock of TISM at the liquidation preference less a discount of 3.5%..

                    Description of Senior Credit Facilities

Domino's, Inc. and Domino's Franchise Holding Co. (collectively, the "Borrowers") have entered into an agreement with various banks and financial institutions, including Morgan Guaranty Trust Company, an affiliate of one of the Initial Purchasers, as a bank lender and as agent for the bank lenders' syndicate thereto, providing for the senior credit facilities, which consist of
(i) the Tranche A facility of $175 million in term loans; (ii) the Tranche B facility of $135 million in term loans; (iii) the Tranche C facility of $135 million in term loans; and (iv) the revolving credit facility of up to $100 million in revolving credit loans and letters of credit.

The proceeds of the loans made under the senior credit facilities are to be used (i) to finance a portion of the recapitalization and related transaction expenses, (ii) to refinance approximately $49.9 million of outstanding indebtedness and other liabilities and (iii) for general corporate purposes including working capital.

The Borrowers are jointly and severally obligated with respect to all amounts owing under the senior credit facilities. In addition, the senior credit facilities are (i) guaranteed by TISM, (ii) jointly and severally guaranteed by each of our domestic subsidiaries and (iii) secured by a first priority lien on certain real property and substantially all of the tangible and intangible personal property of the Borrowers and their domestic subsidiaries and by a pledge of all of the capital stock of the Borrowers and their domestic subsidiaries and a pledge of 65% of the capital stock of our foreign subsidiaries. Our future domestic subsidiaries will guarantee the senior credit facilities and secure that guarantee with certain of their real property and substantially all of their tangible and intangible personal property.

The senior credit facilities require the Borrowers to meet certain financial tests, including without limitation, maximum leverage ratio, minimum interest coverage and minimum levels of EBITDA. In addition, the senior credit facilities contain certain negative covenants limiting, among other things, additional liens, indebtedness, capital expenditures, transactions with affiliates, mergers and consolidations, liquidations and dissolutions, sales of assets, dividends, investments, loans and advances, prepayments and modifications of debt instruments and other matters customarily restricted in such agreements. The senior credit facilities contain customary events of default, including without limitation, payment defaults, breaches of representations and warranties, covenant defaults, certain events of bankruptcy and insolvency, failure of any guaranty or security document supporting the senior credit facilities to be in full force and effect and change of control of TISM or either of the Borrowers.

The Tranche A facility matures in quarterly installments from March 31, 2000 through 2004. The Tranche B facility matures in quarterly installments from December 31, 1999 through 2006. The Tranche C facility matures in quarterly installments from December 31, 1999 through 2007. The revolving credit facility terminates in 2004.

The borrowings under the senior credit facilities bear interest at a floating rate and may be maintained as base rate loans or as Eurodollar loans. Base rate loans bear interest at the base rate (defined as the higher of (x) the applicable prime lending rate of Morgan Guaranty or (y) the Federal Reserve reported overnight funds rate plus 1/2 of 1%), plus the applicable margin (as defined in the senior credit facilities). Eurodollar loans bear interest at the Eurodollar rate (as described in the senior credit facilities) plus the applicable margin.

The applicable margin with respect to the revolving credit facility and the Tranche A facility will vary from time to time in accordance with the terms thereof and an agreed upon pricing grid based on our leverage ratio. The initial applicable margin with respect to the revolving credit facility and the Tranche A facility is (i) 2.0%, in the case of base rate loans and (ii) 3.0% in the case of Eurodollar loans. The applicable margin with respect to the Tranche B facility is (i) 2.50% in the case of base rate loans and (ii) 3.50% in the case of Eurodollar loans. The applicable margin with respect to the Tranche C facility is (i) 2.75% in the case of base rate loans and (ii) 3.75% in the case of Eurodollar loans.

With respect to letters of credit (which are to be issued as a part of the revolving loan commitment) the revolver lenders are entitled to receive a commission equal to the applicable margin which applies from time to time to Eurodollar loans under the revolving credit facility. In addition, the issuing bank is entitled to receive a fronting fee of 0.25% per annum plus its other standard and customary processing charges. Such commission and fronting fees are payable quarterly in arrears based on the aggregate undrawn amount of each letter of credit issued from time to time under the revolver.

An initial commitment fee of 0.50% applies to the unused portion of the revolving loan commitments. This commitment fee is subject to decrease and will vary from time to time in accordance with an agreed upon pricing grid based upon our leverage ratio.

The senior credit facilities prescribe that certain amounts must be used to prepay the term loan facilities and reduce commitments under the revolving credit facility including (a) 100% of the net proceeds of any issuance of indebtedness after the closing date by TISM and its subsidiaries, subject to certain exceptions for permitted debt; (b) 50% of the net proceeds of any issuance of equity by TISM and its subsidiaries, subject to certain exceptions;
(c) 100% of the net proceeds of any sale or other disposition by TISM and its subsidiaries of any assets, subject to certain exceptions if the aggregate amount of such net proceeds does not exceed a figure to be agreed upon with the senior lenders and such proceeds are reinvested in similar replacement assets;
(d) 75% of excess cash flow (as defined in the senior credit facilities) for each fiscal year commencing with the fiscal year ending January 2, 2000, provided, that the foregoing percentage will be reduced to 50% upon satisfaction of certain financial ratios; and (e) 100% of the net proceeds of casualty insurance, condemnation awards or other recoveries, subject to certain negotiated exceptions. Voluntary prepayments of the senior credit facilities are permitted at any time.

In general, mandatory prepayments described above will be applied, first to prepay the term loan facilities and second, to reduce commitments under the revolving credit facility (if the amount of revolving loans then outstanding exceeds the commitments as so reduced, then that excess amount must be prepaid). Prepayments of the term loan facilities, optional or mandatory, will be applied pro rata to the Tranche A facility, the Tranche B facility and the Tranche C facility, and ratably to the respective installments thereof.

                         Description of Exchange Notes

You can find the definitions of certain terms used in this description under the subheading "Certain Definitions." In this description, the word "Company" refers only to Domino's, Inc. and not to any of its subsidiaries.

The Company will issue the Exchange Notes pursuant to the Indenture (the "Indenture") dated December 21, 1998 by and among itself, the Guarantors and IBJ Whitehall Bank & Trust Company, as trustee (the "Trustee"). The terms of the Exchange Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

The form and terms of the Exchange Notes are identical in all material respects to the form and terms of the outstanding Notes except that (i) the Exchange Notes will bear a Series B designation, (ii) the Exchange Notes have been registered under the Securities Act and, therefore, will generally not bear legends restricting their transfer and (iii) the holders of the Exchange Notes will not be entitled to certain rights under the Registration Rights Agreement dated as of December 21, 1998 by and among us, our subsidiary guarantors, J.P. Morgan Securities, Inc. and Goldman, Sachs & Co., including the provision providing for liquidated damages in certain circumstances relating to the timing of this offer. The Exchange Notes will evidence the same debt as the outstanding Notes and will be entitled to the benefits of the Indenture. The Exchange Notes will be pari passu with the outstanding Notes if all of such outstanding Notes are not exchanged pursuant to this offer.

The following description is a summary of the material provisions of the Indenture, which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The description does not restate the Indenture in its entirety. We urge you to read the Indenture because it, and not this description, defines your rights as holders of the Exchange Notes. Copies of the Indenture are available as set forth below under the subheading "Additional Information."

Brief Description of the Exchange Notes and the Subsidiary Guarantees

The Exchange Notes. These Exchange Notes:

  .are general unsecured obligations of the Company;

  .are subordinated in right of payment to all existing and future Senior Debt of the Company; and

  .are senior in right of payment to any future junior subordinated Indebtedness of the Company.

The Subsidiary Guarantees. These Exchange Notes are guaranteed by each domestic subsidiary of the Company.

These Subsidiary Guarantees:

  .are general unsecured obligations of each Guarantor;

  .are subordinated in right of payment to all existing and future Senior Debt of each Guarantor; and

  .are senior in right of payment to any future junior subordinated Indebtedness of each Guarantor.

As of January 3, 1999 the Company and the Guarantors had total Senior Debt of approximately $446.7 million. As indicated above and as discussed in detail below under the subheading "Subordination," payments on the Exchange Notes and under the Subsidiary Guarantees will be subordinated to the prior payment in full in cash or Cash Equivalents (other than cash equivalents of the type referred to in clauses (3) and (4) of the definition thereof) of all Senior Debt. The Indenture will permit us and the Guarantors to incur additional Senior Debt.

Not all of our "Restricted Subsidiaries" will guarantee these Exchange Notes since our Foreign Subsidiaries will not be Guarantors. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor subsidiaries, these non-guarantor subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to us. The non-guarantor subsidiaries generated less than 1% of our consolidated revenues for the fiscal year ended January 3, 1999 and held less than 1% of our consolidated assets as of January 3, 1999.

As of the date of the Indenture, all of our subsidiaries were "Restricted Subsidiaries." However, under the circumstances described below under the subheading "Certain Covenants--Designation of Restricted and Unrestricted Subsidiaries," we will be permitted to designate certain of our subsidiaries as "Unrestricted Subsidiaries." Unrestricted Subsidiaries will not be subject to many of the restrictive covenants in the Indenture. Unrestricted Subsidiaries will not guarantee these Exchange Notes.

Principal, Maturity and Interest

The Exchange Notes will be limited in aggregate principal amount to $400.0 million, of which $275.0 million are expected to be issued in this offer. The Company will issue the Exchange Notes in denominations of $1,000 and integral multiples of $1,000. The Exchange Notes will mature on January 15, 2009.

Interest on these Exchange Notes will accrue at the rate of 10 3/8% per annum and will be payable semi-annually in arrears on January 15 and July 15, commencing on July 15, 1999. The Company will make each interest payment to the Holders of record of these Exchange Notes on the immediately preceding January 1 and July 1.

Each Exchange Note will bear interest from its issuance date. The holders of Notes that are accepted for exchange will receive, in cash, accrued interest on such Notes to, but not including, the issuance date of the Exchange Notes. Such interest will be paid with the first interest payment on the Exchange Notes. Interest on the Notes accepted for exchange will cease to accrue upon issuance of the Exchange Notes.

Methods of Receiving Payments on the Exchange Notes

If a Holder has given wire transfer instructions to the Company, the Company will make all principal, premium and interest and Liquidated Damages, if any, payments on those Exchange Notes in accordance with those instructions. All other payments on these Exchange Notes will be made at the office or agency of the Paying Agent and Registrar within the City and State of New York unless the Company elects to make interest payments by check mailed to the Holders at their address set forth in the register of Holders.

Paying Agent and Registrar for the Notes

The Trustee will initially act as Paying Agent and Registrar. The Company may change the Paying Agent or Registrar without prior notice to the Holders of the Exchange Notes, and the Company or any of its Subsidiaries may act as Paying Agent or Registrar.

Transfer and Exchange

A Holder may transfer or exchange Exchange Notes in accordance with the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company is not required to transfer or exchange any Exchange Note selected for redemption. Also, the Company is not required to transfer or exchange any Exchange Note for a period of 15 days before a selection of Exchange Notes to be redeemed.

The registered Holder of a Note will be treated as the owner of it for all purposes.

Subsidiary Guarantees

The Guarantors will jointly and severally guarantee, on a senior subordinated basis, the Company's obligations under the Exchange Notes. Each Subsidiary Guarantee will be subordinated to the prior payment in full in cash or Cash Equivalents (other than cash equivalents of the type referred to in clauses (3) and (4) of the definition thereof) of all Senior Debt of that Guarantor. The subordination provisions applicable to the Subsidiary Guarantees will be substantially similar to the subordination provisions applicable to the Exchange Notes as set forth below under "Subordination." The obligations of each Guarantor under its Subsidiary Guarantee will be limited as necessary to seek to prevent that Subsidiary Guarantee from constituting a fraudulent conveyance under applicable law.

A Guarantor may not sell or otherwise dispose of all or substantially all of its assets, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person unless:

  (1) immediately after giving effect to that transaction, no Default or Event of Default exists; and

  (2) either:

    (a) the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger assumes all the obligations of that Guarantor pursuant to a supplemental indenture satisfactory to the Trustee; or

    (b) the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture.

The Subsidiary Guarantee of a Guarantor will be released:

  (1) in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation), if the disposition is to the Company or another Guarantor or if the Company applies the Net Proceeds of that sale or other disposition in accordance with the applicable provisions of the Indenture; or

  (2) in connection with any sale of all of the capital stock of a Guarantor, if the Company applies the Net Proceeds of that sale in accordance with the applicable provisions of the Indenture;

  (3) if the Company designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary; or

  (4) upon the release or discharge of all guarantees of such Guarantor, and all pledges of property or assets of such Guarantor securing, all other Indebtedness of the Company and the other Guarantors.

See "Repurchase at the Option of Holders--Asset Sales."

Subordination

The payment of principal, premium, interest, Liquidated Damages, if any, and any other Obligations on, or relating to, these Exchange Notes will be subordinated to the prior payment in full in cash or Cash Equivalents (other than cash equivalents of the type referred to in clauses (3) and (4) of the definition thereof) of all Senior Debt of the Company.

The holders of Senior Debt will be entitled to receive payment in full in cash or Cash Equivalents (other than cash equivalents of the type referred to in clauses (3) and (4) of the definition thereof) of all Obligations due in respect of Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt, whether or not such interest is an allowable claim) before the Holders of the Exchange Notes will be entitled to receive any payment or distribution of any kind or character with respect to any Obligations on, or relating to, the Exchange Notes (except that Holders of the Exchange Notes may receive and retain Permitted Junior Securities and payments made from the trust described under "Legal Defeasance and Covenant Defeasance" so long as the deposit of amounts therein satisfied the relevant conditions specified in the Indenture at the time of such deposit), in the event of any distribution to creditors of the
Company:

  (1) in a liquidation or dissolution of the Company;

  (2) in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property;

  (3) in an assignment for the benefit of creditors; or

  (4) in any marshalling of the Company's assets and liabilities.

The Company also may not make any payment or distribution of any kind or character with respect to any Obligations on, or with respect to, the Exchange Notes or acquire any of the Exchange Notes for cash or property or otherwise (except in Permitted Junior Securities or from the trust described under "-- Legal Defeasance and Covenant Defeasance") if:

  (1) a payment default on Designated Senior Debt occurs and is continuing;
  or

  (2) any other default occurs and is continuing on Designated Senior Debt that permits holders of such Designated Senior Debt to accelerate its maturity and the Trustee receives a notice of such default (a "Payment Blockage Notice") from the holders or the Representative of any Designated Senior Debt.

Payments on the Exchange Notes may and shall be resumed:

  (1) in the case of a payment default, upon the date on which such default is cured or waived; and

  (2) in case of a nonpayment default, the earlier of (x) the date on which all nonpayment defaults are cured or waived, (y) 179 days after the date of delivery of the applicable Payment Blockage Notice or (z) the Trustee receives notice from the Representative for such Designated Senior Debt rescinding the Payment Blockage Notice, unless the maturity of any Designated Senior Debt has been accelerated.

No new Payment Blockage Notice may be delivered unless and until 360 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice.

No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been cured or waived for a period of not less than 90 consecutive days.

The Company must promptly notify holders of Senior Debt if payment of the Exchange Notes is accelerated because of an Event of Default.

As a result of the subordination provisions described above, in the event of a bankruptcy, liquidation or reorganization of the Company, Holders of these Exchange Notes may recover less ratably than creditors of the Company who are holders of Senior Debt.

Optional Redemption

Before January 15, 2002, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of the Exchange Notes originally issued under the Indenture at a redemption price of 110.375% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the redemption date, with the net cash proceeds of one or more Equity Offerings; provided that:

  (1) at least 65% of the aggregate principal amount of the Exchange Notes issued under the Indenture remains outstanding immediately after the occurrence of such redemption (excluding the Exchange Notes held by the Company and its Subsidiaries); and

  (2) the redemption must occur within 120 days of the date of the closing of the Equity Offering.

Before January 15, 2004, the Company may also redeem these Exchange Notes, as a whole but not in part, upon the occurrence of a Change of Control, upon not less than 30 nor more than 60 days' prior notice (but in no event may any such redemption occur more than 90 days after the occurrence of such Change of Control), at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued and unpaid interest thereon, if any, to, the date of redemption (the "Redemption Date").

Except pursuant to the preceding paragraphs, the Exchange Notes will not be redeemable at the Company's option prior to January 15, 2004.

On or after January 15, 2004, the Company may redeem all or a part of these Exchange Notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on January 15 of the years indicated below:

              Year                               Percentage
              ----                               ----------
              2004..............................  105.1875%
              2005..............................  103.4583%
              2006..............................  101.7292%
              2007 and thereafter...............  100.0000%

Mandatory Redemption

The Company is not required to make mandatory redemption or sinking fund payments with respect to the Exchange Notes.

Repurchase at the Option of Holders

Change of Control
If a Change of Control occurs, each Holder of Exchange Notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of that Holder's Exchange Notes pursuant to the Change of Control Offer. In the Change of Control Offer, the Company will offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of Exchange Notes repurchased plus accrued and unpaid interest thereon, if any, to the date of purchase (the "Change of Control Payment"). Within 30 days following any Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the purchase date specified in such notice (which must be no earlier than 30 days nor later than 45 days from the date such notice is mailed, other than as required by law (the "Change of Control Payment Date")), pursuant to the procedures required by the Indenture and described in such notice. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Exchange Notes as a result of a Change of Control. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

The Indenture will provide that, prior to the mailing of the notice referred to above, but in any event within 30 days following any Change of Control, the Company covenants to:

  (1) repay in full and terminate all commitments under Indebtedness under the Senior Credit Facilities and all other Senior Debt the terms of which require repayment upon a Change of Control or offer to repay in full and terminate all commitments under all Indebtedness under the Senior Credit Facilities and all other such Senior Debt and to repay the Indebtedness owed to each lender which has accepted such offer; or

  (2) obtain the requisite consents under the Senior Credit Facilities and all other such Senior Debt to permit the repurchase of the Exchange Notes as provided below.

The Company shall first comply with the covenant in the immediately preceding sentence before it shall be required to repurchase Exchange Notes pursuant to the provisions described below. The Company's failure to comply with the covenant described in the immediately preceding sentence may (with notice and lapse of time) constitute an Event of Default described in clause (3) but shall not constitute an Event of Default described in clause (2), under "Events of Default" below.

On the Change of Control Payment Date, the Company will, to the extent lawful:

  (1) accept for payment all Exchange Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

  (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Exchange Notes or portions thereof so tendered; and

  (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Exchange Notes or portions thereof being purchased by the Company.

The Paying Agent will promptly mail to each Holder of Exchange Notes so tendered the Change of Control Payment for such Exchange Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Exchange Note equal in principal amount to any unpurchased portion of the Exchange Notes surrendered, if any; provided that each such new Exchange Note will be in a principal amount of $1,000 or an integral multiple thereof.

The provisions described above that require the Company to make a Change of Control Offer following a Change of Control will be applicable regardless of whether or not any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the Holders of the Exchange Notes to require that the Company repurchase or redeem the Exchange Notes in the event of a takeover, recapitalization or similar transaction.

The Company's outstanding Senior Debt currently prohibits the Company from purchasing any Exchange Notes, and also provides that certain change of control events with respect to the Company would constitute a default under the agreements governing the Senior Debt. Any future credit agreements or other agreements relating to Senior Debt to which the Company becomes a party may contain similar restrictions and provisions. In the event a Change of Control occurs at a time when the Company is prohibited from purchasing Exchange Notes, the Company could seek the consent of its senior lenders to the purchase of Exchange Notes or could attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain such a consent or repay such borrowings, the Company will remain prohibited from purchasing Exchange Notes. In such case, the Company's failure to purchase tendered Exchange Notes would constitute an Event of Default under the Indenture which would, in turn, constitute a default under such Senior Debt. In such circumstances, the subordination provisions in the Indenture would likely restrict payments to the Holders of Exchange Notes.

The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the

Indenture applicable to a Change of Control Offer made by the Company and purchases all Exchange Notes validly tendered and not withdrawn under such Change of Control Offer.

The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the assets of the Company and its Restricted Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of Exchange Notes to require the Company to repurchase such Exchange Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Company and its Restricted Subsidiaries taken as a whole to another Person or group may be uncertain.

Asset Sales
The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

  (1) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of;

  (2) such fair market value is determined by the Company's Board of Directors and evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee; and

  (3) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents. For purposes of this provision, each of the following shall be deemed to be cash:

    (a) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet), of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Exchange Notes or any Subsidiary Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability;

    (b) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are contemporaneously (subject to ordinary settlement periods) converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received in that conversion); and

    (c) any Designated Noncash Consideration received by the Company or any of its Restricted Subsidiaries in such Asset Sale having an aggregate fair market value, taken together with all other Designated Noncash Consideration received since the date of the Indenture pursuant to this clause (c) that is at that time outstanding, not to exceed 10% of Total Assets at the time of the receipt of such Designated Noncash Consideration (with the fair market value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value).

Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Company may apply such Net Proceeds at its option:

  (1) to repay Senior Debt (and to correspondingly reduce commitments if the Senior Debt repaid is revolving credit borrowings);

  (2) to acquire all or substantially all of the assets of, or a majority of the Voting Stock of, another Permitted Business;

  (3) to make a capital expenditure; and/or

  (4) to acquire assets that are used or useable in a Permitted Business.

Pending the final application of any such Net Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by the Indenture.

Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph will constitute Excess Proceeds. When the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company will make an Asset Sale Offer to all Holders of Exchange Notes and all holders of other Indebtedness that is pari passu with the Exchange Notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of Exchange Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount plus accrued and unpaid interest thereon, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use such

Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Exchange Notes and such other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Exchange Notes and such other pari passu Indebtedness to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

Selection and Notice

If less than all of the Exchange Notes are to be redeemed at any time, the Trustee will select Exchange Notes for redemption as follows:

  (1) if the Exchange Notes are listed, in compliance with the requirements of the principal national securities exchange on which the Exchange Notes are listed; or

  (2) if the Exchange Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate.

No Exchange Notes of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Exchange Notes to be redeemed at its registered address. Notices of redemption may not be conditional.

If any Exchange Note is to be redeemed in part only, the notice of redemption that relates to that Exchange Note shall state the portion of the principal amount thereof to be redeemed. A new Exchange Note in principal amount equal to the unredeemed portion of the original Exchange Note will be issued in the name of the Holder thereof upon cancellation of the original Exchange Note. Exchange Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Exchange Notes or portions of them called for redemption.

Certain Covenants

Restricted Payments

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

  (1) declare or pay any dividend or make any other payment or distribution on account of the Company's Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company's Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company);

  (2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company (other than any such Equity Interests owned by the Company or any Restricted Subsidiary of the Company);

  (3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Exchange Notes or the Subsidiary Guarantees, except a payment of interest or principal at the Stated Maturity thereof; or

  (4) make any Restricted Investment (all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as "Restricted Payments"),

unless, at the time of and after giving effect to such Restricted Payment:

  (1) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

  (2) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock;" and

  (3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the date of the Indenture (excluding Restricted Payments permitted by clauses (2), (3), (5), (6), (7) and (8) of the next succeeding paragraph), is less than the sum, without duplication, of

  (a) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date of the Indenture to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

  (b) 100% of the aggregate net cash proceeds received by the Company (other than from a Restricted Subsidiary) since the date of the Indenture as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Company that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of the Company), plus

  (c) to the extent that any Restricted Investment that was made after the date of the Indenture is sold for cash or otherwise liquidated or repaid for cash, the lesser of (i) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (ii) the initial amount of such Restricted Investment.

The preceding provisions will not prohibit:

  (1) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the Indenture;

  (2) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness of the Company or any Guarantor or of any Equity Interests of the Company or any Restricted Subsidiary in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (3) (b) of the preceding paragraph;

  (3) the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness of the Company or any Guarantor with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

  (4) payments to any direct or indirect parent corporation of the Company for the purpose of permitting, and in an amount equal to the amount required to permit, such direct or indirect parent corporation of the Company to redeem or repurchase such direct or indirect parent corporation of the Company's common equity or options in respect thereof, in each case in connection with the repurchase provisions of employee stock option or stock purchase agreements or other agreements to compensate management employees; provided that all such redemptions or repurchases pursuant to this clause (4) shall not exceed $17.5 million in the aggregate since the date of the Indenture (which amount shall be increased (A) by the amount of any net cash proceeds received from the sale since the date of the Indenture of Equity Interests (other than Disqualified Stock) to members of the Company's management team that have not otherwise been applied to the payment of Restricted Payments pursuant to the terms of clause (3)(b) of the preceding paragraph and (B) by the cash proceeds of any "key-man" life insurance policies that are used to make such redemptions or repurchases); and provided, further, that the cancellation of Indebtedness owing to the Company from members of management of the Company or any of its Restricted Subsidiaries in connection with such a repurchase of Capital Stock of any direct or indirect parent corporation of the Company will not be deemed to constitute a Restricted Payment under the Indenture;

  (5) the making of distributions, loans or advances to any direct or indirect parent corporation of the Company in an amount not to exceed $1.5 million per annum in order to permit such direct or indirect parent corporation of the Company to pay the ordinary operating expenses of such direct or indirect parent corporation of the Company (including, without limitation, directors' fees, indemnification obligations, professional fees and expenses);

  (6) payments to any direct or indirect parent corporation of the Company in respect of (A) federal income taxes for the tax periods for which a federal consolidated return is filed by such direct or indirect parent corporation of the Company for a consolidated group of which such direct or indirect parent corporation of the Company is the parent and the Company and its Subsidiaries are members, in an amount not to exceed the hypothetical federal income taxes that the Company would have paid if the Company and its Restricted Subsidiaries filed a separate consolidated return with the Company as the parent, taking into account carryovers and carrybacks of tax attributes (including net operating losses) that would have been allowed if such separate consolidated return had been filed, (B) state income tax for the tax periods for which a state combined, consolidated or unitary return is filed by such direct or indirect parent corporation of the Company for a combined, consolidated or unitary group of which such direct or indirect parent corporation of the Company is the parent and the Company and its Subsidiaries are members, in an amount not to exceed the hypothetical state income taxes that the Company would have paid if the Company and its Restricted Subsidiaries had filed a separate combined, consolidated or unitary return taking into account carryovers and carrybacks of tax attributes (including net operating losses) that would have been allowed if such separate combined return had been filed and (C) capital stock, net worth, or other similar taxes (but for the avoidance of doubt, excluding any taxes based on net or gross income) payable by such direct or indirect parent corporation of the Company based on or attributable to its investment in or ownership of the Company and its Restricted Subsidiaries; provided, however, that in no event shall any such tax payment pursuant to this clause (6) exceed the amount of federal (or state, as the case may be) income tax that is, at the time the Company makes such tax payments, actually due and payable by such direct or indirect parent corporation of the Company to the relevant taxing authorities or to become due and payable within 30 days of such payment by the Company; provided, further, that for purposes of this clause (6), payments made by an Unrestricted Subsidiary to a Restricted Subsidiary or the Company which are in turn distributed by such Restricted Subsidiary or the Company to any direct or indirect parent corporation of the Company shall be disregarded;

  (7) if no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof, the declaration and payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of the Company or any Restricted Subsidiary issued after the date of the Indenture; provided that, at the time of such issuance, the Company, after giving effect to such issuance on a pro forma basis, would have had a Fixed Charge Coverage Ratio of at least 2.0 to 1.0 for the most recent Four-Quarter Period;

  (8) distributions made by the Company on the Issue Date that are utilized solely to consummate the Recapitalization and distributions made subsequent to the Issue Date in order to make payments pursuant to the Merger Agreement, as in effect on the Issue Date and as amended or modified from time to time so long as any such amendment or modification is, in the good faith judgment of the Board of Directors of the Company, not more disadvantageous to the Holders of Exchange Notes in any material respects than the Merger Agreement as in effect on the Issue Date;

  (9) the repurchase, redemption or other acquisition or retirement for value of subordinated Indebtedness or the [Cumulative Preferred Stock] with Excess Proceeds to the extent such Excess Proceeds are permitted to be used for general corporate purposes under the covenant entitled "Asset Sales;" and

  (10) if no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof and the Company would be permitted to incur at least $1.00 of additional Indebtedness (other than Permitted Debt) in compliance with the covenant described below under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock," other Restricted Payments in an aggregate amount not to exceed $15.0 million since the date of the Indenture.

The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant shall be determined by the Board of Directors whose resolution with respect thereto shall be delivered to the Trustee. The Board of Directors' determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the fair market value exceeds $10.0 million. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this "Restricted Payments" covenant were computed, together with a copy of any fairness opinion or appraisal required by the Indenture.

Incurrence of Indebtedness and Issuance of Preferred Stock

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt), and the Company will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Company and any Guarantor may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and any Guarantor may issue preferred stock, if in each case the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or preferred stock is issued would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom and as otherwise provided in accordance with the provisions contained in the definition of "Fixed Charge Coverage Ratio"), as if the additional Indebtedness had been incurred, or the Disqualified Stock or preferred stock had been issued, as the case may be, at the beginning of such four-quarter period.

The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

  (1) the incurrence by the Company and any Guarantor of Indebtedness pursuant to the Senior Credit Facilities in an aggregate principal amount at any time outstanding (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Subsidiaries thereunder) not to exceed $545.0 million less the aggregate amount of all Net Proceeds of Asset Sales applied by the Company or any of its Restricted Subsidiaries to permanently repay Indebtedness under the Senior Credit Facilities pursuant to the covenant described above under the caption "--Asset Sales;" provided that the amount of Indebtedness permitted to be incurred pursuant to the Senior Credit Facilities in accordance with this clause (1) shall be in addition to any Indebtedness permitted to be incurred pursuant to the Senior Credit Facilities in reliance on, and in accordance with, clauses (4) and (14) below;

  (2) the incurrence by the Company and its Restricted Subsidiaries of the Existing Indebtedness;

  (3) the incurrence by the Company and the Guarantors of Indebtedness represented by the outstanding Notes issued on the date of the Indenture, the Subsidiary Guarantees of such outstanding Notes, these Exchange Notes issued in exchange for such outstanding Notes and the Subsidiary Guarantees thereof;

  (4) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness (including Capitalized Lease Obligations) to finance the purchase, lease or improvement of property (real or personal) or equipment (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets) within 180 days after such purchase, lease or improvement in an aggregate principal amount outstanding (which amount may, but need not, be incurred in whole or in part under the Senior Credit Facilities) not to exceed the greater of (a) $30.0 million or (b) 7.5% of Total Assets at the time of any incurrence thereof, including any Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (4);

  (5) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace, Indebtedness (other than intercompany Indebtedness) that was permitted by the Indenture to be incurred under the first paragraph of this covenant or clauses (2), (3),
  (4) or (14) of this paragraph;

  (6) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that:

    (a) if the Company or any Guarantor is the obligor on such Indebtedness and the obligee is not the Company or any Guarantor, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Exchange Notes, in the case of the Company, or the Subsidiary Guarantee of such Guarantor, in the case of a Guarantor; and

    (b) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary thereof and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary thereof; shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

  (7) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging
  (i) interest rate risk with respect to any floating or fixed rate Indebtedness that is permitted by the terms of the Indenture to be outstanding or (ii) the value of foreign currencies purchased or received by the Company in the ordinary course of business;

  (8) the guarantee by the Company or any of the Guarantors of Indebtedness of the Company or a Guarantor that was permitted to be incurred by another provision of this covenant;

  (9) the incurrence of Indebtedness and/or the issuance of preferred stock by Foreign Subsidiaries of the Company, which together with the aggregate principal amount of Indebtedness incurred pursuant to this clause (9) and the aggregate liquidation value of all preferred stock issued pursuant to this clause (9), does not exceed $20.0 million at any one time outstanding; provided that such amount shall increase to $40.0 million upon the consummation of an Initial Public Offering;

  (10) the accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock; provided, in each such case, that the amount thereof is included in Fixed Charges of the Company as accrued;

  (11) Indebtedness incurred by the Company or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business including, without limitation, in respect of workers' compensation claims or self insurance, or other Indebtedness with respect to reimbursement type obligations regarding workers' compensation claims;

  (12) Indebtedness arising from agreements of the Company or a Restricted Subsidiary of the Company providing for indemnification, adjustment of purchase price, earn out or other similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Restricted Subsidiary of the Company, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition; provided that the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Company and its Restricted Subsidiaries in connection with such disposition;

  (13) obligations in respect of performance and surety bonds and completion guarantees provided by the Company or any Restricted Subsidiary of the Company in the ordinary course of business; and

  (14) the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness, and/or the issuance by any Guarantor of preferred stock, in an aggregate principal amount (or accreted value, as applicable) or aggregate liquidation value, as applicable, at any time outstanding (which amount may, but need not, be incurred in whole or in part under the Senior Credit Facilities), including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred or preferred stock issued pursuant to this clause (14), not to exceed $40.0 million at any one time outstanding; provided that such amount shall increase to $60.0 million upon the consummation of an Initial Public Offering.

For purposes of determining compliance with this "Incurrence of Indebtedness and Issuance of Preferred Stock" covenant, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (14) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company will be permitted to classify such item of Indebtedness on the date of its incurrence in any manner that complies with this covenant. All borrowings outstanding on the date of the Indenture under the Senior Credit Facilities will be deemed to have been borrowed pursuant to clause (1) of the definition of Permitted Debt.

No Senior Subordinated Debt

The Company will not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Indebtedness of the Company and senior in any respect in right of payment to the Exchange Notes. No Guarantor will incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Indebtedness of such Guarantor and senior in any respect in right of payment to such Guarantor's Subsidiary Guarantee.

Liens

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind securing Indebtedness, or trade payables on any asset now owned or hereafter acquired, except Permitted Liens, unless all payments due under the Indenture and the Exchange Notes are secured on an equal and ratable basis with the Indebtedness so secured until such time as such is no longer secured by a Lien; provided that if such Indebtedness is by its terms expressly subordinated to the Exchange Notes or any Subsidiary Guarantee, the Lien securing such Indebtedness shall be subordinate and junior to the Lien securing the Exchange Notes and the Subsidiary Guarantees with the same relative priority as such subordinate or junior Indebtedness shall have with respect to the Exchange Notes and the Subsidiary Guarantees.

Dividend and Other Payment Restrictions Affecting Subsidiaries

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:

  (1) pay dividends or make any other distributions on its Capital Stock to the Company or any of the Company's Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to the Company or any of the Company's Restricted Subsidiaries;

  (2) make loans or advances to the Company or any of the Company's Restricted Subsidiaries; or

  (3) transfer any of its properties or assets to the Company or any of the Company's Restricted Subsidiaries.

However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

  (1) Existing Indebtedness as in effect on the date of the Indenture;

  (2) the Indenture and the Exchange Notes;

  (3) the Senior Credit Facilities;

  (4) applicable law;

  (5) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the Indenture to be incurred;

  (6) non-assignment provisions in leases, licenses or similar agreements entered into in the ordinary course of business and consistent with past practices;

  (7) purchase money obligations for property acquired in the ordinary course of business that impose restrictions on the property so acquired of the nature described in clause (3) of the preceding paragraph;

  (8) any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by such Restricted Subsidiary pending its sale or other disposition;

  (9) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, in the good faith judgment of the Board of Directors of the Company, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

  (10) restrictions on the transfer of assets subject to any Lien permitted under the Indenture imposed by the holder of such Lien;

  (11) Liens securing Indebtedness otherwise permitted to be incurred pursuant to the provisions of the covenant described above under the caption "--Liens" that limit the right of the Company or any of its Restricted Subsidiaries to dispose of the assets subject to such Lien;

  (12) provisions with respect to the disposition or distribution of assets or property in joint venture agreements and other similar agreements entered into in the ordinary course of business;

  (13) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

  (14) any agreement or instrument governing Indebtedness or preferred stock (whether or not outstanding) of Foreign Subsidiaries of the Company that was permitted by the Indenture to be incurred;

  (15) Indebtedness incurred after the Issue Date in accordance with the terms of the Indenture; provided that the restrictions contained in the agreements governing such new Indebtedness are, in the good faith judgment of the Board of Directors of the Company, not materially less favorable, taken as a whole, to the Holders of the Notes than those contained in the agreements governing Indebtedness on the Issue Date; and

  (16) any encumbrances or restrictions imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (15) above; provided that such amendments, modifications restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Board of Directors of the Company, not materially more restrictive with respect to such dividend and other payment restrictions than those contained in the dividends or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

Merger, Consolidation, or Sale of Assets

The Company may not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Company is the surviving corporation); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to another Person; unless:

  (1) either: (a) the Company is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;

  (2) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Notes, the Indenture and the Registration Rights Agreement pursuant to agreements reasonably satisfactory to the Trustee;

  (3) immediately after such transaction no Default or Event of Default exists; and

  (4) the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company) will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "-- Incurrence of Indebtedness and Issuance of Preferred Stock."

In addition, the Company may not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person. This "Merger, Consolidation, or Sale of Assets" covenant will not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among the Company and any of its Wholly Owned Restricted Subsidiaries.

Transactions with Affiliates

The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an "Affiliate Transaction"), unless:

  (1) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and

  (2) the Company delivers to the Trustee:

    (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors; and

    (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

The following items shall not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

  (1) reasonable fees and compensation paid to and indemnity provided on behalf of, officers, directors, employee or consultants of the Company or any Subsidiary as determined in good faith by the Board of Directors of the Company or senior management;

  (2) transactions between or among the Company and/or its Restricted Subsidiaries;

  (3) any agreement or instrument as in effect as of the date of the Indenture or any amendment or replacement thereto or any transaction contemplated thereby (including pursuant to any amendment or replacement thereto) so long as any such amendment or replacement agreement or instrument is, in the good faith judgment of the Board of Directors of the Company, not more disadvantageous to the Holders of Exchange Notes in any material respect than the original agreement or instrument as in effect on the date of the Indenture;

  (4) the payment of customary management, consulting and advisory fees and related expenses to the Principals and their Affiliates made pursuant to any financial advisory, financing, underwriting or placement agreement or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures which are approved by the Board of Directors of the Company or such Restricted Subsidiary in good faith;

  (5) payments or loans to employees or consultants that are approved by the Board of Directors of the Company in good faith;

  (6) the existence of, or the performance by the Company or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the date of the Indenture and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Company or any of its Restricted Subsidiaries of obligations under, any future amendment to any such existing agreement or under any similar agreement entered into after the date of the Indenture shall only be permitted by this clause (6) to the extent that the terms of any such amendment or new agreement are not disadvantageous to the Holders of Exchange Notes in any material respect;

  (7) transactions with customers, clients, suppliers, joint venture partners or purchasers or sellers of goods or services, in each case in the ordinary course of business (including, without limitation, pursuant to joint venture agreements) and otherwise in compliance with the terms of the Indenture which are fair to the Company or its Restricted Subsidiaries, in the reasonable determination of the Board of Directors of the Company or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party; and

  (8) Restricted Payments that are permitted by the provisions of the Indenture described above under the caption "--Restricted Payments."

Designation of Restricted and Unrestricted Subsidiaries

The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary so designated will be deemed to be an Investment made as of the time of such designation and will reduce the amount available for Restricted Payments under clause (3)(b) [?] of the first paragraph of the covenant described above under the caption "--Restricted Payments" or Permitted Investments, as applicable. All such outstanding Investments will be valued at their fair market value at the time of such designation. That designation will only be permitted if such Restricted Payment would be permitted at that time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if the redesignation would not cause a Default.

Limitations on Issuances of Guarantees of Indebtedness

The Company will not permit any Restricted Subsidiary that is not a Guarantor, directly or indirectly, to Guarantee or pledge any assets to secure the payment of any other Indebtedness of the Company or any Guarantor (other than such Restricted Subsidiary) unless such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture providing for the Guarantee of the payment of the Exchange Notes by such Subsidiary, which Guarantee shall be senior to or pari passu with such Restricted Subsidiary's Guarantee of or pledge to secure such other Indebtedness, unless such other Indebtedness is Senior Debt, in which case the Guarantee of the Exchange Notes shall be subordinated to the Guarantee of such Senior Debt to the same extent as the Exchange Notes are subordinated to such Senior Debt.

Notwithstanding the preceding paragraph, any Subsidiary Guarantee of the Exchange Notes will provide by its terms that it will be automatically and unconditionally released and discharged under the circumstances described above under the caption "--Subsidiary Guarantees." The form of the Subsidiary Guarantee is attached as an exhibit to the Indenture.

Business Activities

The Company will not, and will not permit any Subsidiary to, engage in any business other than Permitted Businesses.

Reports

Whether or not required by the Commission, so long as any Exchange Notes are outstanding, the Company will furnish to the Holders of such Exchange Notes, within the time periods specified in the Commission's rules and regulations:

  (1) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by the Company's certified independent accountants; and

  (2) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports.

If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management's Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

In addition, whether or not required by the Commission, the Company will file a copy of all of the information and reports referred to in clauses (1) and (2) above with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. Moreover, the Company has agreed, and any Guarantor will agree, that, for so long as any Exchange Notes remain outstanding, it will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Events of Default and Remedies

Each of the following is an Event of Default:

  (1) default for 30 days in the payment when due of interest on the Notes, whether or not prohibited by the subordination provisions of the Indenture;

  (2) default in payment when due of the principal of or premium, if any, on the Exchange Notes, whether or not prohibited by the subordination provisions of the Indenture;

  (3) failure by the Company or any of its Restricted Subsidiaries for 30 days after specified notice from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Exchange Notes to comply with any of the other agreements in the Indenture or the Exchange Notes;

  (4) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, if that default:

    (a) is caused by a failure to pay principal at the final stated maturity of such Indebtedness (a "Payment Default"); or

    (b) results in the acceleration of such Indebtedness prior to its express maturity,

  and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $15.0 million or more;

  (5) failure by the Company or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $15.0 million, which judgments are not paid, discharged or stayed for a period of 60 consecutive days after such judgments become final and non-appealable; and

  (6) certain events of bankruptcy or insolvency with respect to the Company or any of its Significant Restricted Subsidiaries.

In the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company, all outstanding Exchange Notes will become due and payable immediately without further action or notice. If any other Event of Default specified in the Indenture occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of outstanding Exchange Notes may declare the principal of and accrued interest on the Exchange Notes to be due any payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that such notice is a "notice of acceleration" (the "Acceleration Notice"), and the same (i) shall become immediately due and payable or (ii) if there are any amounts outstanding under the Senior Credit Facilities, shall become immediately due and payable upon the first to occur of an acceleration under the Senior Credit Facilities or five Business Days after receipt by the Company and the Representative under the Senior Credit Facilities of such Acceleration Notice but only if such Event of Default is then continuing.

Holders of the Exchange Notes may not enforce the Indenture or the Exchange Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Exchange Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Exchange Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

The Holders of a majority in aggregate principal amount of the Exchange Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Exchange Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Exchange Notes.

In the case of any Event of Default occurring by reason of any willful action or inaction taken or not taken by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Exchange Notes pursuant to the optional redemption provisions of the Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Exchange Notes. If an Event of Default occurs prior to January 15, 2004, by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Exchange Notes prior to January 15, 2004, then the premium specified in the Indenture shall also become immediately due and payable to the extent permitted by law upon the acceleration of the Exchange Notes.

The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture. Upon becoming aware of any Default or Event of Default, the Company is required to deliver to the Trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator or stockholder of the Company, any direct or indirect parent corporation of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or the Guarantors under the Exchange Notes, the Indenture, the Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Exchange Notes by accepting an Exchange Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Exchange Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance

The Company may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding Exchange Notes and all obligations of the Guarantors discharged with respect to their Subsidiary Guarantees ("Legal Defeasance") except for:

  (1) the rights of Holders of outstanding Exchange Notes to receive payments in respect of the principal of, premium, if any, and interest on such Exchange Notes when such payments are due from the trust referred to below;

  (2) the Company's obligations with respect to the Exchange Notes concerning issuing temporary Exchange Notes, registration of Exchange Notes, mutilated, destroyed, lost or stolen Exchange Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

  (3) the rights, powers, trusts, duties and immunities of the Trustee, and the Company's obligations in connection therewith; and

  (4) the Legal Defeasance provisions of the Indenture.

In addition, the Company may, at its option and at any time, elect to have the obligations of the Company and the Guarantors released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with those covenants shall not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (including non-payment of other indebtedness, bankruptcy, receivership, rehabilitation and insolvency events described under "Events of Default" and the limitations contained in clauses (3) and (4) of "Merger, Consolidation, or Sale of Assets") will no longer constitute an Event of Default with respect to the Notes.

In order to exercise either Legal Defeasance or Covenant Defeasance:

  (1) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Exchange Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding Exchange Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Exchange Notes are being defeased to maturity or to a particular redemption date;

  (2) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of the outstanding Exchange Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

  (3) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

  (4) no Default or Event of Default shall have occurred and be continuing either: (a) on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit); or (b) insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

  (5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under the Senior Credit Facilities or any other material agreement or instrument (other than the Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

  (6) the Company must have delivered to the Trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

  (7) the Company must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

  (8) the Company must deliver to the Trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Amendment, Supplement and Waiver

Except as provided in the next two succeeding paragraphs, the Indenture and the Exchange Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Exchange Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Exchange Notes), and any existing default or compliance with any provision of the Indenture or the Exchange Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Exchange Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Exchange Notes).

Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Exchange Notes held by a non-consenting Holder):

  (1) reduce the principal amount of Exchange Notes whose Holders must consent to an amendment, supplement or waiver;

  (2) reduce the principal of or change the fixed maturity of any Exchange Note or alter the provisions with respect to the redemption of the Exchange Notes (other than provisions relating to the covenants described above under the caption "Repurchase at the Option of Holders");

  (3) reduce the rate of or change the time for payment of interest on any Exchange Note;

  (4) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Exchange Notes (except a rescission of acceleration of the Exchange Notes by the Holders of at least a majority in aggregate principal amount of the Exchange Notes and a waiver of the payment default that resulted from such acceleration);

  (5) make any Exchange Note payable in money other than that stated in the Exchange Notes;

  (6) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of Exchange Notes to receive payments of principal of or premium, if any, or interest on the Exchange Notes;

  (7) waive a redemption payment with respect to any Exchange Note (other than a payment required by one of the covenants described above under the caption "Repurchase at the Option of Holders"); or

  (8) make any change in the preceding amendment and waiver provisions.

In addition, any amendment to, or waiver of, the provisions of the Indenture relating to subordination that adversely affects the rights of the Holders of the Exchange Notes will require the consent of the Holders of at least 75% in aggregate principal amount of Exchange Notes then outstanding.

Notwithstanding the preceding, without the consent of any Holder of Exchange Notes, the Company, or any Guarantor, with respect to its Subsidiary Guarantee or the Indenture, and the Trustee may amend or supplement the Indenture or the Exchange Notes or any Subsidiary Guarantee:

  (1) to cure any ambiguity, defect or inconsistency;

  (2) to provide for uncertificated Exchange Notes in addition to or in place of certificated Exchange Notes;

  (3) to provide for the assumption of the Company's, or any Guarantor's, obligations to Holders of Exchange Notes in the case of a merger or consolidation or sale of all or substantially all of the Company's, or such Guarantor's, as the case may be, assets;

  (4) to make any change that would provide any additional rights or benefits to the Holders of Exchange Notes, including providing for additional Subsidiary Guarantees, or that does not adversely affect the legal rights under the Indenture of any such Holder; or

  (5) to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

Concerning the Trustee

If the Trustee becomes a creditor of the Company or any Guarantor, the Indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

The Holders of a majority in principal amount of the then outstanding Exchange Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur and be continuing, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of Exchange Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Additional Information

Anyone who receives this Prospectus may obtain a copy of the Indenture without charge by writing to Domino's Inc., 30 Frank Lloyd Wright Drive, P.O. Box 997, Ann Arbor, Michigan 48106-0997, Attention: Chief Financial Officer.

Book-Entry, Delivery and Form

The certificates representing the Exchange Notes will be issued in fully registered form, without coupons. Except as described below, the Exchange Notes will be deposited with, or on behalf of, The Depository Trust Company ("DTC"), in New York, New York, and registered in the name of DTC or its nominee in the form of one or more global certificates (the "Global Notes") or will remain in the custody of the Trustee pursuant to a FAST Balance Certificate Agreement between DTC and the Trustee.

Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to DTC or another nominee of DTC or to a successor of DTC or its nominee. Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of Certificated Notes (as defined below). See "--Exchange of Book-Entry Notes for Certificated Notes." In addition, transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Cedel), which may change from time to time.

Initially, the Trustee will act as Paying Agent and Registrar. The Exchange Notes may be presented for registration of transfer and exchange at the offices of the Registrar.

Depository Procedures

The following description of the operations and procedures of DTC are provided solely as a matter of convenience. These operations and procedures are solely within the control of the settlement system of DTC and are subject to changes by DTC from time to time. The Company takes no responsibility for these operations and procedures and urges investors to contact DTC or its participants directly to discuss these matters.

DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

Pursuant to procedures established by DTC:

  (1) upon deposit of the Global Notes, DTC will credit the accounts of Participants designated by the Trustee with portions of the principal amount of the Global Notes; and

  (2) ownership of such interests in the Global Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

All interests in a Global Note may be subject to the procedures and requirements of DTC. The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a person having beneficial interests in a Global Note to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described below, owners of interest in the Global Notes will not have Exchange Notes registered in their names, will not receive physical delivery of Exchange Notes in certificated form and will not be considered the registered owners or "Holders" thereof under the Indenture for any purpose.

Payments in respect of the principal of, and premium, if any, and interest on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered Holder under the Indenture. Under the terms of the Indenture, the Company and the Trustee will treat the persons in whose names the Exchange Notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the Company, the Trustee nor any agent of the Company or the Trustee has or will have any responsibility or liability for:

  (1) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interest in the Global Notes, or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect
  Participant's records relating to the beneficial ownership interests in the Global Notes; or

  (2) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC's current practice, upon receipt of any payment in respect of securities such as the Exchange Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in the principal amount of beneficial interest in the relevant security as shown on the records of DTC unless DTC has reason to believe it will not receive payment on such payment date.

Payments by the Participants and the Indirect Participants to the beneficial owners of Exchange Notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee or the Company. Neither the Company nor the Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the Exchange Notes, and the Company and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

DTC will take any action permitted to be taken by a Holder of Exchange Notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the Exchange Notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Exchange Notes, DTC reserves the right to exchange the Global Notes for Exchange Notes in certificated form, and to distribute such Exchange Notes to its Participants.

Exchange of Book-Entry Notes for Certificated Notes

A Global Note is exchangeable for definitive Exchange Notes in registered certificated form ("Certificated Notes") if:

  (1) DTC:

    (a) notifies the Company that it is unwilling or unable to continue as depositary for the Global Notes and the Company thereupon fails to appoint a successor depositary; or

    (b) has ceased to be a clearing agency registered under the Exchange
    Act;

  (2) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Certificated Notes; or

  (3) there shall have occurred and be continuing a Default or Event of Default with respect to the Exchange Notes.

In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon request but only upon prior written notice given to the Trustee by or on behalf of DTC in accordance with the Indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of DTC in accordance with its customary procedures.

Same Day Settlement and Payment

The Indenture requires that payments in respect of the Exchange Notes represented by the Global Notes (including principal, premium, if any, and interest) be made by wire transfer of immediately available funds to the accounts specified by the Global Note Holder. With respect to Exchange Notes in certificated form, the Company will make all payments of principal, premium, if any, and interest by wire transfer of immediately available funds to the accounts specified by the Holders thereof or, if no such account is specified, by mailing a check to each such Holder's registered address. The Exchange Notes represented by the Global Notes are expected to be eligible to trade in the PORTAL market and to trade in DTC's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such Exchange Notes will, therefore, be required by DTC to be settled in immediately available funds. The Company expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.

Certain Definitions

Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

"Acquired Debt" means, with respect to any specified Person:

  (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

  (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

"Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" shall have correlative meanings.

"Applicable Premium" means, with respect to any Note on any Redemption Date, the greater of (i) 1.0% of the principal amount of such Exchange Note or (ii) the excess of (A) the present value at such Redemption Date of (1) the redemption price of such Exchange Note at January 15, 2004 (such redemption price being set forth in the table above), plus (2) all required interest payments due on such Exchange Note through January 15, 2004 (excluding accrued but unpaid interest), computed using a discount rate equal to the Treasury Rate at such Redemption Date plus 50 basis points over (B) the principal amount of such Exchange Note, if greater.

"Asset Acquisition" means (a) an Investment by the Company or any Restricted Subsidiary of the Company in any other Person if, as a result of such Investment, such Person shall become a Restricted Subsidiary of the Company, or shall be merged with or into the Company or any Restricted Subsidiary of the Company, or (b) the acquisition by the Company or any Restricted Subsidiary of the Company of all or substantially all of the assets of any other Person or any division or line of business of any other Person.

"Asset Sale" means:

  (1) the sale, lease, conveyance or other disposition of any assets or rights (including, without limitation, by way of a sale and leaseback), other than sales or leases in the ordinary course of business; provided that the sale, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the Indenture described above under the caption "--Change of Control" and/or the provisions described above under the caption "--Merger, Consolidation or Sale of Assets" and not by the provisions of the Asset Sale covenant; and

  (2) the issuance of Equity Interests by any of the Company's Restricted Subsidiaries or the sale of Equity Interests in any of its Subsidiaries.

Notwithstanding the preceding, the following items shall not be deemed to be Asset Sales:

  (1) any single transaction or series of related transactions that: (a) involves assets having a fair market value of less than $1.0 million; or
  (b) results in net proceeds to the Company and its Subsidiaries of less than $1.0 million;

  (2) disposals or replacements of obsolete equipment in the ordinary course of business;

  (3) the sale, lease conveyance, disposition or other transfer by the Company or any Restricted Subsidiary of assets or property or Equity Interests of any Restricted Subsidiary to one or more Restricted Subsidiaries in connection with Investments permitted by the covenant described under the caption "--Restricted Payments;"

  (4) a transfer of assets between or among the Company and its Wholly Owned Restricted Subsidiaries,

  (5) an issuance of Equity Interests by a Wholly Owned Restricted Subsidiary to the Company or to another Wholly Owned Restricted Subsidiary; and

  (6) a Restricted Payment that is permitted by the covenant described above under the caption "--Restricted Payments."

"Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as such term is used in Section 13(d)(3) of the Exchange Act), such "person" shall be deemed to have beneficial ownership of all securities that such "person" has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition.

"Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

"Capital Stock" means:

  (1) in the case of a corporation, corporate stock;

  (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

  (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

  (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

"Cash Equivalents" means:

  (1) United States dollars;

  (2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition;

  (3) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding twelve months and overnight bank deposits, in each case, with any lender party to the Senior Credit Facilities or, with any commercial bank having capital and surplus in excess of $500 million and a Thompson Bank Watch Rating of "B" or better;

  (4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

  (5) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Corporation and in each case maturing within twelve months after the date of acquisition; and

  (6) money market funds substantially all of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

"Change of Control" means the occurrence of any of the following:

  (1) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act) other than a Principal;

  (2) the adoption of a plan relating to the liquidation or dissolution of the Company;

  (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than the Principals or any Permitted Group, becomes the

  Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Company, measured by voting power rather than number of shares;

  (4) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors; or

  (5) the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of the Company outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance).

"Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus:

  (1) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

  (2) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs, original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments, if any, pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

  (3) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; plus

  (4) the costs and expenses of the Company and its Subsidiaries incurred in connection with the Transactions to the extent that such costs and expenses were deducted in computing Consolidated Net Income, in each case, on a consolidated basis and determined in accordance with GAAP; minus

  (5) non-cash items increasing such Consolidated Net Income for such period, other than (i) items that were accrued in the ordinary course of business and (ii) the reversal of reserves in the ordinary course of business, in each case, on a consolidated basis and determined in accordance with GAAP.

Notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash charges of, a Restricted Subsidiary of the Company shall be added to Consolidated Net Income to compute Consolidated Cash Flow of the Company only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

"Consolidated Net Income" of the Company means, for any period, the aggregate net income (or loss) of the Company and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP, provided that there shall be excluded therefrom:

  (1) gains and losses from Asset Sales (without regard to the $1.0 million limitation set forth in the definition thereof) and the related tax effects according to GAAP;

  (2) gains and losses due solely to fluctuations in currency values and the related tax effects according to GAAP;

  (3) items classified as extraordinary, unusual or nonrecurring gains and losses (including, without limitation, severance, relocation and other restructuring costs), and the related tax effects according to GAAP;

  (4) the net income (or loss) of any Person acquired in a pooling of interests transaction accrued prior to the date it becomes a Restricted Subsidiary of the Company or is merged or consolidated with the Company or any Restricted Subsidiary of the Company;

  (5) the net income of any Restricted Subsidiary of the Company to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of the Company of that income is restricted by contract, operation, operation of law or otherwise;

  (6) the net loss of any Person, other than a Restricted Subsidiary of the Company;

  (7) the net income of any Person, that is not a Restricted Subsidiary of the Company, except to the extent of cash dividends or distributions paid to the Company or a Restricted Subsidiary of the Company by such Person; and

  (8) one time non-cash compensation charges, including any arising from existing stock options resulting from any merger or recapitalization transaction.

"Consulting Agreement" means that certain consulting agreement by and between Domino's Pizza, Inc. and Thomas S. Monaghan, dated as of the Issue Date, as in effect on the Issue Date.

"Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who:

  (1) was a member of such Board of Directors on the date of the Indenture;
  or

  (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

"Cumulative Preferred Stock" means the 11.5% Cumulative Preferred Stock of TISM, Inc.

"Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

"Designated Noncash Consideration" means any non-cash consideration received by the Company or one of its Restricted Subsidiaries in connection with an Asset Sale that is designated as Designated Noncash Consideration pursuant to an Officers' Certificate executed by the principal executive officer and the principal financial officer of the Company or such Restricted Subsidiary. Such Officers' Certificate shall state the basis of such valuation, which shall be a report of a nationally recognized investment banking firm with respect to the receipt in one or a series of related transactions of Designated Noncash Consideration with a fair market value in excess of $10.0 million. A particular item of Designated Noncash Consideration shall no longer be considered to be outstanding when it has been sold for cash or redeemed or paid in full in the case of non-cash consideration in the form of promissory notes or equity.

"Designated Preferred Stock" means preferred stock that is designated as Designated Preferred Stock, pursuant to an Officers' Certificate executed by the principal executive officer and the principal financial officer of the Company, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in clause (3)(b) of the second paragraph of the covenant entitled "Restricted Payments."

"Designated Senior Debt" means:

  (1) any Indebtedness under or in respect of the Senior Credit Facilities;
  and

  (2) any other Senior Debt permitted under the Indenture the principal amount of which is $25 million or more and that has been designated by the Company in the instrument or agreement relating to the same as "Designated Senior Debt."

"Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption "Certain Covenants--Restricted Payments."

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

"Domestic Subsidiary" means, with respect to the Company, any Restricted Subsidiary of the Company that was formed under the laws of the United States of America or that guarantees or otherwise provides direct credit support for any Indebtedness of the Company.

"Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

"Equity Offering" means any offering of Qualified Capital Stock of any direct or indirect parent corporation of the Company or the Company; provided that, in the event of any Equity Offering by any direct or indirect parent corporation of the Company, such direct or indirect parent corporation of the Company contributes to the common equity capital of the Company (other than as Disqualified Stock) the portion of the net cash proceeds of such Equity Offering necessary to pay the aggregate redemption price (plus accrued interest to the redemption date) of the Exchange Notes to be redeemed pursuant to the first paragraph under the subheading "Optional Redemption."

"Existing Indebtedness" means Indebtedness of the Company and its Subsidiaries (other than Indebtedness under the Senior Credit Facilities) in existence on the date of the Indenture, until such amounts are repaid.

"Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of:

  (1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, original issue discount, non-cash interest payments, the interest component of any deferred payment obligations other than any such interest component in respect of obligations under the Consulting Agreement, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments, if any, pursuant to Hedging Obligations, but excluding amortization or write-off of debt issuance costs; plus

  (2) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

  (3) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

  (4) the product of (a) all dividend payments, whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividend payments on Equity Interests to the extent paid in Equity Interests of the Company (other than Disqualified Stock) or to the Company or a Restricted Subsidiary of the Company, times
  (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

"Fixed Charge Coverage Ratio" means, with respect to any Person as of any date, the ratio of the Consolidated Cash Flow of such Person during the most recent four full fiscal quarters for which internal financial statements are available (the "Four-Quarter Period") ending on or prior to such date (the "Transaction Date") to the Fixed Charges of such Person for the Four-Quarter Period.

In addition to and without limitation of the preceding paragraph, for purposes of this definition, Consolidated Cash Flow and Fixed Charges shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

  (1) the incurrence of any Indebtedness or the issuance of any preferred stock of such Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) and any repayment of other Indebtedness or redemption of other preferred stock occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such incurrence, repayment, issuance or redemption, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four-Quarter Period; and

  (2) any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Debt and also including any Consolidated Cash Flow (including any Pro Forma Cost Savings) occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition (including the incurrence, assumption or liability for any such Indebtedness or Acquired Debt) occurred on the first day of the Four-Quarter Period.

If such Person or any of its Restricted Subsidiaries directly or indirectly Guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness. Furthermore, in calculating Fixed Charges for purposes of determining the denominator (but not the numerator) of this Fixed Charge Coverage Ratio:

  (1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date;

  (2) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four-Quarter Period; and

  (3) notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Hedging Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

"Foreign Subsidiary" means any Subsidiary of the Company that is not a Domestic Subsidiary.

"GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issue Date.

"Guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

"Guarantors" means each of:

  (1) each domestic Subsidiary of the Company on the Issue Date; and

  (2) any other Restricted Subsidiary that executes a Subsidiary Guarantee in accordance with the provisions of the Indenture;

and their respective successors and assigns.

"Hedging Obligations" means, with respect to any Person, the net obligations of such Person under:

  (1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; and

  (2) other agreements or arrangements designed to protect such Person against fluctuations in interest rates or the value of foreign currencies.

"Indebtedness" means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent, in respect of:

  (1) borrowed money;

  (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

  (3) banker's acceptances;

  (4) representing Capital Lease Obligations;

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

  (5) the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or

  (6) the net amount owing under Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by such Person of any Indebtedness of any other Person.

The amount of any Indebtedness outstanding as of any date shall be:

  (1) the accreted value thereof, in the case of any Indebtedness issued with original issue discount; and

  (2) the principal amount thereof, in the case of any other Indebtedness.

"Initial Public Offering" means the first underwritten public offering of Qualified Capital Stock by any direct or indirect parent corporation of the Company or by the Company pursuant to a registration statement filed with the Commission in accordance with the Securities Act for aggregate net cash proceeds of at least $65.0 million; provided that in the event the Initial Public Offering is consummated by any direct or indirect parent corporation of the Company, such direct or indirect parent corporation of the Company contributes to the common equity capital of the Company at least $65.0 million of the net cash proceeds of the Initial Public Offering.

"Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption "Certain Covenants--Restricted Payments."

"Issue Date" means the closing date for the sale and original issuance of the outstanding Notes under the Indenture.

"Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

"Marketable Securities" means publicly traded debt or equity securities that are listed for trading on a national securities exchange and that were issued by a corporation whose debt securities are rated in one of the three highest rating categories by either S&P or Moody's.

"Moody's" means Moody's Investors Service, Inc.

"Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof, in each case after taking into account any available tax credits or deductions and any tax sharing arrangements and amounts required to be applied to the repayment of Indebtedness, other than debt under the Senior Credit Facilities, secured by a Lien on the asset or assets that were the subject of such Asset Sale.

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

"Non-Recourse Debt" means Indebtedness:

  (1) as to which neither the Company nor any of its Restricted Subsidiaries
  (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

  (2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Notes) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

  (3) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

"Obligations" means any principal, interest, penalties, fees, indemnifications, expenses, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

"Permitted Business" means the business conducted by the Company and its Restricted Subsidiaries on the Issue Date and businesses which derive a majority of their revenues from products and activities reasonably related thereto.

"Permitted Group" means any group of investors if deemed to be a "person" (as such term is used in Section 13(d)(3) of the Exchange Act) by virtue of the Stockholders Agreement, as the same may be amended, modified or supplemented from time to time, provided that (i) the Principals are party to such Stockholders Agreement, (ii) the persons party to the Stockholders Agreement as so amended, supplemented or modified from time to time that were not parties, and are not Affiliates of persons who were parties, to the Stockholders Agreement on the Issue Date, together with their respective Affiliates (collectively the "New Investors") are not the direct or indirect Beneficial Owners (determined without reference to the Stockholders Agreement) of more than 50% of the Voting Stock owned by all parties to the Stockholders Agreement as so amended, supplemented of modified and (iii) the New Investors, individually or in the aggregate, do not, directly or indirectly, have the right, pursuant to the Stockholders Agreement (as so amended, supplemented or modified) or otherwise to designate more than one-half of the directors of the Board of Directors of the Company or any direct or indirect parent entity of the Company.

"Permitted Investments" means:

  (1) any Investment in the Company or in a Restricted Subsidiary of the Company that is a Guarantor or a Foreign Subsidiary;

  (2) any Investment in Cash Equivalents;

  (3) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment:

    (a) such Person becomes a Restricted Subsidiary of the Company that is a Guarantor or a Foreign Subsidiary; or

    (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company that is a Guarantor or a Foreign Subsidiary;

  (4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "Repurchase at the Option of Holders--Asset Sales;"

  (5) investments existing on the date of the Indenture;

  (6) loans and advances to employees and officers of the Company and its Restricted Subsidiaries in the ordinary course of business;

  (7) any acquisition of assets to the extent acquired in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company;

  (8) Investments in securities of trade creditors or customers received in compromise of obligations of such persons incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;

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

  (9) Investments in a Permitted Business in an aggregate amount at any time outstanding not to exceed $10.0 million; and

  (10) other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (10) that are at the time outstanding, not to exceed the greater of (a) $35.0 million or (b) 10% of Total Assets.

"Permitted Junior Securities" means debt or equity securities of the Company or any successor corporation issued pursuant to a plan of reorganization or readjustment of the Company that are subordinated to the payment of all then outstanding Senior Debt of the Company at least to the same extent that the Notes are subordinated to the payment of all Senior Debt of the Company on the date of the Indenture, so long as:

  (1) the effect of the use of this defined term in the subordination provisions contained in Article 10 of the Indenture is not to cause the Notes to be treated as part of:

    (a) the same class of claims as the Senior Debt of the Company; or

    (b) any class or claims pari passu with, or senior to, the Senior Debt of the Company for any payment or distribution in any case or proceeding or similar event relating to the liquidation, insolvency, bankruptcy, dissolution, winding up or reorganization of the Company; and

  (2) to the extent that any Senior Debt of the Company outstanding on the date of consummation of any such plan of reorganization or readjustment is not paid in full in cash on such date, either:

    (a) the holders of any such Senior Debt not so paid in full in cash have consented to the terms of such plan of reorganization or readjustment; or

    (b) such holders receive securities which constitute Senior Debt of the Company (which are guaranteed pursuant to guarantees constituting Senior Debt of each Guarantor) and which have been determined by the relevant court to constitute satisfaction in full in money or money's worth of any Senior Debt of the Company (and any related Senior Debt of the Guarantors) not paid in full in cash.

"Permitted Liens" means:

  (1) Liens on assets of the Company and any Guarantor securing Indebtedness and other Obligations under the Senior Credit Facilities that were permitted by the terms of the Indenture to be incurred;

  (2) Liens in favor of the Company or the Guarantors;

  (3) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or the Subsidiary;

  (4) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

  (5) judgment Liens not giving rise to an Event of Default;

  (6) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

  (7) any interest or title of a lessor under any Capitalized Lease
  Obligation;

  (8) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptance issued or created for the account of such Person to facilitate the purchase, shipment, or storage of such inventory or other goods;

  (9) Lien securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

  (10) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Company or any of its Restricted Subsidiaries, including rights of offset and set-off;

  (11) leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Company and its Restricted Subsidiaries;

  (12) Liens arising from filing Uniform Commercial Code financing statements regarding leases;

  (13) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customer duties in connection with the importation of goods;

  (14) Liens on property existing at the time of acquisition thereof by the Company or any Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition;

  (15) Liens to secure the performance of statutory obligations and Liens imposed by law, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

  (16) Liens securing Hedging Obligations which Hedging Obligations relate to Indebtedness that is otherwise permitted under the Indenture;

  (17) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (4) of the second paragraph of the covenant entitled "Incurrence of Indebtedness and Issuance of Preferred Stock" covering only the assets acquired with such Indebtedness;

  (18) Liens existing on the date of the Indenture, together with any Liens securing Indebtedness incurred in reliance on clause (5) of the second paragraph of the covenant entitled "Incurrence of Indebtedness and Issuance of Preferred Stock" in order to refinance the Indebtedness secured by Liens existing on the date of the Indenture; provided that the Liens securing the refinancing Indebtedness shall not extend to property other than that pledged under the Liens securing the Indebtedness being refinanced;

  (19) Liens on assets of the Company and its Restricted Subsidiaries to secure Senior Debt of the Company or such Restricted Subsidiary, as the case may be, that was permitted by the Indenture to be incurred;

  (20) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

  (21) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to obligations that do not exceed $10.0 million at any one time outstanding; and

  (22) Liens securing Indebtedness of foreign Restricted Subsidiaries of the Company incurred in accordance with the Indenture.

"Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

  (1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable costs and expenses incurred in connection therewith);

  (2) such Permitted Refinancing Indebtedness has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

  (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

  (4) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

"Principals" means Bain Capital, Inc. and any of its Affiliates.

"Pro Forma Cost Savings" means, with respect to any period, the reduction in costs and related adjustments that occurred during the Four-Quarter Period or after the end of the Four-Quarter Period and on or prior to the Transaction Date that were (i) directly attributable to an Asset Acquisition or Asset Sale and calculated on a basis that is consistent with Regulation S-X under the Securities Act as in effect and applied as of the Issue Date or (ii) implemented by the business that was the subject of any such Asset Acquisition or Asset Sale within six months of the date of the Asset Acquisition or Asset Sale and that are supportable and quantifiable by the underlying accounting records of such business, as if, in the case of each of clause (i) and (ii), all such reductions in costs and related adjustments had been effected as of the beginning of such period.

"Qualified Capital Stock" means any Capital Stock that is not Disqualified
Stock.

"Representative" means the indenture trustee or other trustee, agent or representative in respect of any Designated Senior Debt; provided that if, and for so long as, any Designated Senior Debt lacks such a representative, then the Representative for such Designated Senior Debt shall at all times constitute the holders of a majority in outstanding principal amount of such Designated Senior Debt in respect of any Designated Senior Debt.

"Restricted Investment" means an Investment other than a Permitted Investment.

"Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

"S&P" means Standard & Poor's.

"Senior Credit Facilities" means one or more credit agreements from time to time in effect, including that certain Credit Agreement, to be dated as of December 21, 1998, by and among the Company and Morgan Guaranty Trust Company of New York, as administrative agent, and the other lenders party thereto, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder (provided that such increase in borrowings is permitted by the covenant entitled "Incurrence of Indebtedness and Issuance of Preferred Stock") or adding Restricted Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

"Senior Debt" means:

  (1) all Indebtedness outstanding under Senior Credit Facilities and all Hedging Obligations (including guarantees thereof) with respect thereto of the Company and the Guarantors, whether outstanding on the date of the Indenture or thereafter incurred;

  (2) any other Indebtedness incurred by the Company and the Guarantors, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Exchange Notes or the Subsidiary Guarantees, as the case may be; and

  (3) all Obligations with respect to the items listed in the preceding clauses (1) and (2) (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law).

Notwithstanding anything to the contrary in the preceding, Senior Debt will not include:

  (1) any liability for federal, state, local or other taxes owed or owing by the Company or the Guarantors;

  (2) any Indebtedness of the Company or any Guarantor to any of its Subsidiaries or other Affiliates;

  (3) any trade payables;

  (4) any Indebtedness that is incurred in violation of the Indenture (but only to the extent so incurred);

  (5) any Capitalized Lease Obligations; or

  (6)  notes payable to franchisee captive insurers.


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

"Significant Restricted Subsidiary" means any Restricted Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

"Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

"Stockholders Agreement" means that certain stockholders agreement that may be entered into by and among the Principals, TISM and the other stockholders of TISM referred to therein, as in effect from time to time.

"Subsidiary" means, with respect to any Person:

  (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

  (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

"Total Assets" means the total consolidated assets of the Company and its Restricted Subsidiaries, as set forth on the Company's most recent consolidated balance sheet.

"Treasury Rate" means, as of any Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to such Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such Redemption Date to January 15, 2004; provided, however, that if the period from such Redemption Date to January 15, 2004 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

"Unrestricted Subsidiary" means any Subsidiary of the Company that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary:

  (1) has no Indebtedness other than Non-Recourse Debt;

  (2) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

  (3) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and

  (4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries.

Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption "Certain Covenants--Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption "Incurrence of Indebtedness and Issuance of Preferred Stock," the Company shall be in default of such covenant. The Board of Directors of the Company may at any time designate any Unrestricted

Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (1) such Indebtedness is permitted under the covenant described under the caption "Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock," calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

"Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

"Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

  (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

  (2) the then outstanding principal amount of such Indebtedness.

"Wholly Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person and/or by one or more Wholly Owned Restricted Subsidiaries of such Person.

                               The Exchange Offer

Purpose and Effect of the Exchange Offer

The Company originally sold the Notes to J.P. Morgan Securities, Inc. and Goldman, Sachs & Co. (the "Initial Purchasers") pursuant to the Purchase Agreement dated December 21, 1998. The Initial Purchasers subsequently resold the Notes to qualified institutional buyers in reliance on Rule 144A under the Securities Act and to a limited number of persons outside the United States under Regulation S. As a condition to the Purchase Agreement, the Company entered into a registration rights agreement with the Initial Purchasers in which it agreed to:

  (1) file a registration statement registering the Exchange Notes with the Commission within 90 days after the original issuance of the Notes;

  (2) use its best efforts to have the registration statement relating to the Exchange Notes declared effective by the Commission within 150 days after the original issuance of the Notes;

  (3) unless the exchange offer would not be permitted by applicable law or Commission policy, commence the offer and use its best efforts to issue within 30 business days after the date on which the registration statement relating to the Exchange Notes was declared effective by the Commission, Exchange Notes in exchange for all Notes tendered prior to the Expiration Date; and

  (4) if obligated to file a shelf registration statement, use its best efforts to file the shelf registration statement with the Commission within 90 days after such filing obligation arises, to cause the shelf registration statement to be declared effective by the Commission within 150 days after such obligation arises and to use its best efforts to keep effective the shelf registration statement for at least two years after the original issuance of the Notes or such shorter period that will terminate when all securities covered by the shelf registration statement have been sold pursuant to the shelf registration statement.

The Company has agreed to keep its offer open for not less than 20 business days (or longer if required by applicable law) after the date on which notice of the offer is mailed to the holders of the Notes. The registration rights agreement also requires the Company to include in the prospectus for the offer certain information necessary to allow broker-dealers who hold Notes, other than Notes purchased directly from the Company or an affiliate of the Company, to exchange such Notes pursuant to the offer and to satisfy the prospectus delivery requirements in connection with resales of the Exchange Notes received by such broker-dealers in the offer.

This prospectus covers the offer and sale of the Exchange Notes pursuant to this offer and the resale of Exchange Notes received in the offer by any broker-dealer who held Notes, other than Notes purchased directly from the Company or one of its affiliates.

For each Note surrendered to the Company pursuant to this offer, the holder of such Note will receive an Exchange Note having a principal amount equal to that of the surrendered Note. Interest on each Exchange Note will accrue from the date of issuance of such Exchange Note. The holders of Notes that are accepted for exchange will receive, in cash, accrued interest on such Notes to, but not including, the issuance date of the Exchange Notes. Such interest will be paid with the first interest payment on the Exchange Notes. Interest on the Notes accepted for exchange will cease to accrue upon issuance of the Exchange Notes.

Under existing interpretations of the staff of the Commission contained in several no-action letters to third parties, we believe the Exchange Notes would in general be freely tradeable after the offer without further registration under the Securities Act. Any purchaser of the Notes, however, who is either an "affiliate" of the Company, a broker-dealer who purchased Notes directly from the Company or an affiliate of the Company for resale, or who intends to participate in the offer for the purpose of distributing the Exchange Notes (i) will not be able to rely on the interpretation of the staff of the Commission,
(ii) will not be able to tender its Notes in the offer and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the Notes, unless such sale or transfer is made pursuant to an exemption from such requirements.

The Company has agreed to file with the Commission a shelf registration statement to cover resales of the Notes by Holders who satisfy certain conditions relating to the provision of information in connection with the shelf registration statement if:

  (1) the Company is not required to file the registration statement for the exchange offer or permitted to consummate the exchange offer because it is not permitted by applicable law or Commission policy; or

  (2) any holder of Transfer Restricted Securities notifies the Company prior to the 20th day following consummation of the exchange offer that:

    (a) it is prohibited by law or Commission policy from participating in such offer;

    (b) that it may not resell the Exchange Notes acquired by it in the offer to the public without delivering a prospectus and the prospectus contained in the registration statement relating to the exchange offer is not appropriate or available for such resales; or

    (c) that it is a broker-dealer that purchased Notes directly from the Company or an affiliate of the Company for resale.

For purposes of the foregoing, "Transfer Restricted Securities" means each Note until the earliest to occur of:

  (1) the date on which such Note has been exchanged by a person other than a broker-dealer for an Exchange Note;

  (2) following the exchange by a broker-dealer in this offer of a Note for an Exchange Note, the date on which such Exchange Note is sold to a purchaser who receives from such broker-dealer before the date of such sale a copy of the prospectus contained in the registration statement relating to the exchange offer;

  (3) the date on which such Note has been effectively registered under the Securities Act and disposed of in accordance with the shelf registration statement; or

  (4) the date on which such Note is distributed to the public pursuant to Rule 144 under the Securities Act.

The Company will pay liquidated damages to each holder of Notes if:

  (1) the Company fails to file any of the registration statements on or before the date specified for such filing;

  (2) any of such registration statements is not declared effective by the Commission before the date specified for such effectiveness (the "Effectiveness Target Date");

  (3) the Company fails to consummate the exchange offer within 30 business days of the Effectiveness Target Date with respect to the registration statement relating to the exchange offer ;

  (4) the shelf registration statement or the registration statement relating to the exchange offer is declared effective but thereafter ceases to be effective or usable in connection with resales of Transfer Restricted Securities during the periods specified in the registration rights agreement (each such event referred to in clauses (1) through (4) above a "Registration Default").

The amount of liquidated damages will be $.05 per week per $1,000 in principal amount of Notes held by each holder, with respect to the first 90-day period immediately following the occurrence of the first Registration Default. Liquidated damages will increase by $.05 per week per $1,000 principal amount of Notes with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of liquidated damages for all Registration Defaults of $.50 per week per $1,000 principal amount of Notes. All accrued liquidated damages will be paid by the Company on each interest payment date in the manner provided for the payment of interest in the indenture. Following the cure of all Registration Defaults, the accrual of liquidated damages will cease.

Each holder of Notes (other than certain specified holders) who wishes to exchange Notes for Exchange Notes in the exchange offer will be required to make certain representations, including that (i) it is not an affiliate of the Company (ii) any Exchange Notes to be received by it were acquired in the ordinary course of its business and (iii) it has no arrangement with any person to participate in the distribution of the Exchange Notes. If the holder is a broker-dealer that will receive Exchange Notes for its own account in exchange for Notes that were acquired as a result of market-making activities or other trading activities, it will be required to acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes.

The Commission has taken the position that participating broker-dealers may fulfill their prospectus delivery requirements with respect to the Exchange Notes (other than a resale of an unsold allotment from the original sale of the Notes) with a prospectus contained in the registration statement relating to the exchange offer. Under the registration rights agreement, the Company is required to allow broker-dealers to use the prospectus contained in the registration statement relating to this offer in connection with the resale of such Exchange Notes.

The Company will, in the event of the filing of a shelf registration statement, provide to each holder of Notes eligible to participate in such shelf registration statement copies of the prospectus which is a part of the shelf registration statement, notify each such holder when the shelf registration statement for the Notes has become effective and take certain other actions as are required to permit resales of the Notes. A holder of Notes that sells such Notes pursuant to the shelf registration statement generally will be required to be named as a selling securityholder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the registration rights agreement which are applicable to such a holder, including certain indemnification obligations. In addition, each such holder will be required to deliver information to be used in connection with the shelf registration statement and to provide comments on the shelf registration statement within the time periods set forth in the registration rights agreement in order to have their Notes included in the shelf registration statement and to benefit from the provisions regarding liquidated damages.

Terms of the Exchange Offer

Upon the terms and subject to the conditions set forth in this prospectus and the accompanying Letter of Transmittal, the Company will accept all Notes validly tendered prior to 5:00 p.m., New York City time, on the Expiration Date. The Company will issue $1,000 principal amount of Exchange Notes in exchange for each $1,000 principal amount of outstanding Notes accepted in the offer. Holders may tender some or all of their Notes pursuant to this offer in integral multiples of $1,000.

The form and terms of the Exchange Notes are identical to the Notes except for the following:

  (1) the Exchange Notes bear a Series B designation and a different CUSIP number from the Notes;

  (2) the Exchange Notes have been registered under the Securities Act and, therefore, will not bear legends restricting their transfer; and

  (3) the holders of the Exchange Notes will not be entitled to certain rights under the registration rights agreement, including the provisions providing for an increase in the interest rate on the Notes in certain circumstances relating to the timing of the offer, all of which rights will terminate when this offer is terminated.

The Exchange Notes will evidence the same debt as the Notes and will be entitled to the benefits of the indenture under which the Notes were issued. As of the date of this prospectus, $275 million aggregate principal amount of the Notes is outstanding. Solely for reasons of administration and no other reason,
the Company has fixed the close of business on           , 1999 as the record
date for the exchange offer for purposes of determining the persons to whom this prospectus and the Letter of Transmittal will be mailed initially. Only a registered holder of Notes (or such holder's legal representative or attorney-in-fact) as reflected on the records of the trustee under the governing indenture may participate in the exchange offer. There will be no fixed record date, however, for determining registered holders of the Notes entitled to participate in the exchange offer.

The holders of Notes do not have any appraisal or dissenters' rights under the General Corporation Law of Delaware or the indenture governing the Notes in connection with the exchange offer. The Company intends to conduct the exchange offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder.

The Company shall be deemed to have accepted validly tendered Notes when, as and if it has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders for the purpose of receiving the Exchange Notes from the Company.

If any tendered Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth in this prospectus or otherwise, the certificates for any such unaccepted Notes will be returned, without expense, to the tendering holder as promptly as practicable after the Expiration Date.

Those holders who tender Notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Notes. The Company will pay all charges and expenses, other than certain applicable taxes, in connection with the exchange offer. See "--Fees and Expenses."

Expiration Dates; Extensions; Amendments

The term "Expiration Date" shall mean 5:00 p.m., New York City time, on     ,
1999 unless the Company, in its sole discretion, extends this offer, in which case the term "Expiration Date" shall mean the latest date to which this offer is extended. Notwithstanding the foregoing, the Company will not extend the
expiration date beyond     , 1999.

The Company has no current plans to extend the exchange offer. In order to extend the Expiration Date, the Company will notify the Exchange Agent of any extension by oral or written notice and will make a public announcement of such extension, in each case prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

The Company reserves the right, in its sole discretion, to (i) delay accepting any Notes, (ii) extend this offer or (iii) terminate the offer if any of the conditions set forth below under "--Conditions of the Exchange Offer" shall not have been satisfied, in each case by giving oral or written notice of such delay, extension or termination to the Exchange Agent, and to amend the terms of this offer in any manner. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by a public announcement thereof. If the exchange offer is amended in a manner determined by the Company to constitute a material change, it will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the registered holders of the Notes and the offer will be extended for a period of five to ten business days, as required by law, depending upon the significance of the amendment and the manner of disclosure to the registered holders, assuming the exchange offer would otherwise expire during such five to ten business day period.

Without limiting the manner in which the Company may choose to make public announcement of any delay, extension, termination or amendment of its offer, the Company shall not have an obligation to publish, advertise, or otherwise communicate any such public announcement other than by making a timely release thereof to the Dow Jones News Service.

Interest on the Exchange Notes

The Exchange Notes will bear interest from their date of issuance. Interest is payable semiannually on January 15 and July 15 of each year commencing on July 15, 1999, at the rate of 10 3/8% per annum. The holders of Notes that are accepted for exchange will receive, in cash, accrued interest on such Notes to, but not including, the issuance date of the Exchange Notes. Such interest will be paid with the first interest payment on the Exchange Notes. Consequently, holders who exchange their Notes for Exchange Notes will receive the same interest payment on July 15, 1999 (the first interest payment date with respect to the Notes and the Exchange Notes) that they would have received had they not accepted the exchange offer. Interest on the Notes accepted for exchange will cease to accrue upon issuance of the Exchange Notes.

Procedures for Tendering

Only a registered holder of Notes may tender such Notes in this offer. To effectively tender in the offer, a holder must complete, sign and date the Letter of Transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by the Letter of Transmittal, and mail or otherwise deliver such Letter of Transmittal or such facsimile, together with the Notes and any other required documents, to the Exchange Agent at the address set forth below under "--Exchange Agent" for receipt prior to 5:00 p.m., New York City time, on the Expiration Date. Delivery of the Notes also may be made by book-entry transfer in accordance with the procedures described below. If you are effecting delivery by book-entry transfer, (i) confirmation of such book-entry transfer must be received by the Exchange Agent prior to the Expiration Date and (ii) you must also transmit to the Exchange Agent on or prior to the Expiration Date, a computer-generated message transmitted by means of the Automated Tender Offer Program System of the Depository Trust Company in which you acknowledge and agree to be bound by the terms of the Letter of Transmittal and which, when received by the Exchange Agent, forms a part of the confirmation of book-entry transfer.

By executing the Letter of Transmittal or effecting delivery by book-entry transfer, each holder is making to the Company those representations set forth under the heading "--Resale of the Exchange Notes."

The tender by a holder of Notes will constitute an agreement between such holder and the Company in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

The method of delivery of outstanding Notes and the Letter of Transmittal and all other required documents to the Exchange Agent is at the election and sole risk of the holder. As an alternative to delivery by mail, holders may wish to consider overnight or hand delivery service. In all cases, sufficient time should be allowed to assure delivery to the

Exchange Agent before the Expiration Date. No Letter of Transmittal or Notes should be sent to the Company. Holders may request that their respective brokers, dealers, commercial banks, trust companies or nominees effect the above transactions for such holders.

Only a registered holder of Notes may tender such Notes in connection with this offer. The term "holder" with respect to this offer means any person in whose name Notes are registered on the books of the Company or any other person who has obtained a properly completed bond power from the registered holder, or any person whose Notes are held of record by DTC who desires to deliver such Notes by book-entry transfer at DTC.

Any beneficial holder whose Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should promptly contact the person in whose name your Notes are registered and instruct such registered holder to tender on your behalf. If, as a beneficial owner, you wish to tender on your own behalf, you must, prior to completing and executing the Letter of Transmittal and delivering your Notes, either make appropriate arrangements to register ownership of the Notes in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an Eligible Institution (defined below) unless the Notes tendered are tendered (i) by a registered holder who has not completed the box entitled "Special Registration Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution. In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantee must be by a participant in a recognized signature guarantee medallion program within the meaning of Rule 17Ad-15 under the Exchange Act (an "Eligible Institution").

If the Letter of Transmittal is signed by a person other than the registered holder of any Notes listed therein, such Notes must be endorsed or accompanied by a properly completed bond powers, signed by such registered holder as such registered holder's name appears on such Notes with the signature thereon guaranteed by an Eligible Institution.

If the Letter of Transmittal or any Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and submit with the Letter of Transmittal evidence satisfactory to the Company of their authority to so act.

The Company understands that the Exchange Agent will make a request, promptly after the date of this prospectus, to establish accounts with respect to the Notes at the book-entry transfer facility of DTC for the purpose of facilitating this exchange offer, and subject to the establishment of these accounts, any financial institution that is a participant in the book-entry transfer facility system may make book-entry delivery of Notes by causing the transfer of such Notes into the Exchange Agent's account with respect to the Notes in accordance with DTC's procedures for such transfer. Although delivery of the Notes may be effected through book-entry transfer into the Exchange Agent's account at the book-entry transfer facility, unless the holder complies with the procedures described in the following paragraph an appropriate Letter of Transmittal properly completed and duly executed with any required signature guarantee and all other required documents must in each case be transmitted to and received or confirmed by the Exchange Agent at its address set forth below before the Expiration Date, or the guaranteed delivery procedures described below must be complied with. The delivery of documents to the book-entry transfer facility does not constitute delivery to the Exchange Agent.

The Exchange Agent and DTC have confirmed that the exchange offer is eligible for the Automated Tender Offer Program ("ATOP") of DTC. Accordingly, DTC participants may electronically transmit their acceptance of this offer by causing DTC to transfer Notes to the Exchange Agent in accordance with the procedures for transfer established under ATOP. DTC will then send an Agent's Message to the Exchange Agent. The term "Agent's Message" means a message transmitted by DTC, which when received by the Exchange Agent forms part of the confirmation of a book-entry transfer, and which states that DTC has received an express acknowledgment from the participant in DTC tendering Notes which are the subject of such book-entry confirmation that such participant has received and agrees to be bound by the terms of the Letter of Transmittal and that the Company may enforce such agreement against such participant. In the case of an Agent's Message relating to guaranteed delivery, the term means a message transmitted by DTC and received by the Exchange Agent which states that DTC has received an express acknowledgment from the participant in DTC tendering Notes that such participant has received and agrees to be bound by the Notice of Guaranteed Delivery.

All questions as to the validity, form, eligibility (including time of receipt) acceptance and withdrawal of the tendered Notes will be determined by the Company in its sole discretion, which determinations will be final and binding. The

Company reserves the absolute right to reject any and all Notes not validly tendered or any Notes the acceptance of which would, in the opinion of the Company's counsel, be unlawful. The Company also reserves the absolute right to waive any defects, irregularities or conditions of tender as to particular Notes. The Company's interpretation of the terms and conditions of the exchange offer, including the instructions in the Letter of Transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Notes must be cured within such time as the Company shall determine. Although the Company intends to notify holders of defects or irregularities with respect to the tenders of Notes, neither the Company, the Exchange Agent nor any other person shall incur any liability for failure to give such notification. Tenders of Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Notes received by the Exchange Agent that are not validly tendered and as to which the defects or irregularities have not been cured or waived, or if Notes are submitted in a principal amount greater than the principal amount of Notes being tendered by such tendering holder, such unaccepted or non-exchanged Notes will be returned by the Exchange Agent to the tendering holders (or, in the case of Notes tendered by book-entry transfer into the Exchange Agent's account at the book-entry transfer facility pursuant to the book-entry transfer procedures described above, such unaccepted or non-exchanged Notes will be credited to an account maintained with such book-entry transfer facility), unless otherwise provided in the Letter of Transmittal designated for such Notes, as soon as practicable following the Expiration Date.

Guaranteed Delivery Procedures

Those holders who wish to tender their Notes and (i) whose Notes are not immediately available, or (ii) who cannot deliver their Notes, the Letter of Transmittal or any other required documents to the Exchange Agent before the Expiration Date, or (iii) who cannot complete the procedures for book-entry transfer before the Expiration Date, may effect a tender if:

  (1) the tender is made through an Eligible Institution;

  (2) before the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the holder, the certificate number or numbers of such Notes and the principal amount of Notes tendered, stating that the tender is being made thereby, and guaranteeing that, within five business days after the Expiration Date, either (A) the Letter of Transmittal, or facsimile thereof, together with the certificate(s) representing the Notes and any other documents required by the Letter of Transmittal, will be deposited by the Eligible Institution with the Exchange Agent or (B) that a confirmation of book-entry transfer of such Notes into the Exchange Agent's account at DTC, will be delivered to the Exchange Agent; and

  (3) either (A) such properly completed and executed Letter of Transmittal, or facsimile thereof, together with the certificate(s) representing all tendered Notes in proper form for transfer and all other documents required by the Letter of Transmittal or (B) if applicable, confirmation of a book-entry transfer into the Exchange Agent's account at DTC, are actually received by the Exchange Agent within five business days after the Expiration Date.

Upon request to the Exchange Agent, a Notice of Guaranteed Delivery will be sent to holders who wish to tender their Notes according to the guaranteed delivery procedures set forth above.

Withdrawal of Tenders

Except as otherwise provided herein, tenders of Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

To effectively withdraw a tender of Notes in the exchange offer, the Exchange Agent must receive a telegram, telex, letter or facsimile transmission notice of withdrawal at its address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date. Any such notice of withdrawal must:

  (1) specify the name of the person having deposited the Notes to be withdrawn (the "Depositor");

  (2) identify the Notes to be withdrawn, including the certificate number or numbers and the aggregate principal amount of such Notes or, in the case of Notes transferred by book-entry transfer, the name and number of the account at DTC to be credited;

  (3) be signed by the holder in the same manner as the original signature on the Letter of Transmittal by which such Notes were tendered, including any required signature guarantees, or be accompanied by documents of transfers sufficient to permit the Trustee with respect to the Notes to register the transfer of such Notes into the name of the person withdrawing the tender; and

  (4) specify the name in which any such Notes are to be registered, if different from that of the Depositor.

All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company, and its determination shall be final and binding on all parties. Any Notes so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer and no Exchange Notes will be issued with respect thereto unless the Notes so withdrawn are validly retendered. Any Notes which have been tendered but which are not accepted for exchange due to the rejection of the tender due to uncured defects or the prior termination of the exchange offer, or which have been validly withdrawn, will be returned to the holder thereof without cost to such holder as soon as practicable after withdrawal, rejection of tender or termination of the offer. Properly withdrawn Notes may be retendered by following one of the procedures described above under "--Procedures for Tendering" at any time prior to the Expiration Date.

Conditions of the Exchange Offer

The offer is subject to the condition that the offer, or the making of any exchange by a holder, does not violate applicable law or any applicable interpretation of the staff of the Commission. If there has been a change in policy of the Commission such that in the reasonable opinion of counsel to the Company there is a substantial question whether the offer is permitted by applicable federal law, the Company has agreed to seek a no-action letter or other favorable decision from the Commission allowing the Company to consummate the offer.

If the Company determines that the offer is not permitted by applicable federal law, it may terminate the offer. In connection such termination the Company may
(i) refuse to accept any Notes and return any Notes that have been tendered by the holders thereof, (ii) extend the offer and retain all Notes tendered prior to the Expiration Date, subject to the rights of such holders of tendered Notes to withdraw their tendered Notes or (iii) waive such termination event with respect to the offer and accept all properly tendered Notes that have not been properly withdrawn. If such waiver constitutes a material change in the offer, the Company will disclose such change by means of a supplement to this prospectus that will be distributed to each registered holder of Notes, and the Company will extend the offer for a period of five to ten business days, depending upon the significance of the waiver, if the offer would otherwise expire during such period.

Exchange Agent

IBJ Whitehall Bank & Trust Company, the Trustee under the indenture governing the Notes, has been appointed as Exchange Agent for the offer. Questions and requests for assistance, requests for additional copies of this prospectus or the Letter of Transmittal and requests for the Notice of Guaranteed Delivery should be directed to the Exchange Agent addressed as follows:

   By Registered or Certified Mail or Hand
    Delivery:
    IBJ Whitehall Bank & Trust Company
    One State Street
    New York, NY 10004
    Attention: Corporate Finance Trust Services
   Facsimile Transmission:(212) 858-2952
   Confirm by Telephone:(212) 858-2657

  Any requests or deliveries to an address or facsimile number other than as set forth above will not constitute a valid delivery.

Fees and Expenses

The expenses of soliciting tenders will be borne by the Company. The principal solicitation for tenders is being made by mail. Additional solicitations, however, may be made by officers and regular employees of the Company and its affiliates in person, by telegraph or telephone.

The Company has not retained any dealer-manager in connection with the offer and will not make any payments to brokers, dealers or other persons soliciting acceptances of the offer. The Company will pay the Exchange Agent, however, reasonable and customary fees for its services and will reimburse the Exchange Agent for its reasonable out-of-pocket expenses in connection with the offer.

The cash expenses to be incurred in connection with the offer will be paid by the Company. Such expenses include fees and expenses of the Exchange Agent and the Trustee, accounting and legal fees and printing costs, among others.

The Company will pay all transfer taxes, if any, applicable to the exchange of the Notes pursuant to the offer. If, however, a transfer tax is imposed for any reason other than the exchange of the Notes pursuant to the offer, then the amount of any such transfer taxes, whether imposed on the registered holder or any other persons, will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

Accounting Treatment

The Exchange Notes will be recorded at the same carrying value as the Notes, which is face value, as reflected in the accounting records of the Company on the date of exchange. Accordingly, the Company will not recognize any gain or loss for accounting purposes. The expenses of the exchange offer will be amortized over the term of the Exchange Notes.

Consequences of Failure to Exchange

The Notes that are not exchanged for Exchange Notes pursuant to this offer will remain transfer restricted securities. Accordingly, such Notes may be resold only as follows:

  (1) to the Company, upon redemption thereof or otherwise;

  (2) (A) so long as the Notes are eligible for resale pursuant to Rule 144A, to a person inside the United States whom the seller reasonably believes is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act in a transaction meeting the requirements of Rule 144A, (B) in accordance with Rule 144 under the Securities Act, or (C) pursuant to another exemption from the registration requirements of the Securities Act and based upon an opinion of counsel reasonably acceptable to the Company;

  (3) outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 under the Securities Act; or

  (4) pursuant to an effective registration statement under the Securities
  Act.

Resale of the Exchange Notes

Based on no-action letters issued by the staff of the Commission to third parties, the Company believes the Exchange Notes issued pursuant to the offer in exchange for the Notes may be offered for resale, resold and otherwise transferred by any holder thereof (other than (i) a broker-dealer who purchased such Notes directly from the Company for resale pursuant to Rule 144A or any other available exemption under the Securities Act or (ii) a person that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities
Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided, however, that the holder is acquiring the Exchange Notes in its ordinary course of business and is not participating, and has no arrangement or understanding with any person to participate, in the distribution of the Exchange Notes. In the event that the Company's belief is inaccurate, holders of Exchange Notes who transfer Exchange Notes in violation of the prospectus delivery provisions of the Securities Act and without an exemption from registration thereunder may incur liability under the Securities Act. The Company does not assume or indemnify holders against such liability.

If, however, any holder acquires Exchange Notes in this offer for the purpose of distributing or participating in a distribution of the Exchange Notes, such holder cannot rely on the position of the staff of the Commission enunciated in the referenced no-action letters or any similar interpretive letters, and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, unless an exemption from registration is otherwise available. Further, each participating broker-dealer that receives Exchange Notes for its own account in exchange for Notes, where such Notes were acquired by such participating broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the Exchange Notes. Although a broker-dealer may be an "underwriter" within the meaning of the Securities Act, the Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Notes.

As contemplated by these no-action letters and the registration rights agreement, each holder tendering Notes in this offer is required to represent to the Company in the Letter of Transmittal, that, among things:

  (1) the person receiving the Exchange Notes pursuant to this offer, whether or not such person is the holder, is receiving them in the ordinary course of business;

  (2) neither the holder nor any such other person has an arrangement or understanding with any person to participate in the distribution of such Exchange Notes and that such holder is not engaged in, and does not intend to engage in, a distribution of Exchange Notes;

  (3) neither the holder nor any such other person is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act;

  (4) the holder acknowledges and agrees that (A) any person participating in this offer for the purpose of distributing the Exchange Notes must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction with respect to the Exchange Notes acquired by such person and cannot rely on the position of the staff of the Commission set forth in no-action letters that are discussed above and under the heading "--Purpose and Effect of the Exchange Offer," and (B) any broker-dealer that receives Exchange Notes for its own account in exchange for Notes pursuant to this offer must deliver a prospectus in connection with any resale of such Exchange Notes, but by so acknowledging, the holder shall not be deemed to admit that, by delivering a prospectus, it is an "underwriter" within the meaning of the Securities Act; and

  (5) the holder understands that a secondary resale transaction described in clause (4)(A) above should be covered by an effective registration statement containing the selling securityholder information required by
  Item 507 of Regulation S-K of the Commission.

Persons who acquire the Exchange Notes are responsible for compliance with the state securities or blue sky laws regarding resales. The Company assumes no responsibility for compliance with these requirements.

                       Certain Federal Tax Considerations

Scope of Discussion

This general discussion of certain United States federal income and estate tax consequences applies to you if you acquired outstanding Notes at original issue for cash and you exchange those Notes for Exchange Notes in this offer. This discussion only applies to you if you hold the Exchange Notes as a "capital asset," generally, for investment, under Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"). This summary, however, does not consider state, local or foreign tax laws. In addition, it does not include all of the rules which may affect the United States tax treatment of your investment in the Exchange Notes. For example, special rules not discussed here may apply to you if you are:

  .  a broker-dealer, a dealer in securities or a financial institution;

  .  an S corporation;

  .  an insurance company;

  .  a tax-exempt organization;

  .  subject to the alternative minimum tax provisions of the Code;

  . holding the Exchange Notes as part of a hedge, straddle or other risk reduction or constructive sale transaction; or

  . a nonresident alien or foreign corporation subject to net-basis United States federal income tax on income or gain derived from an Exchange Note because such income or gain is effectively connected with the conduct of a United States trade or business.

This discussion only represents our best attempt to describe certain federal income tax consequences that may apply to you based on current United States federal tax law. This discussion may in the end inaccurately describe the federal income tax consequences which are applicable to you because the law may change, possibly retroactively, and because the Internal Revenue Service ("IRS") or any court may disagree with this discussion.

This summary may not cover your particular circumstances because it does not consider foreign, state or local tax rules, disregards certain federal tax rules, and does not describe future changes in federal tax rules. Please consult your tax advisor rather than relying on this general description.

United States Holders

If you are a "United States Holder," as defined below, this section applies to you. Otherwise, the next section, "Non-United States Holders," applies to you.

Definition of United States Holder. You are a "United States Holder" if you hold the Notes and you are:

  . a citizen or resident of the United States, including an alien individual who is a lawful permanent resident of the United States or meets the "substantial presence" test under Section 7701(b) of the Code;

  . a corporation or partnership created or organized in the United States or under the laws of the United States or of any political subdivision;

  . an estate the income of which is subject to United States federal income tax regardless of its source; or

  . a trust, if a United States court can exercise primary supervision over the administration of the trust and one or more United States persons can control all substantial decisions of the trust, or if the trust was in existence on August 20, 1996 and has properly elected to continue to be treated as a United States person.

Receipt of Exchange Notes. Because the economic terms of the Exchange Notes and the Notes are identical, your exchange of Notes for Exchange Notes under this offer will not constitute a taxable exchange of the Notes. Even if you received Exchange Notes in exchange for Notes on which additional interest was paid because of a registration default, the exchange should not be taxable because the exchange would occur by operation of the Notes' original terms. As a result:

  . you should not recognize taxable gain or loss when you receive Exchange Notes in exchange for Notes;

  . your holding period in the Exchange Notes should include your holding period in the Notes; and

  .  your basis in the Exchange Notes should equal your basis in the Notes.

Taxation of Stated Interest. You must generally pay federal income tax on the interest on the Exchange Notes:

  . when it accrues, if you use the accrual method of accounting for United States federal income tax purposes; or

  . when you receive it, if you use the cash method of accounting for United States federal income tax purposes.

Redemption and Repurchase Rights. As described elsewhere in this Prospectus, we may under certain circumstances be required to repurchase the Exchange Notes and we have the option to redeem some or all of the Exchange Notes at certain times under certain circumstances.

Based on our current expectations, the chance that we will repurchase or redeem the Exchange Notes is remote. Accordingly, we intend to take the position that the payments contingent on the repurchase or redemption of the Exchange Notes do not, as of the issue date, cause the Exchange Notes to have original issue discount ("OID") and do not affect the yield to maturity or the maturity date of the Exchange Notes. You may not take a contrary position unless you disclose your contrary position in the proper manner to the IRS.

You should consult your tax adviser with respect to the contingent payments described above. If, contrary to our expectations, we repurchase or redeem the notes, or if the IRS takes the position that the contingent payments described were not remote as of the issue date, the amount and timing of interest income you must include in taxable income may have to be redetermined.

Sale or Other Taxable Disposition of the Exchange Notes. You must recognize taxable gain or loss on the sale, exchange, redemption, retirement or other taxable disposition of an Exchange Note. The amount of your gain or loss equals the difference between the amount you receive for the Exchange Note (in cash or other property, valued at fair market value), minus the amount attributable to accrued interest on the Exchange Note, minus your adjusted tax basis in the Exchange Note. Your initial tax basis in an Exchange Note equals the price you paid for the outstanding Note which you exchanged for the Exchange Note.

Your gain or loss will generally be a long-term capital gain or loss if your holding period in the Exchange Note is more than one year. Otherwise, it will be a short-term capital gain or loss. Payments attributable to accrued interest which you have not yet included in income will be taxed as ordinary interest income.

Backup Withholding. You may be subject to a 31% backup withholding tax when you receive interest payments on the Exchange Note or proceeds upon the sale or other disposition of an Exchange Note. Certain holders (including, among others, corporations and certain tax-exempt organizations) are generally not subject to backup withholding. In addition, the 31% backup withholding tax will not apply to you if you provide your taxpayer identification number ("TIN") in the prescribed manner unless:

  .  the IRS notifies us or our agent that the TIN you provided is incorrect;

  . you fail to report interest and dividend payments that you receive on your tax return and the IRS notifies us or our agent that withholding is required; or

  . you fail to certify under penalties of perjury that you are not subject to backup withholding.

If the 31% backup withholding tax does apply to you, you may use the amounts withheld as a refund or credit against your United States federal income tax liability as long as you provide certain information to the IRS.

Non-United States Holders

Definition of Non-United States Holder. A "Non-United States Holder" is any person other than a United States Holder. If you are subject to United States federal income tax on a net basis on income or gain with respect to an Exchange Note because such income or gain is effectively connected with the conduct of a United States trade or business, this disclosure does not cover the United States federal tax rules that apply to you.

Interest.

Portfolio Interest Exemption. You will generally not have to pay United States federal income tax on interest (or OID on the Exchange Notes, if any) paid on the Exchange Notes because of the "portfolio interest exemption" if either:

  . you represent that you are not a United States person for United States federal income tax purposes and you provide the your name and address to us or our paying agent on a properly executed IRS Form W-8 (or a suitable substitute form) signed under penalties of perjury; or

  . a securities clearing organization, bank, or other financial institution that holds customers' securities in the ordinary course of its business holds the Exchange Note on your behalf, certifies to us or our agent under penalties of perjury that it has received IRS Form W-8 (or a suitable substitute) from you or from another qualifying financial institution intermediary, and provides a copy to us or our agent.

You will not, however, qualify for the portfolio interest exemption described above if:

  . you own, actually or constructively, 10% or more of the total combined voting power of all classes of our capital stock;

  . you are a controlled foreign corporation with respect to which we are a "related person" within the meaning of Section 864(d)(4) of the Code; or

  . you are a bank receiving interest described in Section 881(c)(3)(A) of the Code.

Withholding Tax if the Interest Is Not Portfolio Interest. If you do not claim, or do not qualify for, the benefit of the portfolio interest exemption, you may be subject to 30% withholding tax on interest payments made on the Exchange Notes. However, you may be able to claim the benefit of a reduced withholding tax rate under an applicable income tax treaty. The required information for claiming treaty benefits is generally submitted under current regulations on Form 1001. Successor forms will require additional information, as discussed below. See "Non-United States Holders--New Withholding Regulations."

Reporting. We may report annually to the IRS and to you the amount of interest paid to, and the tax withheld, if any, with respect to you.

Sale or Other Disposition of the Exchange Notes. You will generally not be subject to United States federal income tax or withholding tax on gain recognized on a sale, exchange, redemption, retirement, or other disposition of a Note. You may, however, be subject to tax on such gain if:

  . you are an individual who was present in the United States for 183 days or more in the taxable year of the disposition, in which case you may have to pay a United States federal income tax of 30% (or a reduced treaty rate) on such gain, and you may also be subject to withholding tax; or

  . you are an individual who is a former citizen or resident of the United States, your loss of citizenship or residency occurred within the last ten years (and, if you are a former resident, on or after February 6, 1995), and it had as one of its principal purposes the avoidance of United States tax, in which case you may be taxed on the net gain derived from the sale under the graduated United States federal income tax rates that are applicable to United States citizens and resident aliens, and you may be subject to withholding under certain circumstances.

Even if you are an individual described in one of the two paragraphs above, you should not recognize gain subject to United States federal income tax as a result of exchanging Notes for Exchange Notes under this offer. See the more complete discussion above under "United States Holders--Receipt of Exchange Notes."

United States Federal Estate Taxes. If you qualify for the portfolio interest exemption under the rules described above when you die, the Exchange Notes will not be included in your estate for United States federal estate tax purposes.

Back-up Withholding and Information Reporting.

Payments From United States Office. If you receive payments of interest or principal directly from us or through the United States office of a custodian, nominee, agent or broker, there is a possibility that you will be subject to both backup withholding at a rate of 31% and information reporting.

With respect to interest payments made on the Exchange Note, however, back-up withholding and information reporting will not apply if you certify, generally on a Form W-8 or substitute form, that you are not a United States person in the manner described above. See "Non-United States Holders--Interest."

Moreover, with respect to proceeds received on the sale, exchange, redemption, or other disposition of an Exchange Note, back-up withholding or information reporting generally will not apply if you properly provide, generally on Form W-8 or a substitute form, a statement that you are an "exempt foreign person" for purposes of the broker reporting rules, and other required information. If you are not subject to United States federal income or withholding tax on the sale or other disposition of an Exchange Note, as described above under the heading "Non-United States Holders--Sale or Other Disposition of Exchange Notes," you will generally qualify as an "exempt foreign person" for purposes of the broker reporting rules.

Payments From Foreign Office. If payments of principal and interest are made to you outside the United States by or through the foreign office of your foreign custodian, nominee or other agent, or if you receive the proceeds of the sale of an Exchange Note through a foreign office of a "broker," as defined in the pertinent United States Treasury Regulations, you will generally not be subject to backup withholding or information reporting. You will, however, be subject to backup withholding and information reporting if the foreign custodian, nominee, agent or broker has actual knowledge or reason to know that the payee is a United States person. You will also be subject to information reporting, but not backup withholding, if the payment is made by a foreign office of a custodian, nominee, agent or broker that is a United States person or a controlled foreign corporation for United States federal income tax purposes, or that derives 50% or more of its gross income from the conduct of a United States trade or business for a specified three year period, unless the broker has in its records documentary evidence that you are a Non-United States Holder and certain other conditions are met.

Refunds. Any amounts withheld under the backup withholding rules may be refunded or credited against the Non-United States Holder's United States federal income tax liability, provided that the required information is furnished to the IRS.

New Withholding Regulations. New regulations relating to withholding tax on income paid to foreign persons (the "New Withholding Regulations") will generally be effective for payments made after December 31, 1999, subject to certain transition rules. The New Withholding Regulations modify and, in general, unify the way in which you establish your status as a non-United States "beneficial owner" eligible for withholding exemptions including the portfolio interest exemption, a reduced treaty rate or an exemption from backup withholding. For example, the new regulations will require new forms, which you will generally have to provide earlier than you would have had to provide replacements for expiring existing forms.

The New Withholding Regulations clarify withholding agents' reliance standards. They also require additional certifications for claiming treaty benefits. For example, you may be required to provide a TIN, and you may have to certify that you "derive" the income with respect to which the treaty benefit is claimed within the meaning of applicable regulations. The New Withholding Regulations also provide somewhat different procedures for foreign intermediaries and flow-through entities (such as foreign partnerships) to claim the benefit of applicable exemptions on behalf of non-United States beneficial owners for which or for whom they receive payments. The New Withholding Regulations also amend the foreign broker office definition as it applies to partnerships.

The New Withholding Regulations are complex and this summary does not completely describe them. Please consult your tax advisor to determine how the New Withholding Regulations will affect your particular circumstances.

                              Plan of Distribution

Each broker-dealer that receives Exchange Notes for its own account pursuant to this offer in exchange for outstanding Notes which were acquired by such broker-dealer as a result of market-making or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by any such broker-dealer in connection with resales of Exchange Notes received in exchange for outstanding Notes. We have agreed that for a period of 180 days after this offer is completed, it will make this Prospectus, as amended or supplemented, available to any such broker-dealer for use in connection with any such resale. All resales must be made in compliance with state securities or blue sky laws. We assume no responsibility with regard to compliance with these requirements.

We will not receive any proceeds from any sales of the Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to this offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to the purchaser or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Exchange Notes. Any broker-dealer that resells the Exchange Notes that were received by it for its own account pursuant to this offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

For a period of 180 days after this offer is completed, we will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal.

We have been advised by J.P. Morgan Securities, Inc. and Goldman, Sachs & Co., the initial purchasers of the outstanding Notes, that following completion of this offer they intend to make a market in the Exchange Notes. Such entities, however, are under no obligation to do so and any market activities with respect to the Exchange Notes may be discontinued at any time.

                                 Legal Matters

Certain legal matters in connection with the issuance of the Exchange Notes will be passed upon for the Company by Ropes & Gray, Boston, Massachusetts and Honigman Miller Schwartz and Cohn, Detroit, Michigan.

                         Independent Public Accountants

The consolidated financial statements and schedule of Domino's Inc. and its subsidiaries as of January 3, 1999 and December 28, 1997 and for each of the three years in the period ended January 3, 1999 included in this Prospectus and elsewhere in the Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said report.

                   Index to Consolidated Financial Statements

                                                                           Page
                                                                           ----
Consolidated Financial Statements:
 Report of Independent Public Accountants.................................  F-2
 Consolidated Balance Sheets as of January 3, 1999 and December 28, 1997 .  F-3
 Consolidated Statements of Income for the years ended January 3, 1999,
  December 28, 1997 and
  December 29, 1996 ......................................................  F-4
 Consolidated Statements of Comprehensive Income for the years ended
  January 3, 1999, December 28, 1997 and December 29, 1996 ...............  F-5
 Consolidated Statements of Stockholder's Equity (Deficit) for the years ended January 3, 1999, December 28, 1997 and December 29, 1996..........  F-6
 Consolidated Statements of Cash Flows for the years ended January 3,
  1999, December 28, 1997 and
  December 29, 1996.......................................................  F-7
 Notes to Consolidated Financial Statements...............................  F-8
 Schedule II--Valuation and Qualifying Accounts........................... II-4

                    Report of Independent Public Accountants

To Domino's, Inc.:

We have audited the accompanying consolidated balance sheets of Domino's, Inc. (a Delaware corporation) and subsidiaries as of December 28, 1997 and January 3, 1999, and the related consolidated statements of income, comprehensive income, stockholder's equity (deficit) and cash flows for each of the three years in the period ended January 3, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Domino's, Inc. and subsidiaries as of December 28, 1997 and January 3, 1999, and the results of their operations and their cash flows for each of the three years in the period ended January 3, 1999 in conformity with generally accepted accounting principles.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The schedule listed in the accompanying index is presented for purposes of complying with the Securities and Exchange Commission's rules and is not part of the basic financial statements. This schedule has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.

                                                      Arthur Andersen LLP

Detroit, Michigan,
February 19, 1999.

                        Domino's, Inc. and Subsidiaries

                          Consolidated Balance Sheets

                                                        ------------------------
                                                        December 28,  January 3,
Dollars in thousands, except share and per share                1997        1999
amounts                                                 ------------ ----------
Assets
Current Assets:
 Cash.................................................  $       105  $       115
 Accounts receivable, net of reserves of $3,978 in
  1997 and $2,794 in 1998.............................       44,954       48,858
 Notes receivable, net of reserves of $235 in 1997 and
  $124 in 1998........................................        3,201        8,271
Inventories...........................................       31,971       20,134
Prepaid expenses and other............................        6,671        9,656
Deferred tax assets...................................          --         9,811
                                                        ----------   ----------
  Total current assets................................       86,902       96,845
                                                        ----------   ----------
Plant and Equipment, at cost:
 Land, buildings and improvements.....................       12,709      14,605
 Leasehold and other improvements.....................       56,187      52,248
 Equipment............................................      111,605     109,048
 Vehicles.............................................          563         469
 Construction in progress.............................        4,652       5,486
                                                        ----------   ----------
                                                            185,716     181,856
 Less--Accumulated depreciation.......................      131,553     116,890
                                                        ----------   ----------
  Plant and equipment, net............................       54,163      64,966
                                                        ----------   ----------
Other Assets:
 Notes receivable, net of reserves of $5,473 in 1997
  and $3,041 in 1998..................................       11,688      18,461
 Investments in marketable securities, restricted.....        5,597         --
 Investment in related party limited partnership......       16,233         --
 Deferred tax assets..................................          --       71,776
 Deferred financing costs, net of accumulated amorti-
  zation of $0 in 1997 and $234 in 1998...............          293      43,046
 Goodwill, net of accumulated amortization of $6,128
  in 1997 and $7,139 in 1998..........................       17,356      14,179
 Covenants not-to-compete, net of accumulated amorti-
  zation of $9,781 in 1997 and $10,009 in 1998........        2,189      50,058
 Capitalized software, net of accumulated amortization
  of $7,925 in 1997 and $9,932 in 1998................       11,674      22,593
 Other assets, net of accumulated amortization of
  $6,186 in 1997 and $6,163 in 1998...................        6,883       5,967
                                                        ----------   ----------
  Total other assets..................................       71,913     226,080
                                                        ----------   ----------
                                                        $   212,978  $  387,891
                                                        ==========   ==========
Liabilities and Stockholder's Equity (Deficit)
Current Liabilities:
 Current portion of long-term debt, including related
  party debt of $417 in 1997..........................  $     7,970  $    7,646
 Accounts payable.....................................       46,050      44,596
 Insurance reserves...................................       10,202       9,633
 Accrued compensation.................................       11,788      16,295
 Accrued income taxes.................................        8,414       6,501
 Other accrued liabilities............................       27,431      30,398
                                                        ----------   ----------
  Total current liabilities...........................      111,855     115,069
                                                        ----------   ----------
Long-term Liabilities:
 Long-term debt, less current portion above...........       36,438     720,480
 Insurance reserves...................................       27,256      15,132
 Other accrued liabilities............................       11,311      20,985
                                                        ----------   ----------
  Total long-term liabilities.........................       75,005     756,597
                                                        ----------   ----------
Commitments and Contingencies
Stockholder's Equity (Deficit):
 Common stock, par value $0.01 per share; 3,000 shares
  authorized; 10 shares issued and outstanding........          --          --
 Additional paid-in capital...........................          --      114,737
 Retained earnings (deficit)..........................       25,910    (598,209)
 Accumulated other comprehensive income...............          208        (303)
                                                        ----------   ----------
  Total stockholder's equity (deficit)................       26,118    (483,775)
                                                        ----------   ----------
                                                        $   212,978  $  387,891
                                                        ==========   ==========

   The accompanying notes are an integral part of these consolidated balance sheets.

                        Domino's, Inc. and Subsidiaries

                       Consolidated Statements of Income

                                          ------------------------------------
                                                  For the Years Ended
                                          ------------------------------------
                                          December 29, December 28, January 3,
                                                  1996         1997       1999
Dollars in thousands                      ------------ ------------ ----------
Revenues:
 Corporate stores........................  $   336,585  $   376,837 $  409,413
 Domestic franchise royalties............       93,404      102,360    112,222
 Domestic distribution...................      494,173      513,097    599,121
 International...........................       45,775       52,496     56,022
                                           ----------   ----------  ----------
  Total revenues.........................      969,937    1,044,790  1,176,778
                                           ----------   ----------  ----------
Operating Expenses:
 Cost of sales...........................      717,214      757,604    858,411
 General and administrative..............      196,222      222,182    248,098
                                           ----------   ----------  ----------
  Total operating expenses...............      913,436      979,786  1,106,509
                                           ----------   ----------  ----------
Income from Operations                          56,501       65,004     70,269
Interest Income..........................          411          447        730
Interest Expense.........................        6,301        3,980      7,051
                                           ----------   ----------  ----------
Income Before Provision (benefit) for
 Income Taxes............................       50,611       61,471     63,948
 Provision (benefit) for income taxes....       30,884          366    (12,928)
                                           ----------   ----------  ----------
Net Income...............................  $    19,727  $    61,105 $   76,876
                                           ==========   ==========  ==========


 The accompanying notes are an integral part of these consolidated statements.

                        Domino's, Inc. and Subsidiaries

                Consolidated Statements of Comprehensive Income

                                          ------------------------------------
                                                  For the Years Ended
                                          ------------------------------------
                                          December 29, December 28, January 3,
                                                  1996         1997       1999
Dollars in thousands                      ------------ ------------ ----------
Net Income............................... $   19,727   $   61,105   $   76,876
Other Comprehensive Income, Before Tax:
 Currency translation adjustment.........       (124)        (120)         (44)
 Unrealized gain (loss) on investments in
  marketable securities..................         57          439         (497)
                                          ----------   ----------   ----------
                                                 (67)         319         (541)
Tax Attributes of Items of Other
 Comprehensive Income:                            (3)         (26)          30
                                          ----------   ----------   ----------
Other Comprehensive Income, net of tax...        (70)         293         (511)
                                          ----------   ----------   ----------
Comprehensive Income..................... $   19,657   $   61,398   $   76,365
                                          ==========   ==========   ==========



 The accompanying notes are an integral part of these consolidated statements.

                        Domino's, Inc. and Subsidiaries

           Consolidated Statements of Stockholder's Equity (Deficit)

                          ------------------------------------------------------------
                                                                Accumulated Other
                                                               Comprehensive Income
                                                            --------------------------
                                                                            Unrealized
                                                                           Gain (Loss)
                                     Additional   Retained     Currency on Investments
                              Common    Paid-in   Earnings  Translation  in Marketable
                               Stock    Capital  (Deficit)   Adjustment     Securities
Dollars in thousands      ---------  ---------- ---------   ----------- --------------
Balance at December 31,
 1995...................  $      --  $      --  $ (54,510)   $     (15)   $      --
Net income..............         --         --     19,727           --           --
Currency translation
 adjustment.............         --         --         --         (124)          --
Unrealized gain on
 investments in
 marketable securities..         --         --         --           --           54
                          ---------  ---------  ---------    ---------    ---------
Balance at December 29,
 1996...................         --         --    (34,783)        (139)          54
Net income..............         --         --     61,105           --           --
Distributions to Parent.         --         --       (412)          --           --
Currency translation
 adjustment.............         --         --         --         (120)          --
Unrealized gain on
 investments in
 marketable securities..         --         --         --           --          413
                          ---------  ---------  ---------    ---------    ---------
Balance at December 28,
 1997...................         --         --     25,910         (259)         467
Net income..............         --         --     76,876           --           --
Capital contributions
 from Parent............                50,430         --           --           --
Distributions to Parent.         --         --   (690,688)          --           --
Currency translation
 adjustment.............         --         --         --          (44)          --
Unrealized loss on
 investments in
 marketable securities..         --         --         --           --         (467)
Recognition of deferred
 tax assets as part of
 Recapitalization.......         --         --     54,000           --           --
Reclassification of S
 Corporation
 undistributed earnings
 upon conversion to C
 Corporation............         --     64,307    (64,307)          --           --
                          ---------  ---------  ---------    ---------    ---------
Balance at January 3,
 1999...................  $      --  $ 114,737  $(598,209)   $    (303)   $      --
                          =========  =========  =========    =========    =========


 The accompanying notes are an integral part of these consolidated statements.

                        Domino's, Inc. and Subsidiaries

                     Consolidated Statements of Cash Flows

                                        -------------------------------------
                                                For the Years Ended
                                        -------------------------------------
                                        December 29,  December 28,  January 3,
                                                1996          1997        1999
                                        ------------  ------------  ---------
Dollars in Thousands
Cash Flows from Operating Activities:
 Net income............................   $   19,727    $   61,105  $   76,876
 Adjustments to reconcile net income to
  net cash provided by operating
  activities--
   Depreciation and amortization.......       15,486        16,939      23,123
   Provision (benefit) for losses on
    accounts and notes receivable......          942         1,131      (3,212)
   Loss on sale of plant and equipment.          353         1,197       1,570
   Provision (benefit) for deferred
    Federal income taxes...............       12,204            --     (27,587)
   Changes in operating assets and
    liabilities--
    Increase in accounts receivable....       (4,297)      (13,130)     (6,254)
    (Increase) decrease in inventories
     and prepaid expenses and other....       (3,987)      (15,512)      4,531
    Increase in accounts payable and
     accrued liabilities...............       19,495        26,156       7,989
    Decrease in insurance reserves.....       (6,698)       (4,805)    (12,693)
                                          ---------     ---------   ---------
     Net cash provided by operating
      activities.......................       53,225        73,081      64,343
                                          ---------     ---------   ---------
Cash Flows from Investing Activities:
 (Increase) decrease in other assets...        3,125          (790)          2
 Repayments of notes receivable........        2,340         2,381         414
 Proceeds from sale of plant and
  equipment............................          784            52       5,587
 Purchases of franchise stores and
  commissaries.........................       (3,513)      (13,692)     (1,534)
 Purchases of plant and equipment......      (15,472)      (31,625)    (48,359)
 (Purchases) sales of investments in
  marketable securities................       (2,248)       (2,832)      5,130
                                          ---------     ---------   ---------
     Net cash used in investing
      activities.......................      (14,984)      (46,506)    (38,760)
                                          ---------     ---------   ---------
Cash Flows from Financing Activities:
 Proceeds from issuance of long-term
  debt.................................           --        35,800     722,056
 Cash paid for financing costs.........           --          (293)    (43,280)
 Distributions to Parent...............           --          (412)   (666,020)
 Repayments of long-term debt..........      (40,402)      (61,583)    (38,338)
                                          ---------     ---------   ---------
     Net cash used in financing
      activities.......................      (40,402)      (26,488)    (25,582)
                                          ---------     ---------   ---------
Effect of Exchange Rate Changes on
 Cash..................................          (19)         (214)          9
                                          ---------     ---------   ---------
Increase (decrease) in Cash............       (2,180)         (127)         10
Cash, at beginning of year.............        2,412           232         105
                                          ---------     ---------   ---------
Cash, at end of year...................   $      232    $      105  $      115
                                          =========     =========   =========

 The accompanying notes are an integral part of these consolidated statements.

                        Domino's, Inc. and Subsidiaries

                   Notes to Consolidated Financial Statements

(1) Summary of Significant Accounting Policies

Principles of Consolidation
The accompanying consolidated financial statements include the accounts of Domino's, Inc. (formerly known as Domino's Pizza International Payroll Services, Inc.) (Domino's), a Delaware corporation, and its wholly-owned subsidiaries (collectively, the Company). All significant intercompany accounts and transactions have been eliminated. Domino's is a wholly-owned subsidiary of TISM, Inc. (the Parent).

Parent's Recapitalization
On December 21, 1998, the Parent effected a merger with TM Transitory Merger Corporation (TMTMC) in a leveraged recapitalization transaction whereby TMTMC was merged with and into the Parent with the Parent being the surviving entity (the Recapitalization). TMTMC had no operations and was formed solely for the purpose of effecting the Recapitalization. As part of the Recapitalization, the Company incurred significant debt and distributed significantly all of the proceeds to the Parent, which used those proceeds, along with proceeds from the issuance of two classes of common stock and one class of preferred stock, to fund the purchase of 93% of the outstanding common stock of the Parent from a Company Director and certain members of his family.

As part of the Recapitalization, the Company entered into a consulting agreement under which it is committed to pay a Company Director and former majority Parent stockholder $1 million in fiscal 1999 and an additional $4.5 million over nine years beginning in fiscal 2000. The entire $5.5 million has been recorded as a charge to retained earnings as a component of purchase price for the common stock.

As part of the Recapitalization, certain Company executives received stock options for the purchase of Parent common stock and preferred stock.

Prior to December 1998, Domino's was an indirectly wholly-owned subsidiary of Domino's Pizza, Inc. (DPI). During December 1998 and before the
Recapitalization, DPI distributed its ownership interest in Domino's to the Parent. The Parent then contributed its ownership interest in DPI, which had been a wholly-owned subsidiary of the Parent, to Domino's, effectively converting Domino's from a subsidiary of DPI into DPI's parent.

The accompanying consolidated financial statements and these Notes to Consolidated Financial Statements include the results of operations of DPI and its wholly-owned subsidiaries (including Domino's) for the periods prior to the Recapitalization.

Domino's amended its charter in December 1998 to increase the total number of authorized shares of common stock from 1,000 to 3,000 and decreased the par value of these shares from $1.00 per share to $0.01 per share. Shares of common stock issued and outstanding were 10 for the years ended December 29, 1996, December 28, 1997 and January 3, 1999.

Fiscal Year
The Company's fiscal year ends on the Sunday closest to December 31. The 1996 fiscal year ended December 29, 1996; the 1997 fiscal year ended December 28, 1997; and the 1998 fiscal year ended January 3, 1999. Each of the fiscal years consists of fifty-two weeks except for fiscal year 1998 which consists of fifty-three weeks.

                        Domino's, Inc. and Subsidiaries

Inventories
Inventories are valued at the lower of cost (on a first-in, first-out basis) or market.

Inventories at December 28, 1997 and January 3, 1999 are comprised of the following (In thousands):

                                                           --------------------
                                                                1997       1998
                                                           ---------  ---------
Equipment and supplies for sale to stores................. $  20,968  $   9,947
Food inventory............................................    11,840     12,039
                                                           ---------  ---------
                                                              32,808     21,986
Less--Inventory reserves..................................       837      1,852
                                                           ---------  ---------
Inventories, net.......................................... $  31,971  $  20,134
                                                           =========  =========

Notes Receivable
During the normal course of business, the Company often provides financing to franchisees (i) to stimulate new franchise store growth, (ii) to finance the sale of corporate stores to franchisees and (iii) to facilitate rapid new equipment rollouts. Substantially all of the related notes receivable require monthly payments of principal and interest, or monthly payments of interest only, generally ranging from 8% to 14%, with balloon payments of the remaining principal due one to ten years from the original issuance date. Such notes are generally secured by the assets sold. In financing these transactions, the Company derives benefits other than interest income. Given the nature of these borrower/lender relationships, the Company, in essence, makes its own market in these notes. The carrying amounts of these notes approximate fair value.

During 1998, the Company modified certain criteria it uses to determine allowance for bad debts for notes receivable. As a result of this change, the Company recognized a benefit for losses on notes receivable of approximately $3.7 million during fiscal 1998 which is reflected in the accompanying 1998 consolidated statement of income.

Plant and Equipment
Additions to plant and equipment are recorded at cost. Depreciation for financial reporting purposes is provided using the straight-line method over the estimated useful lives of the related assets. Such lives are generally three to seven years for equipment, twenty years for buildings and improvements, three years for vehicles and five years or the term of the lease including renewal options, whichever is shorter, for leasehold and other improvements. Depreciation expense was approximately $11,798,000, $13,358,000 and $16,593,000 in 1996, 1997 and 1998, respectively.

Investments in Marketable Securities
The Company accounts for its investments in marketable securities in accordance with Statement of Financial Accounting Standards (SFAS) No. 115, "Accounting for Certain Investments in Debt and Equity Securities."

As of December 28, 1997, the Company had investments in marketable securities of $5,597,000, comprised of both debt and equity securities. These investments were classified as available-for-sale and were stated at aggregate fair value in the accompanying 1997 consolidated balance sheet. Unrealized gains at December 28, 1997 were $536,000 and unrealized losses were $69,000, both net of tax. For purposes of determining realized gains and losses, the cost of securities sold is based upon the specific identification method.

The Company had placed these investments in "rabbi trusts", whereby the amounts were irrevocably set aside to fund the Company's obligations under its nonqualified executive and managerial deferred compensation plans (Note 5). These plans were terminated during 1998 and all related investments in marketable securities were sold with the proceeds being paid to the participants in the plans.

Deferred Financing Costs
Deferred financing costs include debt issuance costs primarily incurred by the Company as part of the Recapitalization. Amortization is provided using the effective interest rate method over the terms of the respective debt instruments to which the costs relate and is included in interest expense in the accompanying consolidated statements of income.

                        Domino's, Inc. and Subsidiaries

As part of the Recapitalization, the Company paid financing costs to affiliates of Parent stockholders of approximately $21.1 million. Approximately $14.4 million of these expenditures were treated by the Company as capitalizable deferred financing costs while approximately $6.7 million of these expenditures were made on behalf of the Parent and were treated as distributions to the Parent.

Goodwill and Covenants Not-to-Compete
Goodwill arising primarily from franchise acquisitions has been recorded at cost and is being amortized using the straight-line method over periods not exceeding twenty years. Amortization of goodwill was approximately $901,000, $1,437,000 and $1,957,000 in 1996, 1997 and 1998, respectively.

Covenants not-to-compete, primarily obtained as a part of the Recapitalization (Note 7), have been recorded at cost and are being amortized using an accelerated method over a three year period for the covenant not-to-compete with a Company Director and former majority Parent stockholder. Other covenants not-to-compete are being amortized using the straight-line method over periods not exceeding twenty years. Amortization of covenants not-to-compete was approximately $668,000, $756,000 and $2,222,000 in 1996, 1997 and 1998,
respectively.

Management reviews the realizability of goodwill and covenants not-to-compete annually by comparing the future cash flows expected to result from these assets to the carrying amounts of the related assets.

Capitalized Software
The American Institute of Certified Public Accountants has issued Statement of Position (SOP) 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use", which requires entities to capitalize and amortize certain costs and currently expense certain other costs incurred for software developed or obtained for internal use. Adoption of this SOP did not have a significant impact on the accompanying consolidated financial statements.

Capitalized software is recorded at cost and includes purchased, internally developed and externally developed software used in the Company's operations. Amortization for financial reporting purposes is provided using the straight-line method over the estimated useful lives of the software, which range from two to seven years. Amortization expense was approximately $1,472,000, $823,000 and $1,978,000 in 1996, 1997 and 1998, respectively.

Other Assets
Other assets primarily include equity investments in international franchisees, organizational costs, deposits and other intangibles primarily arising from franchise acquisitions. Amortization of organizational costs and other intangibles is provided using the straight-line method over the estimated useful lives of the amortizable assets. Amortization expense was approximately $647,000, $564,000 and $376,000 in 1996, 1997 and 1998, respectively.

Other Accrued Liabilities
Current and long-term other accrued liabilities primarily include accruals for sales, income and other taxes, legal reserves, marketing and advertising expenses, store operating expenses, deferred revenues, deferred compensation and a consulting fee payable to a Company Director and former majority Parent stockholder.

Revenue Recognition
Corporate store revenues are comprised of retail sales of food through Company-owned stores located in the contiguous U.S. and are recognized when the food is delivered to or carried out by customers.

Domestic franchise royalties are primarily comprised of royalties and fees from franchisees with operations in the contiguous U.S. and are recognized as revenue when earned.

Domestic distribution revenues are comprised of sales of food, equipment and supplies to franchised stores located in the contiguous U.S. and are recognized as revenue upon shipment of the related products to franchisees.

International revenues are primarily comprised of sales of food and royalties and fees from foreign, Alaskan and Hawaiian franchisees and are recognized consistently with the policies applied for revenues generated in the contiguous U.S.

                        Domino's, Inc. and Subsidiaries

Advertising Costs
Advertising costs are expensed as incurred. Advertising expense was approximately $38.1 million, $40.5 million and $41.2 million during 1996, 1997 and 1998, respectively, and is included in general and administrative expenses in the accompanying consolidated statements of income.

Self-Insurance
The Company is partially self-insured for property and health insurance risks and, for periods up to December 20, 1998, was partially self-insured for workers' compensation, general liability and owned and non-owned auto programs.

The Company's health insurance program provides coverage for life, medical, dental and accidental death and dismemberment (AD&D) claims. Self-insurance limitations for medical and dental per a covered individual's lifetime were $2.0 million in 1996, 1997 and 1998. The AD&D and life insurance components of the health insurance program are fully insured by the Company through third-party insurance carriers.

Effective July 1, 1995 through June 30, 1996, the self-insurance limitations per occurrence for the workers' compensation, general liability and owned and non-owned auto programs were $500,000, plus a one-time otherwise recoverable amount of $500,000 in excess of $500,000 on the combined general liability, owned and non-owned auto programs and an additional one-time otherwise recoverable amount of $350,000 in excess of $1.0 million on the combined owned and non-owned auto programs.

Effective July 1, 1996 through December 19, 1998, the self-insurance limitations per occurrence for the workers' compensation, general liability and owned and non-owned auto programs were $500,000, plus a one-time otherwise recoverable amount of $500,000 in excess of $500,000 on the combined general liability, owned and non-owned auto programs for each policy year, except for the period from July 1, 1998 through December 19, 1998 for which there was no otherwise recoverable amount.

Total excess insurance limits for all periods were $105.0 million per occurrence under the workers' compensation, general liability and owned and non-owned auto programs.

Self-insurance reserves are determined using actuarial estimates. These estimates are based on historical information along with certain assumptions about future events. Changes in assumptions for such things as medical costs and legal actions, as well as changes in actual experience, could cause these estimates to change in the near term. In management's opinion, the accrued insurance reserves at January 3, 1999 are sufficient to cover potential aggregate losses.

Paid claims under the Company's self-insurance programs were $23.3 million in 1996, $20.0 million in 1997 and $23.4 million in 1998. Total insurance expense was approximately $25.3 million, $20.0 million and $15.9 million in 1996, 1997 and 1998, respectively, and is included in cost of sales in the accompanying consolidated statements of income. During 1998, the Company reduced self-insurance reserves by $6.7 million due to a reduction in the actuarial calculations. This reduction in expense is reflected in the 1998 insurance expense amount above.

As of January 3, 1999, the Company had deposits totaling approximately $1.0 million with the Company's third-party insurance claims administrator. This amount is included in other assets in the accompanying consolidated balance sheets.

During December 1998, the Company entered into a guaranteed cost, combined casualty insurance program that is effective for the period December 20, 1998 to December 20, 2001. The new program covers insurance claims on a first dollar basis for workers' compensation, general liability and owned and non-owned auto liability. Total insurance limits under the new program are $106.0 million per occurrence for general liability and owned and non-owned auto liability and up to the applicable statutory limits for workers' compensation. Under this program and as of January 3, 1999, the Company is required to make minimum premium payments of approximately $9.6 million during the first year of the policy period.

                        Domino's, Inc. and Subsidiaries

Foreign Currency Translation
The Company's foreign entities use their local currency or the U.S. dollar as the functional currency, in accordance with the provisions of SFAS No. 52, "Foreign Currency Translation." Where the functional currency is the local currency, the Company translates net assets into U.S. dollars at yearend exchange rates, while income and expense accounts are translated at average exchange rates. Translation adjustments are included in accumulated other comprehensive income in the accompanying consolidated statements of stockholder's equity (deficit) and other foreign currency transaction gains and losses are included in determining net income.

Financial Derivatives
Subsequent to January 3, 1999, the Company entered into two interest-rate swap agreements (the 1999 Swap Agreements) to effectively convert the Eurodollar component of the interest rate on a portion of the Company's debt under Term Loans A, B and C (Note 2) to a fixed rate of 5.12% beginning in January 1999 and continuing through December 2001, in an effort to reduce the impact of interest rate changes on income. The total notional amount under the 1999 Swap Agreements is initially $179 million and decreasing over time to a total notional amount of $167 million in December 2001.

As a result of generating royalty revenues from franchised operations in Japan, the Company is exposed to the effect of exchange rate fluctuations between the Japanese yen and U.S. dollar. During 1995, the Company entered into contracts to sell 12,200,000 Japanese yen every two weeks, which expired in December 1996. During 1996, the Company entered into contracts to sell 36,000,000 Japanese yen every four weeks, which expired in December 1997. During 1997, the Company entered into contracts to sell 35,000,000 Japanese yen every four weeks, which expired in December 1998. During 1998, the Company entered into contracts to sell 30,000,000 Japanese yen every four weeks, which will expire in December 1999.

Using foreign currency forward contracts enables management to minimize the effect of a fluctuating Japanese yen on its reported income. Gains and losses with respect to these contracts are recognized in income at each balance sheet date based on the exchange rate in effect at that time. No significant gains or losses were recognized under these contracts during 1996, 1997 or 1998. The carrying value of these contracts approximates fair value.

Supplemental Disclosures of Cash Flow Information
The Company paid interest of approximately $6.2 million, $3.9 million and $4.6 million during 1996, 1997 and 1998, respectively. Additionally, cash paid for Federal income taxes was approximately $10.0 million in 1996 and approximately $2.7 million in 1998. No cash was paid for Federal income taxes in 1997.

The Company made non-cash distributions to the Parent of approximately $16.6 million representing the Company's investment in a related party limited partnership and approximately $2.6 million representing various leaseholds and other assets. The Company also assumed a $5.5 million consulting agreement liability from the Parent during 1998.

Comprehensive Income
The Financial Accounting Standards Board has issued SFAS No. 130, "Reporting Comprehensive Income", which establishes standards for reporting comprehensive income and its components in a full set of financial statements. Comprehensive income is defined as the total of net income and all other non-owner changes in equity. The Company adopted this Statement in 1997. Adoption of this Statement only affects the presentation of the consolidated financial statements.

Segment Reporting
The Financial Accounting Standards Board has issued SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information", which supercedes SFAS No. 14, "Financial Reporting for Segments of a Business Enterprise", replacing the "industry segment" approach of reporting segment information with the "management" approach. The "management" approach designates the internal organization that is used by management for making operating decisions and assessing performance as the source of the reportable segments. The Company adopted this Statement in 1998. Adoption of this Statement only affects the presentation of these Notes to Consolidated Financial Statements.

                        Domino's, Inc. and Subsidiaries

Accounting for Derivative Instruments and Hedging Activities
The Financial Accounting Standards Board has issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", which requires that an entity recognize all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value. This Statement is effective for fiscal years beginning after June 15, 1999. Management has not yet quantified the impact, if any, of adopting this Statement.

Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Reclassifications
Certain amounts from fiscal 1996 and 1997 have been reclassified to conform to the fiscal 1998 presentation.

(2) Long-Term Debt

At December 28, 1997 and January 3, 1999, long-term debt consisted of the following (In thousands):

                                                          ---------------------
                                                                1997       1998
                                                          ---------  ---------
Term Loan A (see below).................................. $      --  $ 175,000
Term Loan B (see below)..................................        --    135,000
Term Loan C (see below)..................................        --    135,000
Revolving credit facility (see below)....................        --      1,700
Notes payable to franchise insurance captive, interest
 ranging up to prime plus 1.5%, due on demand, maturing
 at varying amounts through September 1999...............     7,350      6,426
Senior subordinated notes, 10 3/8% (see below)...........        --    275,000
Revolving credit notes payable to banks (see below),
 repaid during 1998......................................    35,800         --
Notes payable to related party, repaid during 1998.......       417         --
Other notes, mortgages and long-term contracts payable,
 repaid during 1998......................................       841         --
                                                          ---------  ---------
                                                             44,408    728,126
Less--Current portion....................................     7,970      7,646
                                                          ---------  ---------
                                                          $  36,438  $ 720,480
                                                          =========  =========

On November 24, 1997, DPI refinanced all obligations remaining under a previously existing credit facility through a new credit agreement (the 1997 Agreement). The 1997 Agreement provided a $93 million six-year unsecured revolving credit facility, of which up to $35 million was available for letter of credit advances. On December 21, 1998, all outstanding borrowings and accrued interest under the 1997 Agreement were repaid in full and the 1997 Agreement was terminated.

On December 21, 1998, Domino's and a subsidiary entered into a new credit agreement (the 1998 Agreement) with a consortium of banks primarily to finance a portion of the Recapitalization, to repay existing indebtedness under the 1997 Agreement and to provide available borrowings for use in the normal course of business.

The 1998 Agreement provides the following credit facilities: three term loans (Term Loan A, Term Loan B and Term Loan C) and a revolving credit facility (the Revolver). The aggregate borrowings available under the 1998 Agreement are $545 million.

The 1998 Agreement provides for borrowings of $175 million under Term Loan A, $135 million under Term Loan B and $135 million under Term Loan C. Under the terms of the 1998 Agreement, the borrowings under Term Loans A, B and C bear interest, payable at least quarterly, at either (i) the higher of (a) the specified bank's prime rate (7.75% at January 3,

                        Domino's, Inc. and Subsidiaries

1999) and (b) 0.5% above the Federal Reserve reported overnight funds rate, each plus an applicable margin of between 0.50% to 2.75% or (ii) the Eurodollar rate (5.25% at January 3, 1999) plus an applicable margin of between 1.50% to 3.75%, with margins determined based upon the Company's ratio of indebtedness to earnings before interest, taxes, depreciation and amortization (EBITDA), as defined. At January 3, 1999, the Company's effective borrowing rates were 8.25%, 8.75% and 9.00% for Term Loans A, B and C, respectively. As of January 3, 1999, all borrowings under Term Loans A, B and C were under Eurodollar contracts with interest periods of 90 days. Principal payments are required under Term Loans A, B and C, commencing at varied dates and continuing quarterly thereafter until maturity. The final scheduled principal payments on the outstanding borrowings under Term Loans A, B and C are due in December 2004, December 2006 and December 2007, respectively.

The 1998 Agreement also provides for borrowings of up to $100 million under the Revolver, of which up to $35.0 million is available for letter of credit advances and $10.0 million is available for swing-line loans. Borrowings under the Revolver (excluding the letters of credit and swing-line loans) bear interest, payable at least quarterly, at either (i) the higher of (a) the specified bank's prime rate (7.75% at January 3, 1999) and (b) 0.5% above the Federal Reserve reported overnight funds rate, each plus an applicable margin of between 0.50% to 2.00% or (ii) the Eurodollar rate (5.25% at January 3, 1999) plus an applicable margin of between 1.50% to 3.00%, with margins determined based upon the Company's ratio of indebtedness to EBITDA, as defined. Borrowings under the swing-line portion of the Revolver bear interest, payable at least quarterly, at the higher of (a) the specified bank's prime rate (7.75% at January 3, 1999) and (b) 0.5% above the Federal Reserve reported overnight funds rate, each plus an applicable margin of between 0.50% to 2.00% based upon the Company's ratio of indebtedness to EBITDA, as defined. At January 3, 1999, the Company's effective borrowing rate on swing-line loans was 9.75%. The Company also pays a commitment fee on the unused portion of the Revolver ranging from 0.25% to 0.50%, determined based upon the Company's ratio of indebtedness to EBITDA, as defined. At January 3, 1999 the commitment fee for such unused borrowings was 0.50%. The fee for letter of credit amounts outstanding at January 3, 1999 was 3.25%. As of January 3, 1999 there were $87.5 in available borrowings under the Revolver, with $10.8 million of letters of credit and $1.7 million of swing-line borrowings outstanding. The Revolver expires in December 2004.

The credit facilities included in the 1998 Agreement are (i) guaranteed by the Parent, (ii) jointly and severally guaranteed by each of Domino's domestic subsidiaries and (iii) secured by a first priority lien on substantially all of the assets of the Company.

The 1998 Agreement contains certain financial and non-financial covenants that, among other things, require the maintenance of minimum interest coverage ratios and consolidated adjusted EBITDA and maximum leverage ratios, all as defined in the 1998 Agreement, and restrict the Company's ability to pay dividends on or redeem or repurchase the Company's capital stock, incur additional indebtedness, issue preferred stock, make investments, use assets as security in other transactions and sell certain assets or merge with or into other companies.

On December 21, 1998, Domino's issued $275 million of 10 3/8% Senior Subordinated Notes due 2009 (the Notes) requiring semi-annual interest payments beginning July 15, 1999. Prior to January 15, 2002, the Company may redeem, at a fixed price, up to 35% of the Notes with the proceeds of equity offerings, if any, by the Parent or the Company. Before January 15, 2004, Domino's may redeem all, but not part, of the Notes if a change in control occurs, as defined in the Notes. Beginning January 15, 2004, Domino's may redeem some or all of the Notes at fixed redemption prices, ranging from 105.1875% of par in 2004 to 100% of par in 2007 and thereafter. In the event of a change of control, as defined in the Notes, Domino's will be obligated to repurchase Notes tendered by the holders at a fixed price. The Notes are guaranteed by each of Domino's domestic subsidiaries (non-domestic subsidiaries do not represent a material amount of revenues and assets) and are subordinated in right of payment to all existing and future senior debt of the Company.

The indenture related to the Notes restricts Domino's and its restricted subsidiaries from paying dividends or redeeming equity interests (including those of the Parent), with certain specified exceptions, unless a minimum fixed charge coverage ratio is met and such payments are limited to 50% of cumulative net income of the Company from January 4, 1999 to the payment date plus the net proceeds from any capital contributions or the sale of equity interests.

The carrying amounts of the Company's debt approximate fair value. The Company received $30 million under Term Loans B and C from a stockholder of the Parent. The Company also issued $20 million of the Notes to this stockholder.

                        Domino's, Inc. and Subsidiaries

As of January 3, 1999, maturities of long-term debt are as follows (In thousands):

                                                                      ---------
1999................................................................. $   7,646
2000.................................................................    12,220
2001.................................................................    15,165
2002.................................................................    35,017
2003.................................................................    50,068
Thereafter...........................................................   608,010
                                                                      ---------
                                                                      $ 728,126
                                                                      =========

(3) Commitments and Contingencies

Lease Commitments
The Company leases various equipment, store and commissary locations and its corporate headquarters under operating leases with expiration dates through 2009. Rent expenses totaled approximately $26.0 million, $26.9 million and $27.4 million during 1996, 1997 and 1998, respectively. As of January 3, 1999, the future minimum rental commitments for all noncancellable leases, which include approximately $22.3 million in commitments to related parties and is net of approximately $3.1 million in future minimum rental commitments which have been assigned to certain franchises, are as follows (In thousands):

                                                                         -------
1999.................................................................... $17,269
2000....................................................................  12,922
2001....................................................................  10,910
2002....................................................................   9,615
2003....................................................................   7,716
Thereafter..............................................................   8,554
                                                                         -------
                                                                         $66,986
                                                                         =======

Legal Proceedings and Related Matters
The Company is a party to lawsuits, revenue agent reviews by taxing authorities and legal proceedings, of which the majority involve workers' compensation, employment practices liability, general liability, automobile and franchisee claims arising in the ordinary course of business. In the opinion of the Company's management, these matters, individually and in the aggregate, will not have a material adverse effect on the financial condition and results of operations of the Company, and the established reserves adequately provide for the estimated resolution of such claims.

(4) Income Taxes

For fiscal year 1996, Domino's and its qualifying subsidiaries filed a consolidated Federal C Corporation income tax return with the Parent. Under the terms of a tax-sharing agreement with the Parent, the Company recorded its Federal income tax provision and liability as if it filed its own consolidated Federal income tax return. Domino's and its qualifying subsidiaries and the Parent elected S Corporation status, effective December 30, 1996, whereby the taxable income of the Company was included in the income tax returns of the Parent's shareholders. Accordingly, the tax benefit of deferred tax deductions would not accrue to the Company but rather to the Parent's shareholders. Due to the S Corporation election, the Company's 1996 provision for income taxes includes an additional $8.2 million to fully reserve its net deferred tax asset as of December 29, 1996.

As a result of the Recapitalization, the Parent, Domino's and its qualifying subsidiaries reverted to C Corporation status effective December 21, 1998 and will file a consolidated Federal income tax return. The Company recorded its Federal income tax provision and related liability for the last two weeks of fiscal year 1998 as if it filed its own consolidated

                        Domino's, Inc. and Subsidiaries

Federal income tax return in accordance with a December 1998 tax-sharing agreement. As such, the amounts classified as deferred tax assets in the accompanying 1998 consolidated balance sheet are receivable from the Parent as the ultimate taxpayer. The Company has recorded its net deferred tax asset position on the effective date of C Corporation conversion. These amounts are reflected in the accompanying 1998 consolidated balance sheet and statement of income.

Just prior to the Recapitalization, certain Domino's subsidiaries sold certain tangible and intangible assets to another Domino's subsidiary, which had revoked its S Corporation election. The gain on this transaction, while not reflected for financial reporting purposes, resulted in a Federal deferred tax asset to the Company of $54 million due to the difference in book and tax bases. This amount is reflected in deferred tax assets in the accompanying 1998 consolidated balance sheet and was credited directly to retained earnings in accordance with EITF 94-10.

The differences between the United States Federal statutory income tax rate of 35% and the consolidated effective income tax rate for fiscal year 1996 and for fiscal year 1998 (only two weeks of which was a C Corporation period) are summarized as follows (In thousands):

                                                      ------------------------
                                                        For the Years Ended
                                                      ------------------------
                                                      December 29,  January 3,
                                                              1996       1999
                                                      ------------  ----------
Federal income tax expense based on the statutory
 rate................................................  $    17,714  $   22,382
State and local taxes, net of related Federal income
 taxes...............................................        1,979       1,594
Non-resident withholding and foreign income taxes....        2,040       2,530
Non-deductible expenses..............................          580         578
Other, net...........................................        2,556        (317)
Foreign tax and other tax credits....................       (2,169)     (2,885)
Tax reserves.........................................           --      10,000
Federal deferred benefit recorded upon conversion to
 C Corporation in 1998...............................           --     (27,905)
Exclusion of income earned during S Corporation
 period in 1998......................................           --     (18,900)
Change in valuation allowance........................        8,184          --
                                                       ----------   ----------
                                                       $    30,884  $  (12,928)
                                                       ==========   ==========

The components of the 1996, 1997 and 1998 provision for income taxes are as follows (In thousands):

                                              --------------------------------
                                                    1996       1997        1998
                                              ---------  ---------   ---------
Provision (benefit) for Federal income
 taxes--
 Current provision (benefit)................. $  13,595  $  (7,419)  $   9,676
 Deferred--
  Deferred provision (benefit) ..............     4,020         --     (27,587)
  Change in valuation allowance..............     8,184         --          --
                                              ---------  ---------   ---------
   Total provision (benefit) for federal
    income taxes.............................    25,799     (7,419)    (17,911)
Provision for state and local income taxes...     3,045      5,719       2,453
Provision for non-resident withholding and
 foreign taxes...............................     2,040      2,066       2,530
                                              ---------  ---------   ---------
Provision (benefit) for income taxes......... $  30,884  $     366   $ (12,928)
                                              =========  =========   =========

During 1996, deferred income taxes arose from temporary differences in the recognition of certain items for income tax and financial reporting purposes.

During 1997, the Company reversed certain tax reserves for Federal income tax exposures it believed no longer exist. The amount of the reserves reversed was approximately $7.4 million and is included in the accompanying 1997 consolidated statement of income.

                        Domino's, Inc. and Subsidiaries

During 1998, deferred income taxes arose primarily from the basis difference created by the intercompany asset sale and the reversion to C Corporation status referred to above.

Realization of the Company's deferred tax assets is dependent upon many factors, including, but not limited to, the ability of the Company to generate sufficient taxable income. Although realization of the Company's deferred tax assets is not assured, management believes it is more likely than not that the deferred tax assets will be realized. On an ongoing basis, management will assess whether it remains more likely than not that the deferred tax assets will be realized.

As of January 3, 1999, the components of the net deferred tax asset were as follows (In thousands):

                                                                      ---------
Deferred Federal income tax assets--
 Step-up of basis on subsidiaries sale of certain assets............. $  52,374
 Self-insurance reserves.............................................     8,447
 Accruals and other reserves.........................................     8,096
 Bad debt reserves...................................................     2,189
 Depreciation, amortization and asset basis differences..............     7,422
 Deferred revenue....................................................     1,595
 Other...............................................................     3,501
                                                                      ---------
                                                                         83,624
                                                                      ---------
Deferred Federal income tax liabilities--
 Capitalized development costs.......................................     3,105
 Other...............................................................     1,077
                                                                      ---------
                                                                          4,182
                                                                      ---------
Net deferred Federal income tax asset................................ $  79,442
                                                                      =========
Net deferred state tax asset......................................... $   2,145
                                                                      =========

As of January 3, 1999, the classification of the net deferred tax asset is summarized as follows: (In thousands):

                                                -------------------------------
                                                   Current  Long-term      Total
                                                ---------  ---------  ---------
Deferred tax assets............................ $  10,830  $  74,939  $  85,769
Deferred tax liabilities.......................     1,019      3,163      4,182
                                                ---------  ---------  ---------
Net deferred tax asset......................... $   9,811  $  71,776  $  81,587
                                                =========  =========  =========

(5) Employee Benefits

The Company has a deferred salary reduction plan which qualifies under Internal Revenue Code Section 401(k). All full-time salaried and certain hourly employees of the Company who have completed one year of service and are at least 21 years of age are eligible to participate in the plan. Such employees may be able to participate in the plan after only 6 months of service if they are employed in a position regularly scheduled to work at least 1,000 hours annually. The plan requires the employer to match 50% of the first 6% of employee contributions per participant. These matching contributions vest immediately. The charges to operations for Company contributions to the plan were $883,000, $1,183,000 and $2,449,000 for 1996, 1997 and 1998, respectively.

Through December 20, 1998, the Company also had a nonqualified executive deferred compensation plan (the executive plan) available for certain executives and other key employees and a nonqualified managerial deferred compensation plan (the managerial plan) available for certain managerial employees. Under the executive plan, certain eligible executives could defer up to 25% of their annual compensation, and all other eligible participants could defer up to 20% of their annual compensation. Under the managerial plan, certain eligible employees could defer up to 15% of their annual

                        Domino's, Inc. and Subsidiaries
compensation. Both plans required a Company match of either 30% of employee contributions per participant or the Company match percentage under the Company 401(k) plan, whichever was less, with additional Company contributions permitted at the discretion of the Company. Both plans also required the Company to credit each participant's account monthly at an annualized rate equal to the prime rate of interest, as defined, plus 2%. The charges to operations for Company contributions to these plans, including interest, were $757,000, $1,326,000 and $1,883,000 in 1996, 1997 and 1998, respectively. The liability under these plans of approximately $6.0 million is included in long-term liabilities in the accompanying 1997 consolidated balance sheet. The Company terminated both the executive plan and the managerial plan and paid out the related liabilities on December 20, 1998.

Effective January 4, 1999, the Company established a nonqualified deferred compensation plan available for the members of the Company's executive team, certain other key executives and certain managerial employees. Under this plan, the participants may defer up to 40% of their annual compensation. The plan requires the Company to match 30% with respect to the first 15%, 20%, or 25% of participant salary deferrals, depending on the employee. The plan requires the Company to credit the participants' accounts following each pay period. The Company may be required to make supplemental contributions to participants' accounts depending on the earnings of the Company as defined in the plan. The participants direct the investment of their deferred compensation within seven mutual funds.

(6) Financial Instruments with Off-Balance Sheet Risk

The Company is party to stand-by letters of credit with off-balance sheet risk. The Company's exposure to credit loss for stand-by letters of credit and financial guarantees is represented by the contractual amount of these instruments. The Company uses the same credit policies in making conditional obligations as it does for on-balance sheet instruments. Total conditional commitments under letters of credit as of January 3, 1999, net of $2.4 million of a letter of credit for which the Company has recorded a liability on the accompanying 1998 consolidated balance sheet, are $8.4 million.

(7) Related Party Transactions

Leases
The Company leases its corporate headquarters under a long-term operating lease agreement with a partnership owned by a Company Director and former majority Parent stockholder. The current lease, dated December 21, 1998, replaced a previous lease agreement with the same partnership. The Company also leased two commissary locations from partnerships owned by this Company Director and former majority Parent stockholder and his family during 1996, 1997 and until August 1998 when the Company purchased the commissaries and terminated the respective leases. Total lease expense for the aforementioned leases was $14.4 million, $13.8 million and $13.6 million for 1996, 1997 and 1998, respectively, the majority of which is included in general and administrative expenses in the accompanying consolidated statements of income.

The Company was party to an agreement with an affiliated company which was owned by a Company Director and former majority Parent stockholder and members of his family, whereby the Company obtained a 50% limited partner interest in a real estate partnership which owns certain land surrounding the Company's corporate headquarters. The Company accounted for this investment using the equity method, whereby the original investment was recorded at cost and was adjusted by the Company's share of the partnership's undistributed earnings and losses, based on a formula defined in the agreement. Under the terms of this agreement, the Company leased certain of the land owned by the partnership. Total lease expense was $1.2 million for 1996, $1.3 million for 1997 and $1.4 million for 1998. In December 1998, the Company distributed its investment in the partnership to the Parent.

Aggregate future commitments under these leases are as follows (In thousands):

                                                                         -------
1999.................................................................... $ 4,258
2000....................................................................   4,371
2001....................................................................   4,486
2002....................................................................   4,606
2003....................................................................   4,544
                                                                         -------
                                                                         $22,265
                                                                         =======

                        Domino's, Inc. and Subsidiaries

Charitable Contributions
The Company made contributions of approximately $5.6 million, $6.8 million and $7.7 million in 1996, 1997 and 1998, respectively, to a charitable foundation founded and operated by a Company Director and former majority Parent stockholder. These expenses are included in general and administrative expenses in the accompanying consolidated statements of income.

Covenant Not-to-Compete
As part of the Recapitalization, the Parent entered into a covenant not-to-compete with its former majority stockholder and current Company Director. The Parent contributed this asset to the Company during 1998. The Company has capitalized the $50 million paid in consideration for the covenant not-to-compete and is amortizing this amount over the three-year term of the covenant using an accelerated amortization method. Amortization expense for 1998 was approximately $1,282,000. The net asset amount is included in covenants not-to-compete in the accompanying 1998 consolidated balance sheet.

Management Agreement
As part of the Recapitalization, the Parent and its subsidiaries (collectively, the Group) entered into a management agreement with an affiliate of a stockholder of the Parent to provide the Group with certain management services. The Company is committed to pay an amount not to exceed $2.0 million per year on an ongoing basis for management services as defined in the management agreement. The Company made a prepayment of $0.5 million in 1998 related to these ongoing managerial services for 1999. Furthermore, the Group must allow the affiliate to participate in the negotiation and consummation of future senior financing and pay the affiliate a fixed fee, as defined in the management agreement.


(8) Segment Data

The Company has three reportable segments as determined by management using the "management" approach as defined in SFAS No. 131: (1) Domestic Stores, (2) Domestic Distribution and (3) International. The Company's operations are organized by management on the combined bases of line of business and geography. The Domestic Stores segment includes Company operations with respect to all franchised and Company-owned Domino's Pizza stores throughout the contiguous United States. The Domestic Distribution segment includes the distribution of food, equipment and supplies to franchised and Company-owned Domino's Pizza stores throughout the contiguous United States. The International segment includes Company operations related to its franchising business in foreign and non-contiguous United States markets and its food distribution business in Canada, Puerto Rico, Alaska and Hawaii.

The accounting policies of the reportable segments are the same as those described in Note 1. The Company evaluates the performance of its segments and allocates resources to them based on EBITDA.

                        Domino's, Inc. and Subsidiaries

The tables below summarize the financial information concerning the Company's reportable segments for fiscal years 1996, 1997 and 1998. Intersegment Revenues are comprised of sales of food, equipment and supplies from the Domestic Distribution segment to the Domestic Stores segment. Intersegment sales prices are market based. The "Other" column as it relates to EBITDA information below includes charitable contributions, a Company Director's and former majority Parent Stockholder's salary and other corporate headquarter costs that management does not allocate to any of the reportable segments. The "Other" column as it relates to capital expenditures primarily includes capitalized software and leasehold improvements that management does not allocate to any of the reportable segments. All amounts presented below are in thousands.

                         --------------------------------------------------------------------------
                           Domestic     Domestic               Intersegment
                             Stores Distribution International     Revenues       Other        Total
                         ---------  ------------ ------------- ------------ ----------   ----------
Revenues--
 1998................... $ 521,635   $ 716,802    $   56,022   $  (117,681) $       --   $1,176,778
 1997...................   479,197     617,057        52,496      (103,960)         --    1,044,790
 1996...................   429,989     587,080        45,775       (92,907)         --      969,937

EBITDA--
 1998...................   121,890      17,972         8,685            --     (53,585)      94,962
 1997...................   106,831      15,496         8,617            --     (47,804)      83,140
 1996...................    93,700      13,503         6,867            --     (41,730)      72,340

Capital Expenditures--
 1998...................    21,795       6,825           249            --      21,107       49,976
 1997...................    26,474       7,322           511            --      11,105       45,412
 1996...................    11,898       1,616           291            --       6,082       19,887

The following table reconciles Total EBITDA above to consolidated income before provision (benefit) for income taxes:

                                            ----------------------------------
                                                  1996        1997        1998
                                            ----------  ----------  ----------
Total EBITDA............................... $   72,340  $   83,140  $   94,962
Depreciation and amortization..............    (15,486)    (16,939)    (23,123)
Interest expense...........................     (6,301)     (3,980)     (7,051)
Interest income............................        411         447         730
Loss on sale of plant and equipment........       (353)     (1,197)     (1,570)
                                            ----------  ----------  ----------
Income before provision (benefit) for
 income taxes.............................. $   50,611  $   61,471  $   63,948
                                            ==========  ==========  ==========

The following table presents the Company's geographic identifiable asset information for fiscal years 1996, 1997 and 1998 and a reconciliation to total consolidated assets:

                                               --------------------------------
                                                     1996       1997       1998
                                               ---------- ---------- ----------
Contiguous United States...................... $  138,900 $  184,482 $  304,373
International.................................      9,290     10,932     17,879
Unallocated Assets............................      7,264     17,564     65,639
                                               ---------- ---------- ----------
Total Consolidated Assets..................... $  155,454 $  212,978 $  387,891
                                               ========== ========== ==========

Unallocated assets include assets that management does not attribute to either the Contiguous United States or the International segments above and includes marketable securities, deferred financing costs and capitalized software.

No customer accounted for more than 10% of total consolidated revenues in the fiscal years ended 1996, 1997 and 1998.

                        Domino's, Inc. and Subsidiaries

(9) Periodic Financial Data (Unaudited)

The Company's convention with respect to reporting periodic financial data is such that each of the first three periods consists of twelve weeks while the last period presented consists of sixteen or seventeen weeks depending on the number of weeks in the fiscal year (See Note 1).

                                -----------------------------------------------
                                                                        Sixteen
                                        Twelve Weeks Ended          Weeks Ended
                                 March 23,   June 15, September 7, December 28,
                                      1997       1997         1997         1997
Dollars in thousands            ---------  ---------  ------------ ------------
Total revenues................. $ 230,229  $ 235,934   $ 234,085    $ 344,542
                                =========  =========   =========    =========
Income before provision for
 income taxes.................. $  13,928  $  14,888   $  12,650    $  20,005
                                =========  =========   =========    =========
Net income..................... $  13,240  $  13,993   $  11,225    $  22,647
                                =========  =========   =========    =========
                                -----------------------------------------------
                                                                      Seventeen
                                        Twelve Weeks Ended          Weeks Ended
                                 March 22,   June 14, September 6,   January 3,
                                      1998       1998         1998         1999
Dollars in thousands            ---------  ---------  ------------ ------------
Total revenues................. $ 255,856  $ 262,302   $ 265,268    $ 393,352
                                =========  =========   =========    =========
Income before provision
 (benefit) for income taxes.... $  13,801  $  15,517   $  15,289    $  19,341
                                =========  =========   =========    =========
Net income..................... $  12,651  $  14,381   $  14,133    $  35,711
                                =========  =========   =========    =========

(10) Pro Forma Financial Data (Unaudited)

The following unaudited pro forma financial data is presented to illustrate the estimated effects on net income if the Company had not elected S Corporation status for fiscal year 1997 and substantially all of fiscal year 1998. Management estimates that the provision for income taxes would have increased and net income would have decreased by approximately $18.0 million in 1997 and approximately $18.9 million in 1998 had the Company remained a C Corporation for those periods.

                                              ----------------------------------
                                                    1997     1997 Pro
                                                 Company        Forma   1997 Pro
                                              Historical  Adjustments      Forma
Dollars in thousands                          ----------  ----------- ----------
Total revenues..............................  $1,044,790  $       --  $1,044,790
Income before provision for income taxes....      61,471          --      61,471
Provision for income taxes..................         366      18,000      18,366
                                              ----------  ---------   ----------
Net income..................................  $   61,105  $  (18,000) $   43,105
                                              ==========  =========   ==========
Comprehensive income........................  $   61,398  $  (18,144) $   43,254
                                              ==========  =========   ==========
                                              ----------------------------------
                                                    1998     1998 Pro
                                                 Company        Forma   1998 Pro
                                              Historical  Adjustments      Forma
Dollars in thousands                          ----------  ----------- ----------
Total revenues..............................  $1,176,778  $       --  $1,176,778
Income before provision (benefit) for income
 taxes......................................      63,948          --      63,948
Provision (benefit) for income taxes........     (12,928)     18,900       5,972
                                              ----------  ---------   ----------
Net income..................................  $   76,876  $  (18,900) $   57,976
                                              ==========  =========   ==========
Comprehensive income........................  $   76,365  $  (18,736) $   57,629
                                              ==========  =========   ==========

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

  You should rely only upon the information contained in this prospectus. We have not authorized any other person to provide you with different informa-tion. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.

                               ----------------

                               TABLE OF CONTENTS

                                                                                         Page
                                                                                         ----
Prospectus Summary......................................................................   1
Risk Factors............................................................................  15
Recent Developments ....................................................................  21
Use of Proceeds.........................................................................  22
Capitalization..........................................................................  23
Unaudited Pro Forma Condensed Consolidated Financial Data ..............................  24
Selected Historical Consolidated Financial Data.........................................  29
Management's Discussion and Analysis of Financial Condition and Results of Operations ..  31
Business................................................................................  37
Management .............................................................................  46
Principal Stockholders..................................................................  52
Certain Relationships and Related Transactions..........................................  54
Description of Senior Credit Facilities.................................................  55
Description of Exchange Notes...........................................................  57
The Exchange Offer......................................................................  90
Certain Federal Income Tax Consequences.................................................  99
Plan of Distribution ................................................................... 103
Legal Matters........................................................................... 104
Independent Public Accountants.......................................................... 104
Index to Consolidated Financial Statements.............................................. F-1


-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                Domino's, Inc.

                                Exchange Offer

                                 $275,000,000

                               10 3/8% Series B
                              Senior Subordinated
                                Notes due 2009


                               ----------------

                                  PROSPECTUS

                               ----------------


                                 March  , 1999

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20 Indemnification of Directors and Officers.

The Certificate of Incorporation, as amended, and by-laws of each of Domino's, Inc. and Domino's Pizza International, Inc. provide that each corporation shall indemnify its respective directors and officers to the maximum extent permitted from time to time by the Delaware General Corporation Law ("DGCL").

Section 145 of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, against expenses actually and reasonably incurred in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 102(b)(7) permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided, however, that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, which relates to unlawful payment of dividends and unlawful stock purchases and redemptions, or (iv) for any transaction from which the director derived an improper personal benefit.

The by-laws of each of Domino's Pizza, Inc., Metro Detroit Pizza, Inc. and Domino's Franchise Holding Co. provide that each such corporation shall indemnify its respective directors and officers to the fullest extent authorized or permitted by the Michigan Business Corporation Act. Section
450.1561 of the Michigan Business Corporation Act permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to a threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, other than an action by or in the right of the corporation, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, against expenses, including attorneys' fees, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit, or proceeding, if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and with respect to a criminal action or proceeding, if the person had no reasonable cause to believe his or her conduct was unlawful.

Section 450.1562 of the Michigan Business Corporation Act further provides that a corporation may indemnify any such person serving in such capacity who was or is a party or is threatened to be made a party to a threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment its favor, against expenses (including attorneys' fees) and amounts paid in settlement actually and reasonably incurred in connection with the action or suit if the person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, except that no indemnification shall be made for a claim, issue or matter in which the person has been found liable to the corporation except to the extent authorized by the court upon application for indemnification pursuant to Section 450.1564c.

The Articles of Incorporation of Domino's Pizza International Payroll Services, Inc. empowers the corporation to broadly indemnify its directors and officers.
Section 607.0850 of the Florida Business Corporation Act permits a corporation to indemnify, in a case-by-case determination) any person who is or was a party to any proceeding by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or serving in such a capacity at the request of the corporation for another corporation, or other specified business entity, in which such person acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe his conduct was unlawful, for the amount of liability incurred in connection with such proceeding and any appeal thereof.

The directors and officers of Domino's, Domino's Pizza, Inc., Domino's Franchise Holding Co., Metro Detroit Pizza, Inc., Domino's Pizza International, Inc., Domino's Pizza International Payroll Services, Inc. and Domino's Pizza-Government Services Division, Inc. are covered under directors' and officers' liability insurance policies maintained by TISM, Inc.

Item 21 Exhibits and Financial Statement Schedules.

(a) Exhibits

 Exhibit
 Number  Description
 ------- -----------
  2.1    Agreement and Plan of Merger dated as of September 25, 1998.

  2.2    Amendment No. 1 to Agreement and Plan of Merger dated as of November
         24, 1998.

  2.3    Amendment No. 2 to Agreement and Plan of Merger dated as of November
         24, 1998.

  2.4    Amendment No. 3 to Agreement and Plan of Merger dated December 18,
         1998.

  3.1    Domino's, Inc. Amended and Restated Certificate of Incorporation.

  3.2    Domino's, Inc. Amended and Restated By-Laws.

  3.3    Domino's Pizza, Inc. Restated Articles of Incorporation.

  3.4    Domino's Pizza, Inc. By-laws.

  3.5    Metro Detroit Pizza, Inc. Restated Articles of Incorporation.

  3.6    Metro Detroit Pizza, Inc. By-Laws.

  3.7    Domino's Franchise Holding Co. Articles of Incorporation.

  3.8    Domino's Franchise Holding Co. By-Laws.

  3.9    Domino's Pizza International, Inc. Amended and Restated Certificate of
         Incorporation.

  3.10   Domino's Pizza International, Inc. Amended and Restated By-Laws.

  3.11   Domino's Pizza International Payroll Services, Inc. Articles of
         Incorporation.

  3.12   Domino's Pizza International Payroll Services, Inc. By-Laws.

  3.13   Domino's Pizza-Government Services Division, Inc. Articles of
         Incorporation.

  3.14   Domino's Pizza-Government Services Division, Inc. By-Laws.

  4.1    Indenture dated as of December 21, 1998 by and among Domino's Inc.,
         Domino's Pizza, Inc., Metro Detroit Pizza, Bluefence, Inc., Domino's
         Pizza International, Inc., Domino's Pizza International Payroll
         Services, Inc., Domino's Pizza--Government Services Division, Inc. and
         IBJ Schroder Bank and Trust Company.

  4.2 Registration Rights Agreement dated as of December 21, 1998 by and among Domino's, Inc., Domino's Pizza, Inc., Metro Detroit Pizza, Inc.,
         Bluefence, Inc., Domino's Pizza International, Inc., Domino's Pizza
         International Payroll Services, Inc., Domino's Pizza--Government
         Services Division, Inc., J.P. Morgan Securities, Inc. and Goldman,
         Sachs & Co.

  5.1    Opinion of Ropes & Gray.

  5.2    Opinion of Honigman Miller Schwartz and Cohn.

 10.1 Amended and Restated Purchase Agreement dated December 21, 1998 by and among Domino's Inc., Domino's Pizza, Inc., Metro Detroit Pizza, Inc.,
         Bluefence, Inc., Domino's Pizza International, Inc., Domino's Pizza
         International Payroll Services, Inc., Domino's Pizza--Government
         Services Division, Inc., J.P. Morgan Securities, Inc. and Goldman,
         Sachs & Co.


 Exhibit
 Number  Description
 ------- -----------
 10.2    Consulting Agreement dated December 21, 1998 by and between Domino's
         Pizza, Inc. and Thomas S. Monaghan.

 10.3    Lease Agreement dated as of December 21, 1998 by and between Domino's
         Farms Office Park Limited Partnership and Domino's Pizza, Inc.

 10.4 Management Agreement by and among TISM, Inc., each of its direct and indirect subsidiaries and Bain Capital Partners VI, L.P.

 10.5 Stockholders Agreement dated as of December 21, 1998 by and among TISM, Inc., Domino's, Inc., Bain Capital Fund VI, L.P., Bain Capital
         VI Coinvestment Fund, L.P., BCIP, PEP Investments PTY Ltd., Sankaty
         High Yield Asset Partners, L.P., Brookside Capital Partners Fund,
         L.P., RGIP, LLC, DP Investors I, LLC, DP Investors II, LLC, J.P.
         Morgan Capital Corporation, Sixty Wall Street Fund, L.P., DP
         Transitory Corporation, Thomas S. Monaghan, individually and in his capacity as trustee, and Marjorie Monaghan, individually and in her capacity as trustee, Harry J. Silverman, Michael D. Soignet, Stuart K.
         Mathis, Patrick Kelly, Gary M. McCausland and Cheryl Bachelder.
 10.6    Senior Executive Deferred Bonus Plan of Domino's, Inc. dated as of
         December 21, 1998.
 10.7    Domino's Pizza, Inc. Deferred Compensation Plan adopted effective
         January 4, 1999.
 10.8    TISM, Inc. Stock Option Plan.
 10.9    Severance Agreement dated as of August 4, 1998 between Domino's Pizza,
         Inc. and Stuart Mathis.
 10.10   Severance Agreement dated as of August 4, 1998 between Domino's Pizza,
         Inc. and Pat Kelly.
 10.11   Severance Agreement dated as of August 4, 1998 between Domino's Pizza,
         Inc. and Harry J. Silverman.
 10.12   Severance Agreement dated as of August 4, 1998 between Domino's Pizza,
         Inc. and Gary McCausland.
 10.13   Severance Agreement dated as of August 4, 1998 between Domino's Pizza,
         Inc. and Cheryl Bachelder.
 10.14   Severance Agreement dated as of August 4, 1998 between Domino's Pizza,
         Inc. and Michael D. Soignet.
 10.15   Credit Agreement dated as of December 21, 1998 by and among Domino's,
         Inc., Bluefence, Inc., J.P. Morgan Securities, Inc., Morgan Guaranty
         Trust Company of New York, Bank One and Comerica Bank.

 10.16   Borrower Pledge Agreement dated as of December 21, 1998 by and among
         Domino's, Inc., Bluefence, Inc. and Morgan Guaranty Trust Company of
         New York, as Collateral Agent.

 10.17   Subsidiary Pledge Agreement dated as of December 21, 1998 by and among
         Domino's Pizza, Inc., Metro Detroit Pizza, Inc., Domino's Pizza
         International, Inc., Domino's Pizza International Payroll Services,
         Inc., Domino's Pizza--Government Services Division, Inc. and Morgan
         Guaranty Trust Company of New York, as Collateral Agent.

 10.18   Borrower Security Agreement dated as of December 21, 1998 by and among
         Domino's, Inc., and Morgan Guaranty Trust Company of New York, as
         Collateral Agent.

 10.19 Subsidiary Security Agreement dated as of December 21, 1998 by and among Domino's Pizza, Inc., Metro Detroit Pizza, Inc., Domino's Pizza
         International, Inc., Domino's Pizza International Payroll Services,
         Inc., Domino's Pizza--Government Services Division, Inc. and Morgan
         Guaranty Trust Company of New York, as Collateral Agent.

 10.20 Collateral Account Agreement dated as of December 21, 1998 by and among Domino's, Inc., Bluefence, Inc. and Morgan Guaranty Trust
         Company of New York, as Collateral Agent.

 12.1    Statement Regarding Computation of Ratio of Earnings to Fixed Charges.

 23.1    Consent of Arthur Andersen LLP.
 23.2    Consent of Ropes & Gray (See Exhibit 5.1).
 23.3    Consent of Honigman Miller Schwartz and Cohn (See Exhibit 5.2).
 24.1    Powers of Attorney (See Signature Pages).

 25.1    Statement of Eligibility on Form T-1 of IBJ Whitehall Bank & Trust
         Company as Trustee under the Indenture.

 27.1    Financial Data Schedule.
 99.1    Form of Letter of Transmittal.*
 99.2    Form of Notice of Guaranteed Delivery.*
 99.3    Form of Exchange Agent Agreement.*

---------
* To be filed by amendment.

(b) The following Consolidated Financial Statement Schedules of Domino's, Inc. for the Three Years Ended January 3, 1999 are included in this Registration Statement.

                        DOMINO'S, INC. and SUBSIDIARIES

                 SCHEDULE II--VALUATION and QUALIFYING ACCOUNTS
                             (Dollars In Thousands)

                          Balance            * Additions/              Balance
                         Beginning Provision  Deductions   Translation End of
                          of Year  (Benefit) from Reserves Adjustments  Year
                         --------- --------- ------------- ----------- -------
Allowance for doubtful
 accounts receivable
  1998..................   3,978       174      (1,362)          4      2,794
  1997..................   5,223       904      (2,128)        (21)     3,978
  1996..................   5,235     1,140      (1,138)        (14)     5,223
Allowance for doubtful
 notes receivable
  1998..................   5,708    (3,386)        837           6      3,165
  1997..................   5,725       227        (222)        (22)     5,708
  1996..................   4,522      (198)      1,397           4      5,725

---------
*Consists primarily of write-offs and recoveries of bad debts

Item 22 Undertakings.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants, pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by any such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether or not such indemnification is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

The undersigned registrants hereby undertake:

  (1) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

  (2) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

  (3) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (4) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Domino's, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ann Arbor, State of Michigan, on the 19th day of March, 1999.

                                       Domino's, Inc.

                                                 /s/ Harry J. Silverman
                                       By: ____________________________________
                                         Name: Harry J. Silverman
                                         Title: Vice President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 19th day of March, 1999. KNOW ALL MEN BY THESE PRESENTS that each officer and director of Domino's, Inc. whose signature appears below constitutes and appoints Harry J. Silverman, Mark E. Nunnelly and Robert F. White, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to execute any and all amendments, including any post-effective amendments and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

              Signature                        Title
              ---------                        -----

        /s/ Harry J. Silverman          Vice President
______________________________________   (Principal
          Harry J. Silverman             Executive,
                                         Financial and
                                         Accounting
                                         Officer)

        /s/ Thomas S. Monaghan          Director
______________________________________
          Thomas S. Monaghan

         /s/ Mark E. Nunnelly           Director
______________________________________
           Mark E. Nunnelly

         /s/ Robert F. White            Director
______________________________________
           Robert F. White

        /s/ Jonas L. Steinman           Director
______________________________________
          Jonas L. Steinman

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Domino's Pizza, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ann Arbor, State of Michigan, on the 19th day of March, 1999.

                                       Domino's Pizza, Inc.

                                                 /s/ Harry J. Silverman
                                       By: ____________________________________
                                         Name: Harry J. Silverman
                                         Title: Vice President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 19th day of March, 1999.

              Signature                       Title
              ---------                       -----

        /s/ Harry J. Silverman         Director and Vice
______________________________________  President
          Harry J. Silverman            (Principal
                                        Executive,
                                        Financial and
                                        Accounting
                                        Officer)

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Metro Detroit Pizza, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ann Arbor, State of Michigan, on the 19th day of March, 1999.

                                       Metro Detroit Pizza, Inc.

                                                 /s/ Harry J. Silverman
                                       By: ____________________________________
                                         Name: Harry J. Silverman
                                         Title: President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 19th day of March, 1999.

              Signature                        Title
              ---------                        -----

       /s/ Harry J. Silverman           Director and
______________________________________   President
          Harry J. Silverman             (Principal
                                         Executive,
                                         Financial and
                                         Accounting
                                         Officer)

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Domino's, Franchise Holding Co. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ann Arbor, State of Michigan, on the 19th day of March, 1999.

                                       Domino's Franchise Holding Co.

                                                 /s/ Harry J. Silverman
                                       By: ____________________________________
                                         Name: Harry J. Silverman
                                         Title: President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 19th day of March, 1999.

              Signature                        Title
              ---------                        -----

       /s/ Harry J. Silverman           Director and
______________________________________   President
          Harry J. Silverman             (Principal
                                         Executive,
                                         Financial and
                                         Accounting
                                         Officer)

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Domino's Pizza International, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ann Arbor, State of Michigan, on the 19th day of March, 1999.

                                       Domino's Pizza International, Inc.

                                                 /s/ Harry J. Silverman
                                       By: ____________________________________
                                         Name: Harry J. Silverman
                                         Title: President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 19th day of March, 1999.

              Signature                        Title
              ---------                        -----

        /s/ Harry J. Silverman          Director and
______________________________________   President
          Harry J. Silverman             (Principal
                                         Executive,
                                         Financial and
                                         Accounting
                                         Officer)

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Domino's Pizza International Payroll Services, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ann Arbor, State of Michigan, on the 19th day of March, 1999.

                                       Domino's Pizza International Payroll
                                       Services, Inc.

                                                 /s/ Harry J. Silverman
                                       By: ____________________________________
                                         Name: Harry J. Silverman
                                         Title: President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 19th day of March, 1999.

              Signature                        Title
              ---------                        -----

        /s/ Harry J. Silverman          Director and
______________________________________   President
          Harry J. Silverman             (Principal
                                         Executive,
                                         Financial and
                                         Accounting
                                         Officer)

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Domino's Pizza-- Government Services Division, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ann Arbor, State of Michigan, on the 19th day of March, 1999.

                                       Domino's Pizza--Government Services
                                       Division, Inc.

                                                 /s/ Harry J. Silverman
                                       By: ____________________________________
                                         Name: Harry J. Silverman
                                         Title: President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 19th day of March, 1999.

              Signature                        Title
              ---------                        -----

       /s/ Harry J. Silverman           Director and
______________________________________   President
          Harry J. Silverman             (Principal
                                         Executive,
                                         Financial and
                                         Accounting
                                         Officer)

                                    EXHIBITS

 Exhibit
 Number  Description
 ------- -----------
  2.1    Agreement and Plan of Merger dated as of September 25, 1998.

  2.2    Amendment No. 1 to Agreement and Plan of Merger dated as of November
         24, 1998.

  2.3    Amendment No. 2 to Agreement and Plan of Merger dated as of November
         24, 1998.

  2.4    Amendment No. 3 to Agreement and Plan of Merger dated December 18,
         1998.

  3.1    Domino's, Inc. Amended and Restated Certificate of Incorporation.

  3.2    Domino's, Inc. Amended and Restated By-Laws.

  3.3    Domino's Pizza, Inc. Restated Articles of Incorporation.

  3.4    Domino's Pizza, Inc. By-laws.

  3.5    Metro Detroit Pizza, Inc. Restated Articles of Incorporation.

  3.6    Metro Detroit Pizza, Inc. By-Laws.

  3.7    Domino's Franchise Holding Co. Articles of Incorporation.

  3.8    Domino's Franchise Holding Co. By-Laws.

  3.9    Domino's Pizza International, Inc. Amended and Restated Certificate of
         Incorporation.

  3.10   Domino's Pizza International, Inc. Amended and Restated By-Laws.

  3.11   Domino's Pizza International Payroll Services, Inc. Articles of
         Incorporation.

  3.12   Domino's Pizza International Payroll Services, Inc. By-Laws.

  3.13   Domino's Pizza-Government Services Division, Inc. Articles of
         Incorporation.

  3.14   Domino's Pizza-Government Services Division, Inc. By-Laws.

  4.1    Indenture dated as of December 21, 1998 by and among Domino's Inc.,
         Domino's Pizza, Inc., Metro Detroit Pizza, Bluefence, Inc., Domino's
         Pizza International, Inc., Domino's Pizza International Payroll
         Services, Inc., Domino's Pizza--Government Services Division, Inc. and
         IBJ Schroder Bank and Trust Company.

  4.2 Registration Rights Agreement dated as of December 21, 1998 by and among Domino's, Inc., Domino's Pizza, Inc., Metro Detroit Pizza, Inc.,
         Bluefence, Inc., Domino's Pizza International, Inc., Domino's Pizza
         International Payroll Services, Inc., Domino's Pizza--Government
         Services Division, Inc., J.P. Morgan Securities, Inc. and Goldman,
         Sachs & Co.

  5.1    Opinion of Ropes & Gray.

  5.2    Opinion of Honigman Miller Schwartz and Cohn.

 10.1 Amended and Restated Purchase Agreement dated December 21, 1998 by and among Domino's Inc., Domino's Pizza, Inc., Metro Detroit Pizza, Inc.,
         Bluefence, Inc., Domino's Pizza International, Inc., Domino's Pizza
         International Payroll Services, Inc., Domino's Pizza--Government
         Services Division, Inc., J.P. Morgan Securities, Inc. and Goldman,
         Sachs & Co.

 10.2    Consulting Agreement dated December 21, 1998 by and between Domino's
         Pizza, Inc. and Thomas S. Monaghan.

 10.3    Lease Agreement dated as of December 21, 1998 by and between Domino's
         Farms Office Park Limited Partnership and Domino's Pizza, Inc.

 10.4 Management Agreement by and among TISM, Inc., each of its direct and indirect subsidiaries and Bain Capital Partners VI, L.P.

 10.5 Stockholders Agreement dated as of December 21, 1998 by and among TISM, Inc., Domino's, Inc., Bain Capital Fund VI, L.P., Bain Capital
         VI Coinvestment Fund, L.P., BCIP, PEP Investments PTY Ltd., Sankaty
         High Yield Asset Partners, L.P., Brookside Capital Partners Fund,
         L.P., RGIP, LLC, DP Investors I, LLC, DP Investors II, LLC, J.P.
         Morgan Capital Corporation, Sixty Wall Street Fund, L.P., DP
         Transitory Corporation, Thomas S. Monaghan, individually and in his capacity as trustee, and Marjorie Monaghan, individually and in her capacity as trustee, Harry J. Silverman, Michael D. Soignet, Stuart K.
         Mathis, Patrick Kelly, Gary M. McCausland and Cheryl Bachelder.

 Exhibit
 Number  Description
 ------- -----------
 10.6    Senior Executive Deferred Bonus Plan of Domino's, Inc. dated as of
         December 21, 1998.
 10.7    Domino's Pizza, Inc. Deferred Compensation Plan adopted effective
         January 4, 1999.
 10.8    TISM, Inc. Stock Option Plan.
 10.9    Severance Agreement dated as of August 4, 1998 between Domino's Pizza,
         Inc. and Stuart Mathis.
 10.10   Severance Agreement dated as of August 4, 1998 between Domino's Pizza,
         Inc. and Pat Kelly.
 10.11   Severance Agreement dated as of August 4, 1998 between Domino's Pizza,
         Inc. and Harry J. Silverman.
 10.12   Severance Agreement dated as of August 4, 1998 between Domino's Pizza,
         Inc. and Gary McCausland.
 10.13   Severance Agreement dated as of August 4, 1998 between Domino's Pizza,
         Inc. and Cheryl Bachelder.
 10.14   Severance Agreement dated as of August 4, 1998 between Domino's Pizza,
         Inc. and Michael D. Soignet.
 10.15   Credit Agreement dated as of December 21, 1998 by and among Domino's,
         Inc., Bluefence, Inc., J.P. Morgan Securities, Inc., Morgan Guaranty
         Trust Company of New York, Bank One and Comerica Bank.

 10.16   Borrower Pledge Agreement dated as of December 21, 1998 by and among
         Domino's, Inc., Bluefence, Inc. and Morgan Guaranty Trust Company of
         New York, as Collateral Agent.

 10.17   Subsidiary Pledge Agreement dated as of December 21, 1998 by and among
         Domino's Pizza, Inc., Metro Detroit Pizza, Inc., Domino's Pizza
         International, Inc., Domino's Pizza International Payroll Services,
         Inc., Domino's Pizza--Government Services Division, Inc. and Morgan
         Guaranty Trust Company of New York, as Collateral Agent.

 10.18   Borrower Security Agreement dated as of December 21, 1998 by and among
         Domino's, Inc., and Morgan Guaranty Trust Company of New York, as
         Collateral Agent.

 10.19 Subsidiary Security Agreement dated as of December 21, 1998 by and among Domino's Pizza, Inc., Metro Detroit Pizza, Inc., Domino's Pizza
         International, Inc., Domino's Pizza International Payroll Services,
         Inc., Domino's Pizza--Government Services Division, Inc. and Morgan
         Guaranty Trust Company of New York, as Collateral Agent.

 10.20 Collateral Account Agreement dated as of December 21, 1998 by and among Domino's, Inc., Bluefence, Inc. and Morgan Guaranty Trust
         Company of New York, as Collateral Agent.

 12.1    Statement Regarding Computation of Ratio of Earnings to Fixed Charges.

 23.1    Consent of Arthur Andersen LLP.
 23.2    Consent of Ropes & Gray (See Exhibit 5.1).
 23.3    Consent of Honigman Miller Schwartz and Cohn (See Exhibit 5.2).
 24.1    Powers of Attorney (See Signature Pages).

 25.1    Statement of Eligibility on Form T-1 of IBJ Whitehall Bank & Trust
         Company as Trustee under the Indenture.

 27.1    Financial Data Schedule.
 99.1    Form of Letter of Transmittal.*
 99.2    Form of Notice of Guaranteed Delivery.*
 99.3    Form of Exchange Agent Agreement.*

---------
* To be filed by amendment.